Exhibit 99.2

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of American Capital, Ltd.

We have audited the accompanying consolidated balance sheets of American Capital, Ltd., including the consolidated schedules of investments, as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in net assets, and cash flows for each of the three years in the period ended December 31, 2009, and the consolidated financial highlights for each of the five years in the period ended December 31, 2009. These financial statements and the financial highlights are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included verification by examination or confirmation of securities held by the custodians as of December 31, 2009 or by other appropriate auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

Since the date of completion of our audit of the accompanying financial statements and initial issuance of our report thereon dated March 1, 2010, which report contained an explanatory paragraph regarding American Capital, Ltd.’s ability to continue as a going concern, American Capital, Ltd., as discussed in Notes 2 and 19, has completed a restructuring of its unsecured borrowing arrangements and as of June 28, 2010 is no longer in default under such borrowing arrangements. Therefore, the substantial doubt about whether the Company will continue as a going concern no longer exists.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the consolidated financial position of American Capital, Ltd. at December 31, 2009 and 2008, the consolidated results of its operations, changes in its net assets and its cash flows for each of the three years in the period ended December 31, 2009, and its consolidated financial highlights for each of the five years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) American Capital, Ltd.’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 1, 2010 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

McLean, Virginia

March 1, 2010

except for Notes 2 and 19, as to which the date is

June 30, 2010

AMERICAN CAPITAL, LTD.

CONSOLIDATED BALANCE SHEETS

(in millions, except per share amounts)

	December 31,
	2009	2008
Assets
Investments at fair value (cost of $9,158 and $10,691, respectively)
Non-Control/Non-Affiliate investments (cost of $4,839 and $5,904, respectively)	$3,036	$4,182
Affiliate investments (cost of $251 and $405, respectively)	204	338
Control investments (cost of $4,068 and $4,382, respectively)	2,335	2,898
Derivative agreements (cost of $0 and $0, respectively)	1	9

Total investments at fair value	5,576	7,427
Cash and cash equivalents	835	209
Restricted cash and cash equivalents	96	71
Interest receivable	38	44
Other	127	159

Total assets	$6,672	$7,910

Liabilities and Shareholders’ Equity
Debt ($2,666 and $2,512 due within one year, respectively)	$4,142	$4,428
Derivative and option agreements (cost of $0 and $(20), respectively)	102	222
Other	99	105

Total liabilities	4,343	4,755

Commitments and contingencies
Shareholders’ equity:
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—
Common stock, $0.01 par value, 1,000.0 shares authorized, 292.9 and 214.3 issued and 280.9 and 204.7 outstanding, respectively	3	2
Capital in excess of par value	6,735	6,550
Notes receivable from sale of common stock	—	(5)
(Distributions in excess of) undistributed net realized earnings	(709)	76
Net unrealized depreciation of investments	(3,700)	(3,468)

Total shareholders’ equity	2,329	3,155

Total liabilities and shareholders’ equity	$6,672	$7,910

Net asset value per common share	$8.29	$15.41

See accompanying notes.

AMERICAN CAPITAL, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Year Ended December 31,
	2009	2008	2007
OPERATING INCOME:
Interest and dividend income
Non-Control/Non-Affiliate investments	$388	$597	$599
Affiliate investments	47	39	63
Control investments	203	314	337

Total interest and dividend income	638	950	999

Asset management and other fee income
Non-Control/Non-Affiliate investments	21	35	116
Affiliate investments	1	1	3
Control investments	37	65	122

Total asset management and other fee income	59	101	241

Total operating income	697	1,051	1,240

OPERATING EXPENSES:
Interest	256	220	287
Salaries, benefits and stock-based compensation	215	206	254
General and administrative	111	95	99

Total operating expenses	582	521	640

NET OPERATING INCOME BEFORE INCOME TAXES	115	530	600
Benefit (provision) for income taxes	20	(37)	(6)

NET OPERATING INCOME	135	493	594

Net gain on extinguishment of debt	12	—	—

Net realized (loss) gain on investments
Non-Control/Non-Affiliate investments	(253)	37	74
Affiliate investments	(3)	(22)	23
Control investments	(460)	117	101
Taxes on net realized gain	—	(54)	(6)
Foreign currency transactions	(3)	(6)	5
Derivative and option agreements	(106)	(40)	17

Total net realized (loss) gain on investments	(825)	32	214

Net unrealized (depreciation) appreciation of investments
Portfolio company investments	(340)	(3,480)	(126)
Foreign currency translation	28	(41)	98
Derivative and option agreements and other	80	(119)	(80)

Total net unrealized depreciation of investments	(232)	(3,640)	(108)

Total net (loss) gain on investments	(1,057)	(3,608)	106

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS (“NET (LOSS) EARNINGS”)	$(910)	$(3,115)	$700

NET OPERATING INCOME PER COMMON SHARE:
Basic	$0.56	$2.42	$3.42
Diluted	$0.56	$2.42	$3.36
NET (LOSS) EARNINGS PER COMMON SHARE:
Basic	$(3.77)	$(15.29)	$4.03
Diluted	$(3.77)	$(15.29)	$3.96
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	241.1	203.7	173.9
Diluted	241.1	203.7	176.9
DIVIDENDS DECLARED PER COMMON SHARE	$1.07	$3.09	$3.72

See accompanying notes.

AMERICAN CAPITAL, LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

(in millions, except per share data)

	Year Ended December 31,
	2009	2008	2007
Operations:
Net operating income	$135	$493	$594
Net gain on extinguishment of debt	12	—	—
Net realized (loss) gain on investments	(825)	32	214
Net unrealized depreciation of investments	(232)	(3,640)	(108)

Net (loss) earnings	(910)	(3,115)	700

Shareholder distributions:
Common stock dividends from net operating income	(135)	(493)	(594)
Common stock dividends in excess of net operating income	(96)	(130)	(61)

Net decrease in net assets resulting from shareholder distributions	(231)	(623)	(655)

Capital share transactions:
Issuance of common stock	232	444	2,001
Issuance of common stock under stock option plans	—	5	30
Issuance of common stock under dividend reinvestment plan	—	—	48
Purchase of common stock held in deferred compensation trusts	—	(71)	(111)
Stock-based compensation	86	81	62
Other	(3)	(7)	24

Net increase in net assets resulting from capital share transactions	315	452	2,054

Total (decrease) increase in net assets	(826)	(3,286)	2,099
Net assets at beginning of period	3,155	6,441	4,342

Net assets at end of period	$2,329	$3,155	$6,441

Net asset value per common share	$8.29	$15.41	$32.88

Common shares outstanding at end of period	280.9	204.7	195.9

See accompanying notes.

AMERICAN CAPITAL, LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Year Ended December 31,
	2009	2008	2007
Operating activities:
Net (decrease) increase in net assets resulting from operations	$(910)	$(3,115)	$700
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Net unrealized depreciation of investments	232	3,640	108
Net realized loss (gain) on investments	825	(32)	(214)
Net gain on extinguishment of debt	(12)	—	—
Accrued payment-in-kind interest and dividends on investments	(97)	(177)	(207)
Accrued payment-in-kind interest for make-whole payment on debt	22	—	—
Collection of loan origination fees	—	15	37
Amortization of deferred finance costs, premiums and discounts	13	14	8
Depreciation of property and equipment	18	18	8
Stock-based compensation	86	81	71
(Increase) decrease in interest receivable	(10)	14	(23)
Decrease in other assets	12	41	23
Decrease in other liabilities	(12)	(96)	(4)
Other	(2)	(20)	(14)

Net cash provided by operating activities	165	383	493

Investing activities:
Purchases of investments	(118)	(1,517)	(6,915)
Fundings on portfolio company revolving credit facility investments, net	(69)	(365)	(112)
Principal repayments	362	850	1,887
Proceeds from loan syndications and loan sales	410	349	1,601
Collection of payment-in-kind notes and dividends and accreted loan discounts	48	64	74
Proceeds from sale of equity investments	323	913	975
Interest rate derivative periodic payments, net	(62)	(39)	18
Capital expenditures for property and equipment	(3)	(7)	(35)
Termination of European Capital Limited put option agreement	(65)	—	—
Other	(7)	23	—

Net cash provided by (used in) investing activities	819	271	(2,507)

Financing activities:
Payments on notes payable from asset securitizations	(288)	(317)	(90)
Proceeds from issuance of notes payable from asset securitizations	—	—	830
Draws on revolving credit facilities, net	—	(79)	(100)
Proceeds from unsecured debt issuance	—	—	547
Repayments of Total Return Swap facility, net	—	—	(296)
(Increase) decrease in debt service escrows	(25)	330	(168)
Issuance of common stock	—	449	2,031
Purchase of common stock held in deferred compensation trusts	—	(71)	(111)
Distributions paid	(24)	(819)	(542)
Payment of federal income tax for deemed capital gain distribution	—	(54)	—
Other	(21)	(27)	(14)

Net cash (used in) provided by financing activities	(358)	(588)	2,087

Net increase in cash and cash equivalents	626	66	73
Cash and cash equivalents at beginning of period	209	143	77
Cash eliminated with deconsolidation of European Capital Financial Services (Guernsey) Limited	—	—	(7)

Cash and cash equivalents at end of period	$835	$209	$143

Supplemental Disclosures:
Cash paid for interest	$236	$218	$260
Cash paid for taxes	$9	$65	$10
Non-cash investing activities:
Stock proceeds received from sale of equity investments	$—	$—	$32
Non-cash financing activities:
Issuance of common stock in conjunction with special dividend	$207	$—	$—
Issuance of common stock in conjunction with acquisition of European Capital Limited	$25	$—	$—
Issuance of common stock in conjunction with dividend reinvestment plan	$—	$—	$48

See accompanying notes.

AMERICAN CAPITAL, LTD.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share data)

	Year Ended December 31,
	2009	2008	2007	2006	2005
Per Share Data:
Net asset value at beginning of the period	$15.41	$32.88	$29.42	$24.37	$21.11

Net operating income(1)	0.56	2.42	3.42	3.15	3.16
Net gain on extinguishment of debt(1)	0.05	—	—	—	—
Net realized (loss) gain on investments(1)	(3.42)	0.16	1.23	1.28	0.37
Net unrealized (depreciation) appreciation on investments(1)	(0.96)	(17.87)	(0.62)	2.20	0.15

Net (decrease) increase in net assets resulting from operations(1)	(3.77)	(15.29)	4.03	6.63	3.68
Issuance of common stock(2)	(0.70)	0.12	2.91	1.96	2.67
Shareholder distributions	(1.07)	(3.09)	(3.72)	(3.33)	(3.08)
Other, net(3)	(1.58)	0.79	0.24	(0.21)	(0.01)

Net asset value at end of period	$8.29	$15.41	$32.88	$29.42	$24.37

Ratio/Supplemental Data:
Per share market value at end of period	$2.44	$3.24	$32.96	$46.26	$36.21
Total investment return (loss)(4)	0.34%	(88.75)%	(21.42)%	40.00%	18.98%
Shares outstanding at end of period	280.9	204.7	195.9	147.6	118.9
Net assets at end of period	$2,329	$3,155	$6,441	$4,342	$2,898
Average net assets(5)	$2,444	$5,194	$5,719	$3,643	$2,297
Average debt outstanding(6)	$4,307	$4,508	$4,572	$3,021	$1,892
Average debt outstanding per common share(1)	$17.86	$22.13	$26.30	$22.36	$19.05
Ratio of operating expenses to average net assets	23.82%	10.03%	11.19%	11.64%	9.93%
Ratio of operating expenses, net of interest expense, to average net assets	13.34%	5.79%	6.17%	6.42%	5.55%
Ratio of interest expense to average net assets	10.48%	4.24%	5.02%	5.22%	4.38%
Ratio of net operating income to average net assets	5.52%	9.49%	10.39%	11.67%	13.67%

(1)	Weighted average basic per share data.
(2)	For the year ended December 31, 2009, represents the issuance of common stock in conjunction with the acquisition of European Capital Limited.
(3)	Represents the impact of (i) the other components in the changes in net assets, including other capital transactions such as the issuance of common stock through a shareholder distribution, the purchase of common stock held in deferred compensation trusts, stock-based compensation, income tax deductions related to the exercise of stock options and distribution of stock awards in excess of GAAP expense credited to additional paid-in capital, repayments of notes receivable from the sale of common stock and the purchase of treasury stock and (ii) the different share amounts used in calculating per share data as a result of calculating certain per share data based upon the weighted average basic shares outstanding during the period and certain per share data based on the shares outstanding as of a period end or transaction date.
(4)	Total investment return (loss) is based on the change in the market value of our common stock taking into account dividends reinvested in accordance with the terms of our dividend reinvestment plan.
(5)	Based on the average of net assets as of the beginning and end of each quarterly reporting period in each period presented.
(6)	Based on a daily weighted average balance of debt outstanding during the period.

See accompanying notes.

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2009

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date	# of shares/ units owned	Principal	Cost	Fair Value
NON-CONTROL / NON-AFFILIATE INVESTMENTS
Affordable Care Holding Corp.	Health Care Providers & Services	Subordinated Debt(7)	15.0%	11/13-11/14		$66.6	$65.9	$66.6
		Convertible Preferred Stock			70,752		91.0	99.4
		Common Stock(1)			17,687,156		17.7	19.8
							174.6	185.8
Algoma Holding Company	Building Products	Subordinated Debt(7)	12.6%	4/13		15.2	15.1	14.9
American Acquisition, LLC	Capital Markets	Senior Debt	14.2%	12/12		15.7	15.4	13.5
AmWins Group, Inc.	Insurance	Senior Debt(7)	5.8%	6/14		18.5	18.6	12.1
Anchor Drilling Fluids USA, Inc.	Energy Equipment & Services	Senior Debt(7)	11.3%	4/13		7.9	7.8	6.3
		Subordinated Debt(6)(7)	14.7%	4/15		5.2	5.0	—
							12.8	6.3
Aspect Software	IT Services	Senior Debt(7)	7.3%	7/12		20.0	19.9	16.6
Avanti Park Place LLC	Real Estate	Senior Debt	8.3%	6/10		5.7	5.8	5.8
Avalon Laboratories Holding Corp.	Health Care Equipment & Supplies	Senior Debt(7)	11.0%	1/14		17.7	17.6	17.7
		Subordinated Debt(7)	18.0%	1/15		22.9	21.7	20.6
		Convertible Preferred Stock(1)			148,742		24.3	—
		Common Stock(1)			7,829		1.3	—
							64.9	38.3
BBB Industries, LLC	Auto Components	Senior Debt(7)	5.7%	6/14		21.2	21.2	15.9
Berry-Hill Galleries, Inc.	Distributors	Senior Debt	13.7%	3/10		7.9	7.9	7.9
Blue Wolf Capital Fund II, L.P.	Capital Markets	Limited Partnership Interest					2.5	2.5
CAMP Systems International, Inc.	Air Freight & Logistics	Senior Debt(7)	6.4%	9/14		30.0	29.8	20.6
Carestream Health, Inc.	Health Care Equipment & Supplies	Senior Debt(7)	5.5%	10/13		15.0	15.0	11.6
CH Holding Corp.	Leisure Equipment & Products	Senior Debt(6)	7.2%	5/11		16.2	13.0	13.7
		Redeemable Preferred Stock(1)			21,215		42.7	—
							55.7	13.7
Cinelease, Inc.	Electronic Equipment, Instruments & Components	Senior Debt(7)	7.7%	3/12-4/13		47.9	47.6	41.3
		Senior Debt(6)(7)	8.3%	4/13		10.4	10.4	7.1
		Common Stock(1)			583		0.5	—
							58.5	48.4
Compusearch Holdings Company, Inc.	Software	Subordinated Debt(7)	12.0%	7/12		12.6	12.5	12.6
		Convertible Preferred Stock(1)			23,342		0.9	2.7
							13.4	15.3
Contec LLC	Household Durables	Subordinated Debt(7)	14.0%	9/15-9/16		135.0	133.8	114.6
Delsey Holding(3)	Textiles, Apparel & Luxury Goods	Senior Debt	7.2%	2/12		20.5	20.5	15.0
DelStar, Inc.	Building Products	Subordinated Debt(7)	14.0%	12/12		19.1	19.0	19.1
		Redeemable Preferred Stock			26,613		19.4	36.7
		Convertible Preferred Stock(1)			29,569		3.0	—
		Common Stock Warrants(1)			89,020		16.9	—
							58.3	55.8
Direct Marketing International LLC	Media	Subordinated Debt(7)	15.2%	7/12		30.3	30.1	26.8

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2009

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date	# of shares/ units owned	Principal	Cost	Fair Value
Dyno Holding Corp.	Auto Components	Senior Debt(7)	11.7%	11/13-11/15		41.6	41.3	41.6
		Subordinated Debt(6)(7)	3.7%	11/16		27.0	25.6	9.9
		Convertible Preferred Stock(1)			389,759		40.5	—
		Common Stock(1)			97,440		10.1	—
							117.5	51.5
Easton Bell Sports LLC	Leisure Equipment & Products	Redeemable Preferred Stock Common Units(1)			1,171 3,830,068		1.3 0.7	1.3 2.0
							2.0	3.3
FAMS Acquisition, Inc.	Diversified Financial Services	Subordinated Debt(7) Subordinated Debt(6)(7)	14.0% 15.5%	11/13 11/14		13.1 13.6	13.0 11.8	13.1 3.1
		Redeemable Preferred Stock(1)			919		0.9	—
		Convertible Preferred Stock(1)			861,364		20.9	—
							46.6	16.2
FCC Holdings, LLC	Commercial Banks	Subordinated Debt	15.1%	12/12		75.0	74.6	67.7
Ford Motor Company(2)	Automobiles	Senior Debt	3.4%	12/13		21.2	20.6	18.3
FPI Holding Corporation	Food Products	Senior Debt	7.6%	11/10-5/11		7.4	7.3	7.4
		Senior Debt(6)	13.9%	5/13-6/15		24.0	23.2	5.7
		Subordinated Debt(6)	21.6%	6/15-5/16		23.2	17.3	—
		Redeemable Preferred Stock(1)			4,469		39.1	—
		Convertible Preferred Stock(1)			21,715		23.3	—
		Common Stock(1)			5,429		5.8	—
							116.0	13.1
Genband Inc.	Communications Equipment	Common Stock(1)			3,407,419		14.7	0.2
Golden Key US LLC	Diversified Financial Services	Commercial Paper(1)	5.3%	1/14		7.3	7.3	3.9
HMSC Corporation	Insurance	Senior Debt(6)(7)	5.8%	10/14		3.4	3.4	1.2
Hopkins Manufacturing Corporation	Auto Components	Subordinated Debt(7)	15.3%	7/12		39.0	38.8	38.4
		Redeemable Preferred Stock			2,915		7.0	6.8
							45.8	45.2
Infiltrator Systems, Inc.	Building Products	Senior Debt(7)	16.5%	10/13		39.5	39.1	38.5
Innova Holdings, Inc.	Software	Senior Debt(7)	7.7%	4/13		11.5	11.4	11.5
		Subordinated Debt(7)	15.0%	3/14		18.2	18.0	18.2
		Convertible Preferred Stock			14,283		23.3	28.9
							52.7	58.6
Inovis International, Inc.	Software	Senior Debt(7)	16.0%	6/10		89.2	89.0	89.0
Intergraph Corporation	Software	Senior Debt(7)	6.3%	12/14		3.0	3.0	2.8
iTradeNetwork, Inc.	IT Services	Senior Debt(7)	11.5%	12/13		25.0	24.8	25.0
JHCI Acquisition, Inc.	Air Freight & Logistics	Senior Debt(7)	5.7%	12/14		19.0	19.1	12.1
Jones Stephens Corp.(8)	Building Products	Subordinated Debt(6)(7)	13.5%	9/13-9/14		23.5	22.1	13.2
J-Pac, LLC	Health Care Equipment & Supplies	Senior Debt(7)	11.0%	1/14		3.1	3.0	3.1
		Senior Debt(6)(7)	12.3%	1/14		11.9	11.8	1.2
		Subordinated Debt(6)	18.9%	1/14		11.6	8.7	—
		Common Unit Warrants(1)			500,000		0.2	—
							23.7	4.3
KIK Custom Products, Inc.(3)	Household Products	Senior Debt(6)	5.3%	12/14		20.0	20.0	12.3
LabelCorp Holdings, Inc	Paper & Forest Products	Senior Debt	8.2%	8/13-8/14		2.5	2.2	2.3
		Subordinated Debt(7)	14.0%	8/15-8/16		44.5	44.2	39.2
							46.4	41.5

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2009

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date	# of shares/ units owned	Principal	Cost	Fair Value
LCW Holdings, LLC	Real Estate	Senior Debt	6.7%	10/12		32.2	31.4	30.3
		Warrant(1)			12.5%		0.9	3.5
							32.3	33.8
LJVH Holdings Inc.(3)	Beverages	Senior Debt(7)	5.8%	1/15		28.5	28.5	21.0
LN Acquisition Corp.	Machinery	Senior Debt(7)	6.0%	1/15		21.5	21.6	14.4
Logex Corporation	Road & Rail	Subordinated Debt(6)	0.0%	3/10		1.1	0.9	1.0
MagnaCare Holdings, Inc.	Health Care Providers & Services	Subordinated Debt(7)	14.8%	1/13		14.3	14.2	14.2
Medical Billing Holdings, Inc.	IT Services	Subordinated Debt(7)	15.0%	9/13		11.0	10.9	11.0
		Convertible Preferred Stock(1)			13,199,000		13.2	10.0
		Common Stock(1)			3,299,582		3.3	—
							27.4	21.0
Mirion Technologies	Electrical Equipment	Senior Debt(7)	5.3%	6/11-11/11		127.7	127.4	129.1
		Subordinated Debt(7)	13.8%	7/11-5/12		52.9	52.6	52.9
		Convertible Preferred Stock			435,724		54.6	104.1
		Common Stock(1)			24,503		2.8	3.6
		Common Stock Warrants(1)			222,156		18.5	31.8
							255.9	321.5
Mitchell International, Inc.	IT Services	Senior Debt(7)	5.6%	3/15		5.0	5.0	3.3
National Processing Company Group, Inc.	IT Services	Senior Debt(7)	10.8%	9/14		53.0	52.8	43.6
Net1 Las Colinas Manager, LLC	Real Estate	Senior Debt	7.7%	10/15		4.5	4.6	3.9
NBD Holdings Corp.	Diversified Financial Services	Subordinated Debt(7)	14.0%	8/13		46.8	46.4	46.8
		Convertible Preferred Stock			84,174		11.3	11.3
		Common Stock(1)			633,408		0.1	1.5
							57.8	59.6
Nivel Holdings, LLC	Distributors	Senior Debt(7)	10.8%	10/12-10/13		61.6	61.1	58.6
Orchard Brands Corporation	Internet & Catalog Retail	Senior Debt(7)	7.3%	4/13-4/14		174.4	173.2	138.8
		Senior Debt(6)	10.0%	4/14		158.5	118.6	33.1
		Subordinated Debt(6)	9.7%	4/14		66.4	49.9	—
							341.7	171.9
Pan Am International Flight Academy, Inc.	Professional Services	Subordinated Debt(6)(7)	18.0%	7/13		33.4	25.0	14.2
		Convertible Preferred Stock(1)			8,234		8.2	—
							33.2	14.2
PaR Systems, Inc.	Machinery	Senior Debt	3.6%	7/13		4.1	3.9	3.4
Parts Holding Coörperatief U.A(3)	Distributors	Membership Entitlements(1)			173,060		6.4	—
Phillips & Temro Industries, Inc.	Auto Components	Senior Debt(7)	13.0%	12/13		24.1	24.1	24.1
		Subordinated Debt(7)	18.0%	12/13		18.4	18.3	17.0
							42.4	41.1
Qioptiq S.A.R.L.(3)	Electronic Equipment, Instruments & Components	Subordinated Debt	10.0%	3/18		30.9	30.7	29.3
Ranpak Acquisition Company	Containers & Packaging	Senior Debt(7)	6.7%	12/13-12/14		20.8	20.4	16.9

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2009

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date	# of shares/ units owned	Principal	Cost	Fair Value
RDR Holdings, Inc.	Household Durables	Subordinated Debt(7)	16.1%	10/14-11/15		98.1	97.4	98.1
		Convertible Preferred Stock(1)			1,541		165.6	56.7
		Common Stock(1)			15,414		1.6	—
							264.6	154.8
Roark - Money Mailer, LLC	Media	Common Membership Units(1)			3.5%		0.9	—
Scanner Holdings Corporation	Computers & Peripherals	Subordinated Debt(7)	14.0%	6/14		19.1	18.9	19.1
		Convertible Preferred Stock(1)			77,640,000		7.8	13.7
		Common Stock(1)			78,242		0.1	—
							26.8	32.8
Seroyal Holdings, L.P.(3)	Pharmaceuticals	Redeemable Preferred Units			32,462		0.7	0.9
		Common Units(1)			95,280		0.8	1.6
		Common Unit Warrants(1)			41,661		0.1	0.1
							1.6	2.6
Small Smiles Holding Company, LLC	Health Care Providers & Services	Senior Debt	5.3%	9/12		12.1	8.1	6.1
		Subordinated Debt(6)	14.5%	9/13		77.2	70.6	—
							78.7	6.1
Soil Safe Holdings, LLC	Professional Services	Senior Debt	9.6%	8/13-8/14		40.8	40.5	38.4
		Subordinated Debt(7)	16.3%	8/15-8/17		62.7	62.2	52.6
							102.7	91.0
SPL Acquisition Corp.	Pharmaceuticals	Senior Debt	6.7%	10/12-10/13		58.5	57.9	58.5
		Subordinated Debt(7)	15.3%	8/14-8/15		51.6	51.1	51.6
		Convertible Preferred Stock(1)			84,043		40.8	31.1
							149.8	141.2
Swank Audio Visuals, L.L.C.	Commercial Services & Supplies	Senior Debt(7)	6.7%	8/14		12.1	12.0	12.1
		Senior Debt(6)(7)	7.4%	8/14		35.9	35.6	3.7
							47.6	15.8
Tanenbaum-Harber Co. Holdings, Inc.	Insurance	Redeemable Preferred Stock			376		0.5	0.5
TestAmerica Environmental Services, LLC	Commercial Services & Supplies	Senior Debt(7)	5.3%	12/11		7.5	7.4	6.9
		Senior Debt(6)(7)	7.2%	12/12-12/13		43.3	37.3	12.6
		Preferred Units(1)			11,659,298		6.9	—
		Preferred Unit Warrants(1)			1,998,961		4.8	—
							56.4	19.5
The Tensar Corporation	Construction & Engineering	Senior Debt(7)	8.2%	5/13		82.0	81.3	57.0
		Subordinated Debt(6)	17.5%	10/13		51.2	39.9	36.3
							121.2	93.3
ThreeSixty Sourcing, Inc.(3)	Commercial Services & Supplies	Common Stock Warrants(1)			35		4.1	—
TransFirst Holdings, Inc.	Distributors	Senior Debt(7)	7.0%	6/15		51.8	51.4	36.6
triVIN, Inc.	IT Services	Subordinated Debt(7)	15.0%	6/14-6/15		20.4	20.3	20.4
		Convertible Preferred Stock			247,000,000		28.9	24.4
		Common Stock(1)			6,319,923		6.3	—
							55.5	44.8
Tyden Caymen Holdings Corp.	Electronic Equipment, Instruments & Components	Common Stock(1)			3,072,494		3.5	3.7

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2009

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date	# of shares/ units owned	Principal	Cost	Fair Value
WRH, Inc.	Life Sciences Tools & Services	Senior Debt(7)	4.0%	9/13-9/14		4.0	3.9	4.0
		Subordinated Debt(7)	14.6%	7/14-9/15		87.8	87.2	88.3
		Convertible Preferred Stock(1)			2,008,575		214.7	77.6
		Common Stock(1)			502,144		49.9	—
							355.7	169.9
WWC Acquisitions, Inc.	Professional Services	Senior Debt(7)	7.0%	12/11-12/13		34.0	33.6	26.3
CMBS AND REAL ESTATE CDO INVESTMENTS
ACAS CRE CDO 2007-1, Ltd	Real Estate	Class C through Class K Notes(1)	2.7%	11/31		$345.5	$170.5	$0.5
Banc of America Commercial Mortgage Trust 2007-1	Real Estate	Commercial Mortgage Pass-Through Certificates	5.7%	2/17-2/18		12.4	4.8	1.3
CD 2007-CD4 Commercial Mortgage Trust	Real Estate	Commercial Mortgage Pass-Through Certificates(1)	5.7%	4/17		14.0	8.9	—
CD 2007-CD5 Mortgage Trust	Real Estate	Commercial Mortgage Pass-Through Certificates	6.4%	12/17		14.8	10.5	1.8
Citigroup Commercial Mortgage Securities Trust 2007-C6	Real Estate	Commercial Mortgage Pass-Through Certificates	5.5%	7/17		112.5	82.9	10.9
COBALT CMBS Commercial Mortgage Trust 2007-C3	Real Estate	Commercial Mortgage Pass-Through Certificates	5.2%	10/17		11.1	8.6	0.7
Countrywide Commercial Mortgage Trust 2007-MF1	Real Estate	Commercial Mortgage Pass-Through Certificates	6.1%	11/37-11/40		12.8	8.7	1.0
Credit Suisse Commercial Mortgage Trust 2007-C3	Real Estate	Commercial Mortgage Pass-Through Certificates(1)	5.6%	7/17		13.2	10.7	—
Credit Suisse Commercial Mortgage Trust Series 2007-C4	Real Estate	Commercial Mortgage Pass-Through Certificates	5.8%	8/17		20.8	12.6	5.4
GE Commercial Mortgage Corporation, Series 2007-C1	Real Estate	Commercial Mortgage Pass-Through Certificates	5.5%	12/19		37.0	31.2	2.6
GS Mortgage Securities Trust 2006-GG10	Real Estate	Commercial Mortgage Pass-Through Certificates(1)	5.7%	7/17		63.7	52.7	—
J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP11	Real Estate	Commercial Mortgage Pass-Through Certificates	5.6%	7/17		87.2	55.8	1.3
LB-UBS Commercial Mortgage Trust 2007-C6	Real Estate	Commercial Mortgage Pass-Through Certificates	6.2%	8/17		36.6	22.9	4.7
LB-UBS Commercial Mortgage Trust 2008-C1	Real Estate	Commercial Mortgage Pass-Through Certificates	6.1%	7/23-7/24		19.4	7.4	2.0
ML-CFC Commercial Mortgage Trust 2007-6	Real Estate	Commercial Mortgage Pass-Through Certificates(1)	5.8%	4/17		9.8	3.3	0.2
ML-CFC Commercial Mortgage Trust 2007-8	Real Estate	Commercial Mortgage Pass-Through Certificates	6.0%	8/17		32.8	20.0	3.6

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2009

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date	# of shares/ units owned	Principal	Cost	Fair Value
Wachovia Bank Commercial Mortgage Trust 2007-C31	Real Estate	Commercial Mortgage Pass-Through Certificates	5.8%	5/17		20.0	11.9	2.9
Wachovia Bank Commercial Mortgage Trust, Series 2007-C32	Real Estate	Commercial Mortgage Pass-Through Certificates	5.7%	10/17		85.1	75.2	6.7
Wachovia Bank Commercial Mortgage Trust, Series 2007-C34	Real Estate	Commercial Mortgage Pass-Through Certificates	5.3%	10/17-9/24		70.3	43.4	6.0
Wachovia Bank Commercial Trust 2006-C28	Real Estate	Commercial Mortgage Pass-Through Certificates	6.0%	11/16		5.0	3.1	0.4
CLO INVESTMENTS
ACAS CLO 2007-1, Ltd.	Diversified Financial Services	Secured Notes				$8.5	$8.4	$4.0
		Subordinated Notes				25.9	21.5	13.4
							29.9	17.4
Ares IIIR/IVR CLO Ltd.	Diversified Financial Services	Subordinated Notes				20.0	18.3	7.2
Ares VIII CLO, Ltd.	Diversified Financial Services	Preference Shares			6,241		4.7	1.4
Avalon Capital Ltd.(3)	Diversified Financial Services	Preferred Securities			13,796		5.2	4.1
Babson CLO Ltd. 2006-II	Diversified Financial Services	Income Notes				15.0	14.4	8.8
BALLYROCK CLO 2006-2 LTD.	Diversified Financial Services	Deferrable Notes				2.0	1.6	1.0
Cent CDO 12 Limited	Diversified Financial Services	Income Notes				26.4	19.9	14.0
Centurion CDO 8 Limited	Diversified Financial Services	Subordinated Notes				5.0	3.1	2.2
Champlain CLO	Diversified Financial Services	Preferred Securities			1,000,000		0.7	0.3
CoLTs 2005-1 Ltd.(3)	Diversified Financial Services	Preference Shares(1)			360		6.7	2.2
CoLTs 2005-2 Ltd.(3)	Diversified Financial Services	Preference Shares			34,170,000		24.5	9.7
CREST Exeter Street Solar 2004-2	Diversified Financial Services	Preferred Securities			3,089,177		2.9	0.9
Eaton Vance CDO X PLC(3)	Diversified Financial Services	Secured Subordinated Income Notes				15.0	13.9	4.7
Essex Park CDO Ltd.	Diversified Financial Services	Preferred Securities			5,750,000		2.1	1.8
Flagship CLO V	Diversified Financial Services	Deferrable Notes				1.7	1.3	0.6
		Subordinated Securities			15,000		12.1	7.7
							13.4	8.3
Galaxy III CLO, Ltd	Diversified Financial Services	Subordinated Notes				4.0	2.5	0.3
LightPoint CLO IV, LTD	Diversified Financial Services	Income Notes				6.7	6.8	1.5

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2009

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date	# of shares/ units owned	Principal	Cost	Fair Value
LightPoint CLO VII, Ltd.	Diversified Financial Services	Subordinated Notes				9.0	7.5	3.8
LightPoint CLO VIII, Ltd.	Diversified Financial Services	Deferrable Notes				7.0	6.4	3.7
Mayport CLO Ltd.	Diversified Financial Services	Income Notes				14.0	12.7	4.9
NYLIM Flatiron CLO 2006-1 LTD.(3)	Diversified Financial Services	Subordinated Securities			10,000		7.6	5.2
Octagon Investment Partners VII, Ltd.	Diversified Financial Services	Preferred Securities			5,000,000		2.0	1.3
Sapphire Valley CDO I, Ltd.	Diversified Financial Services	Subordinated Notes				14.0	13.8	0.8
Vitesse CLO, Ltd.	Diversified Financial Services	Preferred Securities			20,000,000		15.5	7.8
Subtotal Non-Control / Non-Affiliate Investments (55% of total investment assets and liabilities at fair value)							$4,838.8	$3,036.2

AFFILIATE INVESTMENTS
American Capital Agency Corp(2)	Real Estate Investment Trusts	Common Stock			2,500,100		$50.0	$66.4
Comfort Co., Inc.	Household Durables	Senior Debt(6)(7)	11.5%	3/12-3/15		$12.1	11.1	8.7
		Common Stock(1)			110,365		11.8	—
							22.9	8.7
Egenera, Inc.	Computers & Peripherals	Subordinated Debt	15.0%	12/10		3.9	3.7	2.5
		Redeemable Preferred Stock(1)			523,040		0.4	—
		Common Stock(1)			8,046,865		25.0	—
							29.1	2.5
HALT Medical, Inc.	Health Care Equipment & Supplies	Convertible Preferred Stock(1)			5,592,367		8.9	9.6
IEE Holding 1 S.A.(3)	Auto Components	Common Stock(1)			250,000		4.5	—
IS Holdings I, Inc.	Software	Senior Debt(7)	6.2%	6/14		20.0	19.9	18.2
		Redeemable Preferred Stock(1)			1,297		1.7	1.9
		Common Stock(1)			1,165,930		—	6.4
							21.6	26.5
LTM Enterprises, Inc.	Personal Products	Senior Debt(6)(7)	17.3%	11/11		20.1	18.5	5.5
Narus, Inc.	Internet Software & Services	Convertible Preferred Stock(1)			31,835,900		9.2	6.8
		Preferred Stock Warrants(1)			9,567,232		0.1	2.2
							9.3	9.0
Primrose Holding Corporation	Diversified Consumer Services	Common Stock(1)			4,213		2.7	3.3
Qualitor Component Holdings, LLC	Auto Components	Subordinated Debt(7) Redeemable Preferred Units(1)	17.1%	7/13	3,150,000	36.2	36.0 3.1	36.0 —
		Common Units(1)			350,000		0.4	—
							39.5	36.0
Radar Detection Holdings Corp.	Household Durables	Senior Debt(7) Common Stock(1)	9.5%	11/12	40,688	13.0	13.0 0.6	10.5 1.0
							13.6	11.5
Roadrunner Dawes, Inc.	Road & Rail	Subordinated Debt(7)	18.5%	8/12		20.5	20.4	20.5
		Common Stock(1)			7,000		7.0	0.9
							27.4	21.4

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2009

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date	# of shares/ units owned	Principal	Cost	Fair Value
WFS Holding, Inc.	Software	Convertible Preferred Stock			20,403,772		3.0	3.7
Subtotal Affiliate Investments (4% of total investments assets and liabilities at fair value)							$251.0	$204.1

CONTROL INVESTMENTS
ACAS Equity Holdings Corp.	Diversified Financial Services	Common Stock(1)			589		$14.8	$1.4
ACAS Real Estate Holdings Corporation	Real Estate	Subordinated Debt(6) Common Stock(1)	15.0%	5/16	100%	$3.9	3.5 11.5	3.9 0.6
							15.0	4.5
American Capital, LLC	Capital Markets	Senior Debt	5.7%	9/12		7.4	7.3	7.5
		Common Membership interest			100%		82.0	41.6
							89.3	49.1
American Driveline Systems, Inc.	Diversified Consumer Services	Subordinated Debt(7)	14.0%	12/14-12/15		42.3	41.9	42.3
		Redeemable Preferred Stock			403,357		32.1	47.8
		Common Stock(1)			128,681		10.7	1.4
		Common Stock Warrants(1)			204,663		17.3	2.2
							102.0	93.7
Aptara, Inc.	IT Services	Senior Debt	11.5%	2/11		3.0	3.0	3.0
		Subordinated Debt(7)	16.9%	2/11		58.0	57.8	60.0
		Redeemable Preferred Stock(1)			15,107		14.1	21.0
		Convertible Preferred Stock(1)			2,549,410		8.7	—
		Preferred Stock Warrants(1)			230,681		1.0	—
							84.6	84.0
Capital.com, Inc.	Diversified Financial Services	Common Stock(1)			8,500,100		0.9	—
CIBT Travel Solutions, Inc	Commercial Services & Supplies	Senior Debt(7)	9.5%	1/13		49.8	49.4	49.9
		Subordinated Debt(7)	15.0%	1/15-1/16		54.6	54.2	54.6
		Redeemable Preferred Stock			15,000		17.6	17.7
		Convertible Preferred Stock(1)			776,800		77.7	14.2
		Common Stock(1)			194,200		19.4	—
							218.3	136.4
CMX Inc.	Construction & Engineering	Senior Debt(6)(7)	5.2%	5/12		19.3	19.2	16.1
Contour Semiconductor, Inc.	Semiconductors & Semiconductor Equipment	Convertible Preferred Stock(1)			11,532,842		12.4	19.6
Core Financial Holdings, LLC	Diversified Financial Services	Subordinated Debt Common Stock(1)	13.6%	4/14-5/15	57,940,360	37.8	37.5 54.4	37.5 23.7
							91.9	61.2
Creditcards.com, Inc.	Internet Software & Services	Senior Debt(7)	13.9%	6/13-10/13		79.9	79.5	79.9
		Subordinated Debt(7)	19.0%	6/14-10/14		15.5	15.4	15.5
		Redeemable Preferred Stock(1)			257,510		53.6	11.8
		Common Stock(1)			176,430,690		2.5	—
							151.0	107.2
ECA Acquisition holdings, Inc	Health Care Equipment & Supplies	Subordinated Debt(7)	16.5%	12/14		13.5	13.3	13.5
		Common Stock(1)			583		11.1	12.8
							24.4	26.3

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2009

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date	# of shares/ units owned	Principal	Cost	Fair Value
eLynx Holdings, Inc.	IT Services	Senior Debt	8.7%	7/13		9.6	9.6	9.7
		Subordinated Debt	8.5%	7/13		4.0	4.0	4.0
		Subordinated Debt(6)	9.2%	7/13		12.1	10.0	4.3
		Redeemable Preferred Stock(1)			21,113		8.9	—
		Convertible Preferred Stock(1)			7,929		6.0	—
		Common Stock(1)			11,261		1.1	—
		Common Stock Warrants(1)			1,078,792		13.1	—
							52.7	18.0
Endeavor Fund I, LP	Thrifts & Mortgage Finance	Partnership Interest			100%		18.2	17.0
ETG Holdings, Inc.	Containers & Packaging	Senior Debt(6)	8.7%	5/11		15.6	11.6	—
		Convertible Preferred Stock(1)			233,201		11.4	—
							23.0	—
European Capital Limited(3)	Diversified Financial Services	Subordinated Debt	7.3%	2/11		25.3	25.0	25.8
		Ordinary Shares(1)			431,895,528		1,267.3	243.1
							1,292.3	268.9
European Touch, LTD. II	Leisure Equipment & Products	Senior Debt	6.8%	8/11-1/12		0.4	0.3	0.4
		Subordinated Debt(6)	16.0%	1/11		18.9	13.5	1.8
		Redeemable Preferred Stock(1)			263		0.3	—
		Common Stock(1)			1,688		0.9	—
		Common Stock Warrants(1)			7,105		3.7	—
							18.7	2.2
EXPL Pipeline Holdings LLC	Oil, Gas & Consumable Fuels	Senior Debt	8.0%	1/17		43.9	43.6	43.9
		Common Membership Units(1)			58,297		44.5	12.1
							88.1	56.0
Formed Fiber Technologies, Inc.	Auto Components	Common Stock(1)			31,250		8.1	0.5
Fosbel Global Services (LUXCO) S.C.A.(3)	Commercial Services & Supplies	Subordinated Debt	17.3%	12/13		23.6	23.4	23.6
		Subordinated Debt(6)	20.0%	12/14		21.6	15.1	5.6
		Redeemable Preferred Stock(1)			18,449,456		18.5	—
		Convertible Preferred Stock(1)			1,519,368		3.0	—
		Common Stock(1)			108,526		0.2	—
							60.2	29.2
Fountainhead Estate Holding Corp.(3)	Internet Software & Services	Senior Debt	4.0%	10/13		21.0	21.0	21.0
		Redeemable Preferred Stock			115,538		15.5	15.5
		Convertible Preferred Stock(1)			59,250		59.2	16.9
							95.7	53.4
FreeConference.com, Inc.	Diversified Telecommunication Services	Senior Debt(7)	6.7%	4/11-5/11		11.9	11.8	11.9
		Subordinated Debt	15.0%	5/12		10.4	10.3	10.4
		Redeemable Preferred Stock(1)			14,042,095		12.8	4.0
		Common Stock(1)			6,088,229		2.3	—
							37.2	26.3
Future Food, Inc.	Food Products	Senior Debt	5.2%	8/10		17.1	17.1	13.5
		Common Stock(1)			64,917		13.0	—
		Common Stock Warrants(1)			6,500		1.3	—
							31.4	13.5

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2009

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date	# of shares/ units owned	Principal	Cost	Fair Value
FutureLogic, Inc.	Computers & Peripherals	Senior Debt(7)	8.3%	10/12-10/13		40.0	39.8	40.0
		Subordinated Debt(7)	18.5%	4/14-10/14		30.8	30.6	30.8
		Subordinated Debt(6)(7)	22.5%	10/14		13.4	8.8	8.6
		Redeemable Preferred Stock(1)			583,000		0.6	—
		Common Stock(1)			129,514		15.6	—
							95.4	79.4
FV Holdings Corporation	Food Products	Subordinated Debt(7)	14.5%	6/15		23.7	23.7	23.7
		Convertible Preferred Stock(1)			292,000		14.3	20.9
		Common Stock(1)			125,000		6.1	8.9
							44.1	53.5
Group Montana, Inc.	Textiles, Apparel & Luxury Goods	Senior Debt(7)	10.0%	10/10-10/11		15.9	15.8	15.9
		Senior Debt(6)(7)	12.5%	10/11		5.4	4.8	3.7
		Subordinated Debt(6)	24.5%	10/12		12.3	6.8	—
		Convertible Preferred Stock(1)			4,000		1.0	—
		Common Membership Interest(1)			2.5%		0.7	—
							29.1	19.6
Halex Holdings Corp.	Construction Materials	Senior Debt(6)	7.0%	9/11		11.0	9.8	6.8
		Redeemable Preferred Stock(1)			23,504,546		30.6	—
							40.4	6.8
Hartstrings Holdings Corp.	Textiles, Apparel & Luxury Goods	Senior Debt(6)	4.5%	12/10		9.3	9.3	6.6
		Convertible Preferred Stock(1)			10,196		2.9	—
		Common Stock(1)			14,250		4.8	—
							17.0	6.6
Kingway Inca Clymer Holdings, Inc.	Building Products	Subordinated Debt(6)	12.2%	4/12		2.1	—	1.1
		Redeemable Preferred Stock(1)			13,709		9.2	—
							9.2	1.1
Lifoam Holdings, Inc.	Leisure Equipment & Products	Senior Debt	10.5%	12/14		19.1	19.1	19.1
		Subordinated Debt	8.0%	12/14		39.8	39.7	39.8
		Redeemable Preferred Stock(1)			6,160		4.2	7.4
		Convertible Preferred Stock(1)			15,797		12.2	—
		Common Stock(1)			14,000		1.4	—
		Common Stock Warrants(1)			464,642		2.9	—
							79.5	66.3
LLSC Holdings Corporation	Personal Products	Senior Debt(7)	6.2%	8/12		4.5	4.5	4.5
		Subordinated Debt(7)	12.0%	9/13		5.5	5.5	5.5
		Convertible Preferred Stock(1)			7,496		8.1	4.8
							18.1	14.8
LVI Holdings, LLC	Professional Services	Senior Debt(7)	7.2%	2/10		2.7	2.7	2.7
		Subordinated Debt(6)(7)	18.0%	2/13		12.1	10.2	11.0
							12.9	13.7
Montgomery Lane, LLC	Diversified Financial Services	Common Membership Units(1)			100		8.6	4.9
Montgomery Lane, LTD(3)	Diversified Financial Services	Common Membership Units(1)			50,000		6.9	0.5
MW Acquisition Corporation	Health Care Providers & Services	Subordinated Debt(7)	16.2%	2/13-2/14		25.5	25.3	25.5
		Redeemable Preferred Stock			2,485		1.0	1.0
		Convertible Preferred Stock(1)			38,016		13.4	8.5
							39.7	35.0

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2009

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date	# of shares/ units owned	Principal	Cost	Fair Value
NECCO Holdings, Inc.	Food Products	Senior Debt	13.5%	12/12		4.4	4.4	4.4
		Common Stock(1)			760,869		0.1	—
							4.5	4.4
NECCO Realty Investments, LLC	Real Estate	Senior Debt(7)	14.0%	12/17		40.0	39.3	40.0
		Common Membership Units(1)			7,000		4.9	8.0
							44.2	48.0
Paradigm Precision Holdings, LLC	Aerospace & Defense	Subordinated Debt	17.0%	8/14		57.0	56.6	57.0
		Subordinated Debt(6)	20.0%	8/14-10/14		68.4	54.1	0.8
		Common Membership Units(1)			478,488		17.5	—
							128.2	57.8
PHC Sharp Holdings, Inc.	Commercial Services & Supplies	Senior Debt(7)	5.9%	12/11-12/12		16.9	16.8	12.5
		Subordinated Debt(6)	17.0%	12/14		9.8	7.3	—
		Common Stock(1)			367,881		4.2	—
							28.3	12.5
PHI Acquisitions, Inc.	Internet & Catalog Retail	Senior Debt(7)	12.0%	6/12		10.2	10.2	10.3
		Subordinated Debt(7)	17.7%	6/13		24.5	24.3	24.6
		Redeemable Preferred Stock			36,267		40.6	52.2
		Common Stock(1)			40,295		3.9	3.0
		Common Stock Warrants(1)			116,065		11.6	8.6
							90.6	98.7
Resort Funding Holdings, Inc.	Diversified Financial Services	Senior Debt	8.2%	4/10		8.8	8.8	7.7
		Common Stock(1)			583		20.5	—
							29.3	7.7
Sixnet Holdings, LLC	Electronic Equipment, Instruments & Components	Senior Debt(7)	11.1%	6/12-6/13		37.3	37.1	36.2
		Membership Units(1)			446		5.6	2.6
							42.7	38.8
SMG Holdings, Inc.	Hotels, Restaurants & Leisure	Senior Debt(7)	3.4%	7/14		5.9	5.9	5.9
		Subordinated Debt(7)	12.5%	6/15		124.6	123.8	124.8
		Convertible Preferred Stock(1)			1,101,673		124.2	105.6
		Common Stock(1)			275,419		27.5	—
							281.4	236.3
Specialty Brands of America, Inc.	Food Products	Subordinated Debt(7)	14.0%	5/14		34.8	34.6	34.8
		Redeemable Preferred Stock			122,017		9.3	15.0
		Common Stock(1)			128,175		2.3	12.1
		Common Stock Warrants(1)			56,819		1.4	5.3
							47.6	67.2
Spring Air International, LLC	Household Durables	Common Membership Units(1)			49%		2.8	0.5
UFG Member, LLC	Food Products	Subordinated Debt(6)	16.5%	5/15		36.4	30.4	26.9
		Common Stock(1)			937		64.7	—
							95.1	26.9
UFG Real Estate Holdings, LLC	Real Estate	Common Membership(1)					—	0.9
Unique Fabricating Incorporated	Auto Components	Senior Debt	5.1%	10/10-2/11		1.0	1.0	1.0
		Senior Debt(6)	10.7%	2/12		5.0	4.2	0.9
		Redeemable Preferred Stock(1)			301,556		7.9	—
		Common Stock Warrants(1)			6,862		0.2	—
							13.3	1.9

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2009

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date	# of shares/ units owned	Principal	Cost	Fair Value
Unwired Holdings, Inc.	Household Durables	Senior Debt	5.0%	6/10		1.6	1.6	1.6
		Senior Debt(6)	8.5%	6/11		11.4	7.6	8.1
		Redeemable Preferred Stock(1)			14,630		14.6	—
		Common Stock(1)			126,001		1.3	—
							25.1	9.7
VP Acquisition Holdings, Inc	Health Care Equipment & Supplies	Subordinated Debt(7)	14.5%	10/13-10/14		20.0	19.8	20.0
		Common Stock(1)			19,780		24.7	37.4
							44.5	57.4
Warner Power, LLC	Electrical Equipment	Subordinated Debt(6)(7)	12.6%	11/10		5.0	5.0	1.7
		Redeemable Preferred Membership Units(1)			3,796,269		3.0	—
		Common Membership Units(1)			27,400		1.9	—
							9.9	1.7
WIS Holding Company, Inc.	Commercial Services & Supplies	Subordinated Debt(7)	14.8%	1/14-1/15		109.1	108.4	109.1
		Convertible Preferred Stock			703,406		89.2	137.2
		Common Stock(1)			175,852		17.6	29.6
							215.2	275.9
WSACS RR Holdings LLC	Real Estate	Common Membership Units(1)			3,384,615		3.4	—

CDO/ CLO INVESTMENTS
ACAS Wachovia Investments, L.P.	Diversified Financial Services	Partnership Interest			90%		$12.0	$2.0
Subtotal Control Investments (43% of total investments assets and liabilities at fair value)							$4,068.4	$2,335.0

Counterparty	Instrument	Interest Rate (5)	Expiration Date (5)	# of contracts	Notional	Cost	Fair Value

DERIVATIVE AGREEMENTS
Wachovia Bank, N.A.	Balance Differential Swap - Pay Floating/ Receive Fixed	LIBOR/5.1%	8/19	1	$22.5	$—	$0.9
Subtotal Derivative Agreements (less than 1% of total investment assets and liabilities at fair value)						—	0.9
Total Investment Assets						$9,158.2	$5,576.2
DERIVATIVE AGREEMENTS
BMO Financial Group	Interest Rate Swap - Pay Fixed/ Receive Floating	5.4%/LIBOR	2/13-8/17	5	$391.4	$—	$(30.2)
Citibank, N.A.	Interest Rate Swap - Pay Fixed/ Receive Floating	4.8%/LIBOR	4/12-11/19	4	524.0	—	(30.7)
Wachovia Bank, N.A.	Interest Rate Swap - Pay Fixed/ Receive Floating	4.9%/LIBOR	1/14-8/19	3	323.3	—	(25.7)
Citibank, N.A.	Balance Differential Swap - Pay Fixed/ Receive Floating	5.2%/LIBOR	11/19	1	30.5	—	(2.5)
UniCredit Group	Interest Rate Swap - Pay Fixed/ Receive Floating	5.7%/LIBOR	7/17	1	66.0	—	(8.8)
Fortis Financial Services LLC	Interest Rate Swap - Pay Fixed/ Receive Floating	5.7%/LIBOR	7/17	1	22.3	—	(3.0)
Citibank, N.A.	Foreign Exchange Swap - Pay Euros/ Receive GBP		2/11	1		—	(1.2)
Total Investment Liabilities (2% of total investment assets and liabilities at fair value)						$—	$(102.1)

Fund	Cost	Fair Value
MONEY MARKET FUNDS(9)
Fidelity Institutional Money Market Funds - Money Market Portfolio	$48.5	$48.5
Fidelity Institutional Money Market Funds - Prime Money Market Portfolio	47.1	47.1
Dreyfus Cash Advantage Fund	47.0	47.0
First American Prime Obligations Fund	45.7	45.7
BlackRock Liquidity Funds TempFund Portfolio	44.9	44.9
Goldman Sachs Financial Square Funds - Prime Obligations Fund	44.7	44.7
Federated Prime Cash Obligations Fund	39.0	39.0
Goldman Sachs Financial Square Fund - Money Market Fund	38.7	38.7
AIM STIT - Liquid Assets Portfolio	37.5	37.5

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2009

(in millions, except share data)

Fund	Cost	Fair Value
Dreyfus Institutional Reserves Money Fund	37.4	37.4
BlackRock Cash Funds - Prime	34.1	34.1
Federated Government Obligations Fund	32.6	32.6
Dreyfus Government Cash Management	31.5	31.5
Goldman Sachs Financial Square Funds - Government Fund	28.3	28.3
AIM STIT-STIC Prime Portfolio	25.0	25.0
Federated Government Obligations Fund	25.0	25.0
Federated Prime Obligations Fund	25.0	25.0
Federated Tax-Free Obligations Fund	25.0	25.0
Federated Tax-Free Obligations Fund	21.9	21.9
Fidelity Institutional Money Market Funds - Government Portfolio	10.0	10.0
First American Government Obligations Fund	5.7	5.7
Fidelity Institutional Money Market Funds - Government Portfolio	0.2	0.2
Total Money Market Funds	$694.8	$694.8

(1)	Non-income producing.
(2)	Publicly traded company or a consolidated subsidiary of a public company.
(3)	International investment.
(4)	Certain of the securities are issued by affiliate(s) of the listed portfolio company.
(5)	Interest rates represent the weighted average annual stated interest rate on loans and debt securities, which are presented by the nature of indebtedness by a single issuer. The maturity dates represent the earliest and the latest maturity dates.
(6)	Loan is on non-accrual status and therefore considered non-income producing.
(7)	All or a portion of the loans are pledged as collateral under various secured financing arrangements.
(8)	Portfolio Company has filed for reorganization under Chapter 11 of the United States Code.
(9)	Included in Cash and cash equivalents on our Consolidated Balance Sheets.

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2008

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date (5)	# of shares/ units owned	Principal	Cost	Fair Value

NON-CONTROL / NON-AFFILIATE INVESTMENTS
Aerus, LLC	Household Durables	Common Membership Warrants(1)			250,000		$0.2	$—
Affordable Care Holding Corp.	Health Care Providers & Services	Subordinated Debt(7)	15.0%	11/13-11/14		$64.6	63.8	64.6
		Convertible Preferred Stock			70,752		83.9	83.9
		Common Stock(1)			17,687,156		17.7	13.1
							165.4	161.6
Algoma Holding Company	Building Products	Subordinated Debt(7)	12.3%	4/13		13.4	13.2	12.4
		Convertible Preferred Stock(1)			23,319		—	5.3
							13.2	17.7
American Acquisition, LLC	Capital Markets	Senior Debt	12.5%	12/12		26.0	25.6	24.2
AmWins Group, Inc.	Insurance	Senior Debt(7)	6.5%	6/14		18.6	18.6	12.3
Anchor Drilling Fluids USA, Inc.	Energy Equipment & Services	Senior Debt(7)	11.3%	4/13		7.9	7.9	7.9
		Subordinated Debt(7)	14.5%	4/15		61.1	60.5	60.5
							68.4	68.4
Aspect Software	IT Services	Senior Debt	9.2%	7/12		20.0	19.9	16.1
Autodis S.A.(3)	Distributors	Senior Debt(6)	10.3%	6/15		4.6	3.8	1.6
		Subordinated Debt(6)	15.0%	12/15		3.1	2.6	—
							6.4	1.6
Avalon Laboratories Holding Corp.	Health Care Equipment & Supplies	Senior Debt(7)	11.0%	1/14		17.1	17.0	17.2
		Subordinated Debt(7)	18.0%	1/15		21.8	21.2	17.0
		Convertible Preferred Stock(1)			148,742		24.3	—
		Common Stock(1)			7,829		1.3	—
							63.8	34.2
Avanti Park Place LLC	Real Estate	Senior Debt	8.3%	6/10		5.9	6.0	6.0
Axygen Holdings Corporation	Health Care Equipment & Supplies	Subordinated Debt(7)	14.5%	9/14		61.5	60.8	61.5
		Redeemable Preferred Stock			205,204		45.5	64.2
		Convertible Preferred Stock			48,736		14.2	14.2
		Common Stock(1)			207,770		20.9	24.2
							141.4	164.1
BBB Industries, LLC	Auto Components	Senior Debt(7)	6.0%	6/14		21.2	21.2	15.6
Belloto Holdings Limited(3)	Household Durables	Subordinated Debt	12.1%	6/17		2.6	2.4	1.7
		Subordinated Debt(6)	12.3%	6/17		1.3	1.2	0.1
		PIK Note(1)	15.0%	12/17		10.0	8.9	—
		Ordinary Shares(1)			32,434		0.1	—
							12.6	1.8
Berry-Hill Galleries, Inc.	Distributors	Senior Debt	15.4%	3/10		7.7	7.7	7.7
		Common Stock Warrants(1)					0.1	0.1
							7.8	7.8
Blue Wolf Capital Fund II, L.P.	Capital Markets	Limited Partnership Interest(1)					1.1	1.1
Butler Animal Health Supply, LLC	Health Care Equipment & Supplies	Senior Debt(7)	7.8%	7/12		8.0	8.0	6.9
CAMP Systems International, Inc.	Air Freight & Logistics	Senior Debt(7)	9.6%	9/14		30.0	29.7	22.6
Carestream Health, Inc.	Health Care Equipment & Supplies	Senior Debt(7)	7.4%	10/13		15.0	15.0	9.1

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2008

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date (5)	# of shares/ units owned	Principal	Cost	Fair Value
CH Holding Corp.	Leisure Equipment & Products	Senior Debt(6) Redeemable Preferred Stock(1)	8.0%	5/11	21,215	13.1	13.0 42.7	5.0 —
							55.7	5.0
Cinelease, Inc.	Electronic Equipment, Instruments & Components	Senior Debt(7)	7.8%	3/12-3/13		58.2	57.7	45.8
		Common Stock(1)			583		0.6	0.7
							58.3	46.5
CMX Inc.	Construction & Engineering	Senior Debt(7)	6.7%	5/11-5/12		97.1	95.9	66.0
		Senior Debt(6)(7)	8.1%	5/12		46.3	46.3	—
							142.2	66.0
Compusearch Holdings Company, Inc.	Software	Subordinated Debt(7)	12.0%	6/12		12.6	12.4	12.4
		Convertible Preferred Stock(1)			23,342		0.9	1.5
							13.3	13.9
Contec. LLC	Household Durables	Subordinated Debt(7)	14.0%	9/15-9/16		135.0	133.7	127.2
Corrpro Companies, Inc.	Construction & Engineering	Subordinated Debt	12.5%	3/11		13.0	11.5	11.6
		Redeemable Preferred Stock			1,165,930		1.7	1.7
		Common Stock Warrants(1)			5,022,576		3.5	8.6
							16.7	21.9
CyrusOne Networks, LLC	IT Services	Senior Debt(7)	9.1%	1/14		19.9	19.8	17.1
Delsey Holding(3)	Textiles, Apparel & Luxury Goods	Senior Debt	9.5%	2/12		20.7	20.7	23.3
DelStar, Inc.	Building Products	Subordinated Debt(7)	14.0%	12/12		18.7	18.5	18.7
		Redeemable Preferred Stock			26,613		16.7	33.6
		Convertible Preferred Stock			29,569		3.4	3.4
		Common Stock Warrants(1)			89,020		16.9	5.0
							55.5	60.7
Direct Marketing International LLC	Media	Subordinated Debt(7)	15.2%	7/12		29.3	29.0	29.0
Dyno Holding Corp.	Auto Components	Senior Debt(7)	9.5%	11/13		41.9	41.5	41.9
		Subordinated Debt(7)	16.0%	11/14		27.4	27.2	27.4
		Convertible Preferred Stock(1)			389,759		40.5	6.4
		Common Stock(1)			97,440		10.1	—
							119.3	75.7
Easton Bell Sports LLC	Leisure Equipment & Products	Common Units(1)			1,985,748		0.7	4.2
Edline, LLC	Software	Subordinated Debt(7)	14.0%	7/13		18.1	14.4	18.6
		Membership Warrants(1)			6,447,500		6.0	16.0
							20.4	34.6
FAMS Acquisition, Inc.	Diversified Financial Services	Subordinated Debt(7) Convertible Preferred Stock(1)	14.8%	11/13-11/14	861,364	26.1	25.9 20.9	26.1 11.0
							46.8	37.1
FCC Holdings, LLC	Commercial Banks	Subordinated Debt	15.8%	12/12		75.0	74.4	63.8
Foamex, L.P.(2)	Household Durables	Senior Debt(6)	8.3%	2/13-2/14		23.2	22.0	6.2
Ford Motor Company(2)	Automobiles	Revolver Commitment		12/11			(6.7)	(60.4)

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2008

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date (5)	# of shares/ units owned	Principal	Cost	Fair Value
Formed Fiber Technologies, Inc.	Auto Components	Subordinated Debt(6)	15.0%	8/11		13.9	11.1	3.0
		Common Stock Warrants(1)			122,397		0.1	—
							11.2	3.0
FPI Holding Corporation	Food Products	Senior Debt	14.7%	5/11-5/14		23.4	23.3	23.4
		Senior Debt(6)	17.3%	5/15		9.1	8.7	5.5
		Subordinated Debt(6)	21.5%	5/15-5/16		18.6	17.4	—
		Redeemable Preferred Stock(1)			4,469		39.1	—
		Convertible Preferred Stock(1)			21,715		23.3	—
		Common Stock(1)			5,429		5.8	—
							117.6	28.9
French Lick Resorts & Casino Hotels, LLC	Hotels, Restaurants & Leisure	Senior Debt	10.8%	4/14		31.7	25.7	18.3
FU/WD Opa Locka, LLC	Real Estate	Senior Debt	8.0%	9/17-9/24		32.5	31.0	27.1
Genband Inc.	Communications Equipment	Common Stock(1)			2,975,631		14.7	4.0
Golden Key US LLC	Diversified Financial Services	Commercial Paper(1)	5.3%	10/07		7.3	7.3	4.0
HMSC Corporation	Insurance	Senior Debt(7)	6.0%	10/14		3.5	3.5	2.0
HomeAway, Inc.	Commercial Services & Supplies	Redeemable Preferred Stock(1)			384,297		0.7	0.6
		Convertible Preferred Stock(1)			1,661,820		9.7	26.8
							10.4	27.4
Hopkins Manufacturing Corporation	Auto Components	Subordinated Debt(7)	15.3%	7/12		36.9	36.6	35.4
		Redeemable Preferred Stock			2,915		5.9	5.6
							42.5	41.0
III Exploration II, LP	Oil, Gas & Consumable Fuels	Senior Debt(7)	8.8%	4/14		20.0	20.0	16.9
Infiltrator Systems, Inc.	Building Products	Senior Debt(7)	16.0%	10/13		37.0	36.6	36.6
Innova Holdings, Inc.	Software	Senior Debt(7)	9.4%	3/13		11.5	11.4	11.5
		Subordinated Debt(7)	15.0%	3/14		17.7	17.5	17.7
		Convertible Preferred Stock			14,283		21.6	30.8
							50.5	60.0
Inovis International, Inc.	Software	Senior Debt(7)	8.4%	5/10		88.0	87.5	82.6
Intergraph Corporation	Software	Senior Debt(7)	8.2%	12/14		3.0	3.0	2.7
iTradeNetwork, Inc.	IT Services	Senior Debt(7)	11.5%	12/13		25.0	24.8	24.3
JHCI Acquisition, Inc.	Air Freight & Logistics	Senior Debt(7)	6.0%	12/14		19.0	19.1	11.7
Jones Stephens Corp.	Building Products	Subordinated Debt(7)	13.5%	9/13-9/14		23.2	22.9	19.5
J-Pac, LLC	Health Care Equipment & Supplies	Senior Debt(7)	12.0%	1/14		15.0	14.8	14.5
		Subordinated Debt	18.9%	1/14		9.6	9.3	8.8
		Preferred Unit Warrants(1) Common Unit Warrants(1)			263,158		0.2	0.1
					500,000		—	0.1
							24.3	23.5
KIK Custom Products, Inc.(3)	Household Products	Senior Debt(6)	8.5%	11/14		21.5	21.5	3.6
LabelCorp Holdings, Inc	Paper & Forest Products	Senior Debt	8.1%	8/13-8/14		2.0	1.6	1.1
		Subordinated Debt	14.0%	8/15-8/16		60.5	59.9	57.0
							61.5	58.1

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2008

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date (5)	# of shares/ units owned	Principal	Cost	Fair Value
LCW Holdings, LLC	Real Estate	Senior Debt	8.4%	10/12		31.5	30.5	32.9
		Warrant(1)			12.3%		0.9	5.4
							31.4	38.3
LJVH Holdings Inc.(3)	Beverages	Senior Debt(7)	7.0%	1/15		28.5	28.6	21.4
LN Acquisition Corp.	Machinery	Senior Debt(7)	6.8%	1/15		21.5	21.6	15.9
Logex Corporation	Road & Rail	Subordinated Debt(6)	12.2%	3/09		12.8	9.1	0.2
LTM Enterprises, Inc.	Personal Products	Senior Debt(7)	10.2%	11/11		19.0	19.0	17.0
MagnaCare Holdings, Inc.	Health Care Providers & Services	Subordinated Debt(7)	14.8%	1/13		14.0	13.9	13.9
Medical Billing Holdings, Inc.	IT Services	Subordinated Debt(7)	15.0%	9/13		10.7	10.5	10.7
		Convertible Preferred Stock(1)			13,199,000		13.2	13.7
		Common Stock(1)			3,299,582		3.3	—
							27.0	24.4
MGM Holdings II, Inc.	Media	Senior Debt(6)	4.7%	6/11		2.0	1.7	0.9
Mirion Technologies	Electrical Equipment	Senior Debt(7)	7.2%	5/10-11/11		124.7	124.2	126.1
		Subordinated Debt(7)	15.2%	9/09-5/12		50.8	50.5	50.9
		Convertible Preferred Stock			435,724		48.5	93.7
		Common Stock(1)			24,503		2.8	3.6
		Common Stock Warrants(1)			222,156		18.6	31.0
							244.6	305.3
Mitchell International, Inc.	IT Services	Senior Debt(7)	6.8%	3/15		5.0	5.0	3.3
National Processing Company Group, Inc.	IT Services	Senior Debt(7)	10.7%	9/14		53.0	52.8	38.8
NBD Holdings Corp.	Diversified Financial Services	Senior Subordinated Debt(7)	14.0%	8/13		45.7	45.2	45.2
		Convertible Preferred Stock			84,174		10.4	10.4
		Common Stock(1)			633,408		0.1	0.1
							55.7	55.7
Net1 Las Colinas Manager, LLC	Real Estate	Senior Debt	7.7%	10/15		5.1	5.2	4.8
Nivel Holdings, LLC	Distributors	Senior Debt(7)	10.6%	10/13		62.2	61.7	57.5
Orchard Brands Corporation	Internet & Catalog Retail	Senior Debt(7)	13.5%	4/13-4/14		308.8	305.9	211.0
		Subordinated Debt	10.0%	4/14		60.2	60.2	32.1
		Common Stock(1)			565,885		—	0.1
							366.1	243.2
Pan Am International Flight Academy, Inc.	Professional Services	Subordinated Debt(6)(7)	18.0%	7/13		28.6	25.2	21.3
		Convertible Preferred Stock(1)			8,234		8.2	—
							33.4	21.3
Panavision, Inc.	Electronic Equipment, Instruments & Components	Senior Debt	6.6%	3/11		2.0	1.7	1.1
PaR Systems, Inc.	Machinery	Senior Debt	4.7%	7/13		4.7	4.5	4.5
Phillips & Temro Industries, Inc.	Auto Components	Senior Debt(7)	12.8%	12/10-12/11		23.8	23.7	23.7
		Subordinated Debt(7)	16.3%	12/12		17.4	17.4	17.4
							41.1	41.1
Qioptiq S.A.R.L.(3)	Electronic Equipment, Instruments & Components	Subordinated Debt	10.2%	3/18		29.3	29.0	29.0
Ranpak Acquisition Company	Containers & Packaging	Senior Debt(7)	8.8%	12/13-12/14		142.2	140.9	114.0

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2008

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date (5)	# of shares/ units owned	Principal	Cost	Fair Value
RDR Holdings, Inc.	Household Durables	Subordinated Debt(7)	15.4%	10/14-10/15		216.8	215.0	216.8
		Convertible Preferred Stock			154,142		164.4	122.9
		Common Stock(1)			1,541,415		1.5	—
							380.9	339.7
Roarke - Money Mailer, LLC	Media	Common Membership Units(1)			3.5%		0.9	1.3
Scanner Holdings Corporation	Computers & Peripherals	Senior Debt(7)	5.3%	5/12-5/13		11.9	11.6	11.9
		Subordinated Debt(7)	14.0%	5/14		20.7	20.5	20.7
		Convertible Preferred Stock(1)			77,640,000		7.8	7.4
		Common Stock(1)			78,242		0.1	—
							40.0	40.0
Securus Technologies, Inc.	Diversified Telecommunication Services	Common Stock(1)			12		0.7	—
Seroyal Holdings, L.P.(3)	Pharmaceuticals	Redeemable Preferred Partnership Units			26,274		0.5	0.6
		Partnership Units(1)			95,280		0.8	1.4
							1.3	2.0
Sleep Innovations, Inc.(9)	Household Durables	Senior Debt	11.0%	4/09		2.3	2.3	2.3
		Senior Debt(6)	7.9%	4/09-4/14		30.6	22.9	6.8
							25.2	9.1
Small Smiles Holding Company, LLC	Health Care Providers & Services	Senior Debt	5.6%	9/12		12.1	7.0	5.2
		Subordinated Debt(6)(7)	15.0%	9/13-9/14		100.5	87.9	—
							94.9	5.2
Soil Safe Holdings, LLC	Professional Services	Senior Debt	9.1%	8/13-8/14		52.2	51.7	50.0
		Subordinated Debt(7)	14.7%	8/15-8/17		58.5	57.9	54.5
							109.6	104.5
Spectrum Brands, Inc.(2)	Household Products	Senior Debt(6)	6.6%	3/13		8.7	8.3	5.0
Supreme Corq Holdings, LLC	Containers & Packaging	Common Membership Warrants(1)			5,670		0.4	—
Swank Audio Visuals, L.L.C.	Commercial Services & Supplies	Senior Debt(7)	8.9%	8/14		48.5	48.1	31.7
Tanenbaum-Harber Co. Holdings, Inc.	Insurance	Redeemable Preferred Stock(1)			376		0.5	0.5
		Common Stock(1)			3,861		—	—
							0.5	0.5
TestAmerica Environmental Services, LLC	Commercial Services & Supplies	Senior Debt(7)	5.9%	12/11-12/13		11.1	10.9	9.5
		Senior Debt(6)(7)	9.2%	12/13		21.2	20.9	—
		Subordinated Debt(6)	14.0%	12/14		41.7	39.5	—
		Preferred Unit(1)			11,659,298		6.9	—
		Preferred Unit Warrants(1)			1,998,961		4.8	—
							83.0	9.5
The Tensar Corporation	Construction & Engineering	Senior Debt(7)	8.5%	5/13		82.0	81.2	60.0
		Subordinated Debt	17.5%	10/13		43.5	43.2	38.1
							124.4	98.1
ThreeSixty Sourcing, Inc.(3)	Commercial Services & Supplies	Common Stock Warrants(1)			35		4.1	1.3
TransFirst Holdings, Inc.	Distributors	Senior Debt(7)	7.5%	6/15		50.0	49.6	39.3

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2008

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date (5)	# of shares/ units owned	Principal	Cost	Fair Value
triVIN, Inc.	IT Services	Subordinated Debt(7)	15.0%	6/14-6/15		19.9	19.7	19.9
		Convertible Preferred Stock(1)			247,000,000		26.3	16.6
		Common Stock(1)			6,319,923		6.3	—
							52.3	36.5
True Temper Sports, Inc.	Leisure Equipment & Products	Senior Debt	9.3%	6/11		2.0	1.9	1.3
Tyden Caymen Holdings Corp.	Electronic Equipment, Instruments & Components	Senior Debt(7)	10.5%	5/10-11/11		12.0	11.9	12.0
		Subordinated Debt(7)	13.8%	5/12		14.5	14.4	14.6
		Common Stock(1)			1,165,930		1.1	2.9
							27.4	29.5
Velocity Financial Group, Inc.	Diversified Financial Services	Subordinated Debt	15.0%	4/14		17.8	17.6	17.6
		Convertible Preferred Stock(1)			11,659,298		20.4	8.7
							38.0	26.3
Venus Swimwear, Inc.	Internet & Catalog Retail	Senior Debt	9.7%	12/11-12/12		21.9	21.6	17.6
		Subordinated Debt(6)	20.0%	12/13		25.4	19.2	1.3
							40.8	18.9
WRH, Inc.	Life Sciences Tools & Services	Senior Debt(7)	5.7%	9/13-9/14		4.3	4.3	4.3
		Subordinated Debt(7)	14.7%	7/14-9/14		81.7	81.0	81.4
		Convertible Preferred Stock			2,008,575		226.0	226.0
		Common Stock(1)			502,144		49.9	20.6
							361.2	332.3
WWC Acquisitions, Inc.	Professional Services	Senior Debt(7)	7.2%	12/11-12/13		34.0	33.6	26.7
Zencon Holdings Corporation	Internet Software & Services	Senior Debt(7)	6.5%	5/13		17.2	17.1	17.2
		Subordinated Debt(7)	15.3%	5/14		21.0	20.8	21.0
		Convertible Preferred Stock(1)			5,246,686		7.5	16.5
							45.4	54.7
ZSF/WD Fitzgerald, LLC	Real Estate	Senior Debt	8.2%	9/24		1.2	1.1	0.6
ZSF/WD Hammond, LLC	Real Estate	Senior Debt	8.0%	9/17-9/24		40.7	38.9	33.2
ZSF/WD Jacksonville, LLC	Real Estate	Senior Debt	8.1%	9/17-9/24		20.5	19.5	15.9
ZSF/WD Montgomery-31, LLC	Real Estate	Senior Debt	8.0%	9/17-9/24		33.8	32.2	27.9
ZSF/WD Opa Locka, LLC	Real Estate	Senior Debt	8.2%	9/24		0.4	0.4	0.1
ZSF/WD Orlando, LLC	Real Estate	Senior Debt	8.1%	9/17-9/24		20.8	19.7	16.2
CMBS AND REAL ESTATE CDO INVESTMENTS
ACAS CRE CDO 2007-1, Ltd.	Real Estate	Class C through Class N Notes Preferred Shares	5.7%	11/31	417,086,293	$345.5	$201.1 17.7	$13.7 4.2
							218.8	17.9
Banc of America	Real Estate	Forward Purchase commitment to purchase Banc of America Commercial Mortgage Trust 2007-1, Commercial Mortgage Pass-Through Certificates ($5.8 Fair Value)		4/09			18.2	3.7
CD 2007-CD4 Commercial Mortgage Trust	Real Estate	Commercial Mortgage Pass-Through Certificates	5.7%	4/17		14.1	8.8	1.3

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2008

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date (5)	# of shares/ units owned	Principal	Cost	Fair Value
CD 2007-CD5 Mortgage Trust	Real Estate	Commercial Mortgage Pass-Through Certificates	6.2%	12/17		14.8	10.2	2.1
Citigroup Commercial Mortgage Securites Trust 2007-C6	Real Estate	Commercial Mortgage Pass-Through Certificates	5.5%	7/17		152.9	68.1	16.4
COBALT CMBS Commercial Mortgage Trust 2007-C3	Real Estate	Commercial Mortgage Pass-Through Certificates	5.2%	10/17		11.1	8.6	0.8
Countrywide Commercial Mortgage Trust 2007-MF1	Real Estate	Commercial Mortgage Pass-Through Certificates	6.1%	11/37-11/40		24.0	9.3	1.8
Credit Suisse Commercial Mortgage Trust 2007-C3	Real Estate	Commercial Mortgage Pass-Through Certificates	5.6%	7/17		13.2	10.6	1.0
Credit Suisse Commercial Mortgage Trust Series 2007-C4	Real Estate	Commercial Mortgage Pass-Through Certificates	5.8%	8/17		20.8	12.1	4.6
GE Commercial Mortgage Corporation, Series 2007-C1	Real Estate	Commercial Mortgage Pass-Through Certificates	5.5%	12/19		37.0	31.4	3.4
GS Morgtage Securities Trust 2006-GG10	Real Estate	Commercial Mortgage Pass-Through Certificates	5.7%	7/17		63.7	52.3	4.7
J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP11	Real Estate	Commercial Mortgage Pass-Through Certificates	5.6%	7/17		142.7	62.7	11.7
J.P. Morgan Chase		Forward Purchase commitment to purchase J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP11, Commercial Mortgage Pass-Through Certificates ($1.9 Fair Value)		1/09-5/09			7.2	0.8
J.P. Morgan Chase		Forward Purchase commitment to purchase ML-CFC Commercial Mortgage Trust 2007-6, Commercial Mortgage Pass-Through Certificates ($0.9 Fair Value)		1/09			2.9	0.6
LB-UBS Commercial Mortgage Trust 2007-C6	Real Estate	Commercial Mortgage Pass-Through Certificates	6.2%	8/17		36.6	22.1	4.9
LB-UBS Commercial Mortgage Trust 2008-C1	Real Estate	Commercial Mortgage Pass-Through Certificates	6.2%	7/23-7/24		19.4	7.3	2.4
ML-CFC Commercial Mortgage Trust 2007-8	Real Estate	Commercial Mortgage Pass-Through Certificates	6.0%	8/17		32.8	19.5	4.4
Wachovia Bank Commercial Mortgage Trust 2007-C31	Real Estate	Commercial Mortgage Pass-Through Certificates	5.8%	5/17		20.0	11.4	2.8

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2008

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date (5)	# of shares/ units owned	Principal	Cost	Fair Value
Wachovia Bank Commercial Mortgage Trust, Series 2007-C32	Real Estate	Commercial Mortgage Pass-Through Certificates	5.7%	10/17		161.6	76.1	13.4
Wachovia Bank Commercial Mortgage Trust, Series 2007-C34	Real Estate	Commercial Mortgage Pass-Through Certificates	5.3%	10/17-9/24		96.2	43.4	8.3
Wachovia Bank Commercial Trust 2006-C28	Real Estate	Commercial Mortgage Pass-Through Certificates	6.0%	11/16		5.0	3.1	0.5
CLO INVESTMENTS
ACAS CLO 2007-1, Ltd.	Diversified Financial Services	Secured Notes				$8.5	$8.4	$1.3
		Subordinated Notes				25.9	23.0	8.2
							31.4	9.5
Ares IIIR/IVR CLO Ltd.	Diversified Financial Services	Subordinated Notes				20.0	16.8	5.1
Ares VIII CLO, Ltd.	Diversified Financial Services	Preference Shares			6,241		4.3	1.1
Avalon Capital Ltd. 3	Diversified Financial Services	Preferred Securities			13,796		4.5	1.7
Babson CLO Ltd. 2006-II	Diversified Financial Services	Income Notes				15.0	13.4	5.7
BALLYROCK CLO 2006-2 LTD.	Diversified Financial Services	Deferrable Notes				2.5	2.1	0.5
Cent CDO 12 Limited	Diversified Financial Services	Income Notes				26.4	22.6	8.3
Centurion CDO 8 Limited	Diversified Financial Services	Subordinated Notes				5.0	3.1	1.4
Champlain CLO	Diversified Financial Services	Preferred Securities			1,000,000		0.5	0.1
CoLTs 2005-1 Ltd.(3)	Diversified Financial Services	Preference Shares(1)			360		6.7	3.0
CoLTs 2005-2 Ltd.(3)	Diversified Financial Services	Preference Shares			34,170,000		29.3	7.8
CREST Exeter Street Solar 2004-2	Diversified Financial Services	Preferred Securities			3,089,177		2.7	0.3
Eaton Vance CDO X PLC(3)	Diversified Financial Services	Secured Subordinated Income Notes				15.0	13.0	4.3
Essex Park CDO Ltd.	Diversified Financial Services	Preferred Securities			5,750,000		1.8	1.3
Flagship CLO V	Diversified Financial Services	Deferrable Notes				1.7	1.3	0.3
		Subordinated Securities			15,000		13.2	4.0
							14.5	4.3
Galaxy III CLO, Ltd	Diversified Financial Services	Subordinated Notes				4.0	2.3	0.9
LightPoint CLO IV, LTD	Diversified Financial Services	Income Notes				6.7	6.2	0.7
LightPoint CLO VIII, Ltd.	Diversified Financial Services	Deferrable Notes				7.0	6.5	1.7
LightPoint CLO VII, Ltd.	Diversified Financial Services	Subordinated Notes				9.0	7.6	3.2

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2008

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date (5)	# of shares/ units owned	Principal	Cost	Fair Value
Mayport CLO Ltd.	Diversified Financial Services	Income Notes				14.0	12.1	4.0
NYLIM Flatiron CLO 2006-1 LTD.(3)	Diversified Financial Services	Subordinated Securities			10,000		8.9	3.2
Octagon Investment Partners VII, Ltd.	Diversified Financial Services	Preferred Securities			5,000,000		2.1	0.8
Sapphire Valley CDO I, Ltd.	Diversified Financial Services	Subordinated Notes				14.0	12.4	4.8
Vitesse CLO, Ltd.	Diversified Financial Services	Preferred Securities			20,000,000		15.2	3.8
Subtotal Non-Control / Non-Affiliate Investments (58% of total investment assets and liabilities at fair value)							$5,904.1	$4,182.0

AFFILIATE INVESTMENTS
Aptara, Inc.	IT Services	Senior Debt	11.5%	8/09		$3.0	$ 3.0	$3.0
		Subordinated Debt(7)	16.3%	8/09		43.5	43.3	43.3
		Subordinated Debt(6)(7)	19.0%	8/09		11.8	10.0	3.7
		Redeemable Preferred Stock(1)			15,107		14.1	—
		Convertible Preferred Stock(1)			2,549,410		8.8	—
		Preferred Stock Warrants(1)			230,681		1.0	—
							80.2	50.0
Coghead, Inc.	Internet Software & Services	Subordinated Debt	10.0%	4/09		0.1	0.1	0.1
		Convertible Preferred Stock(1)			5,489,656		2.6	0.2
							2.7	0.3
Creditcards.com, Inc.	Internet Software & Services	Senior Debt(7)	11.0%	6/13		140.9	140.1	136.1
		Subordinated Debt(7)	15.0%	6/14		28.4	28.0	26.6
		Common Stock(1)			1,094,645		1.6	4.2
							169.7	166.9
Egenera, Inc.	Computers & Peripherals	Subordinated Debt	15.0%	12/10		2.8	2.4	2.4
		Redeemable Preferred Stock(1)			523,040		0.4	9.7
		Common Stock(1)			8,046,865		25.0	—
							27.8	12.1
HALT Medical, Inc.	Health Care Equipment & Supplies	Convertible Preferred Stock(1)			5,053,292		8.1	8.7
IS Holdings I, Inc.	Software	Senior Debt(7)	7.9%	6/14		20.0	19.8	15.6
		Redeemable Preferred Stock			1,297		1.6	1.5
		Common Stock(1)			1,165,930		—	4.6
							21.4	21.7
Narus, Inc.	Internet Software & Services	Convertible Preferred Stock(1)			23,583,196		8.4	2.1
		Preferred Stock Warrants(1)			5,440,881		—	—
							8.4	2.1
Primrose Holding Corporation	Diversified Consumer Services	Common Stock(1)			4,213		2.7	7.4
Qualitor Component Holdings, LLC	Auto Components	Subordinated Debt(7) Redeemable Preferred Units(1)	17.0%	12/12	3,150,000	35.6	35.3 3.1	35.9 1.1
		Common Units(1)			350,000		0.4	—
							38.8	37.0

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2008

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date (5)	# of shares/ units owned	Principal	Cost	Fair Value
Radar Detection Holdings Corp.	Household Durables	Senior Debt(7) Common Stock(1)	9.4%	11/12	40,688	13.0	13.0 0.6	9.5 0.6
							13.6	10.1
Roadrunner Dawes, Inc.	Road & Rail	Subordinated Debt(7)	18.0%	9/12		19.3	19.2	19.2
		Common Stock(1)			7,000		7.0	0.1
							26.2	19.3
Tymphany Corporation	Electronic Equipment & Instruments	Senior Debt(1)	0.0%	4/09		2.2	2.2	—
WFS Holding, Inc.	Software	Convertible Preferred Stock			20,403,772		2.8	2.8
Subtotal Affiliate Investments (5% of total investment assets and liabilities at fair value)							$404.6	$338.4

CONTROL INVESTMENTS
ACAS Equity Holdings Corp.	Diversified Financial Services	Common Stock(1)			589		$14.7	$4.3
ACAS Real Estate Holdings Corporation	Real Estate	Subordinated Debt Common Stock(1)	15.0%	5/16	100%	$0.8	0.8 5.4	— —
							6.2	—
American Capital Agency Corp.(2)(8)	Real Estate Investment Trusts	Common Stock			5,000,100		100.0	101.5
American Capital, LLC	Capital Markets	Senior Debt	7.7%	9/12		10.6	10.4	10.6
		Common Membership Interest			100%		58.5	164.7
							68.9	175.3
American Driveline Systems, Inc.	Diversified Consumer Services	Subordinated Debt(7)	14.0%	12/14-12/15		41.7	41.2	41.7
		Redeemable Preferred Stock			403,357		28.4	44.1
		Common Stock(1)			128,681		10.8	2.7
		Common Stock Warrants(1)			204,663		17.3	4.2
							97.7	92.7
Auxi Health, Inc.	Health Care Providers & Services	Subordinated Debt(6)	5.8%	3/09		8.9	3.2	1.1
Barton-Cotton Holding Corporation	Distributors	Subordinated Debt(6)	14.0%	9/14		34.1	28.6	—
		Redeemable Preferred Stock(1)			28,263		15.7	—
		Convertible Preferred Stock(1)			66,551		6.7	—
		Common Stock(1)			607		0.1	—
		Common Stock Warrants(1)			125,610		12.5	—
		Guarantee					—	(10.0)
							63.6	(10.0)
Capital.com, Inc.	Diversified Financial Services	Common Stock(1)			8,500,100		1.5	0.4
CIBT Travel Solutions, Inc.	Commercial Services & Supplies	Senior Debt	5.9%	1/13-1/14		74.8	74.0	74.8
		Subordinated Debt(7)	15.0%	1/10-1/16		43.1	42.7	43.1
		Convertible Preferred Stock(1)			776,800		77.7	35.2
		Common Stock(1)			194,200		19.4	—
							213.8	153.1
Consolidated Bedding, Inc.	Household Durables	Senior Debt	11.4%	6/13		10.7	10.5	10.2
		Senior Debt(6)	11.4%	6/13		113.1	103.7	23.0
		Subordinated Debt(6)	21.7%	12/13		92.0	78.4	—
		Convertible Preferred Stock(1)			16,423		3.0	—
							195.6	33.2

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2008

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date (5)	# of shares/ units owned	Principal	Cost	Fair Value
Contour Semiconductor, Inc.	Semiconductors & Semiconductor Equipment	Convertible Preferred Stock(1)			9,738,995		10.0	10.6
Core Business Credit, LLC	Diversified Financial Services	Subordinated Debt	14.1%	5/15		19.5	19.3	19.3
		Convertible Preferred Units(1)			155,150		15.5	16.1
		Common Units(1)			38,788		3.9	3.3
							38.7	38.7
ECA Acquisition Holdings, Inc	Health Care Equipment & Supplies	Subordinated Debt(7)	16.5%	12/14		13.0	12.9	13.0
		Common Stock(1)			583		11.1	5.1
							24.0	18.1
eLynx Holdings, Inc.	IT Services	Senior Debt(7)	9.8%	6/13		9.6	9.5	9.6
		Subordinated Debt(6)(7)	10.0%	6/13		14.6	13.4	1.4
		Redeemable Preferred Stock(1)			21,114		9.0	—
		Convertible Preferred Stock(1)			7,929		6.0	—
		Common Stock(1)			11,261		1.1	—
		Common Stock Warrants(1)			1,078,792		13.1	—
							52.1	11.0
Endeavor Fund I, LP	Thrifts & Mortgage Finance	Partnership Interest			100%		29.7	20.9
ETG Holdings, Inc.	Containers & Packaging	Senior Debt(6)	10.4%	5/11		13.4	10.8	2.6
		Subordinated Debt(6)	14.3%	5/12-5/13		15.8	10.9	—
		Convertible Preferred Stock(1)			233,201		11.4	—
							33.1	2.6
European Capital Limited(2)(3)	Diversified Financial Services	Subordinated Debt	7.5%	11/09-2/11		363.6	358.7	363.6
		Ordinary Shares			72,305,938		921.8	116.9
							1,280.5	480.5
European Touch, LTD. II	Leisure Equipment & Products	Subordinated Debt	12.0%	12/10		3.1	3.1	3.1
		Subordinated Debt(6)	18.1%	12/10		20.5	15.6	2.2
		Redeemable Preferred Stock(1)			263		0.3	—
		Common Stock(1)			1,688		0.9	—
		Common Stock Warrants(1)			7,105		3.7	—
							23.6	5.3
EXPL Pipeline Holdings LLC	Oil, Gas & Consumable Fuels	Senior Debt	9.6%	1/17		42.3	41.9	42.3
		Common Membership Units(1)			58,297		44.5	12.0
							86.4	54.3
Fosbel Global Services (LUXCO) S.C.A(3)	Commercial Services & Supplies	Subordinated Debt(7)	14.0%	12/13		19.6	19.6	19.6
		Subordinated Debt(6)(7)	17.0%	12/14		18.6	15.5	15.7
		Redeemable Preferred Stock(1)			18,449,456		18.5	—
		Convertible Preferred Stock(1)			1,519,368		3.0	—
		Common Stock(1)			108,526		0.2	—
							56.8	35.3
Fountainhead Estate Holding Corp.(3)	Internet Software & Services	Senior Debt Redeemable Preferred Stock(1)	5.7%	10/13	115,538	24.5	24.5 11.6	24.5 11.6
		Convertible Preferred Stock(1)			59,250		59.3	2.6
							95.4	38.7

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2008

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date (5)	# of shares/ units owned	Principal	Cost	Fair Value
FreeConferenceroom.com, Inc.	Diversified Telecommunication Services	Senior Debt(7)	8.3%	4/11-5/11		14.8	14.7	14.9
		Subordinated Debt	15.0%	5/12		10.1	10.0	10.1
		Redeemable Preferred Stock(1)			14,042,095		12.8	4.5
		Common Stock(1)			6,088,229		2.3	—
							39.8	29.5
Future Food, Inc.	Food Products	Senior Debt	6.9%	7/10		17.2	17.2	17.3
		Subordinated Debt(6)	12.4%	7/11-7/12		13.5	12.5	3.8
		Common Stock(1)			64,917		13.0	—
		Common Stock Warrants(1)			6,500		1.3	—
							44.0	21.1
FutureLogic, Inc.	Computers & Peripherals	Senior Debt(7)	9.7%	2/10-2/12		48.2	48.0	48.2
		Subordinated Debt(7)	15.0%	2/13		32.6	32.3	32.6
		Common Stock(1)			129,514		15.6	3.7
							95.9	84.5
FV Holdings Corporation	Food Products	Subordinated Debt(7)	14.5%	6/15		23.1	23.1	23.1
		Convertible Preferred Stock(1)			292,000		14.3	23.8
		Common Stock(1)			125,000		6.1	10.2
							43.5	57.1
Group Montana, Inc.	Textiles, Apparel & Luxury Goods	Senior Debt(7)	10.4%	10/10-10/11		16.1	16.1	16.1
		Senior Debt(6)(7)	12.9%	10/11		5.1	4.8	2.1
		Subordinated Debt(6)	25.0%	10/12		18.8	13.6	—
		Convertible Preferred Stock(1)			4,000		1.0	—
		Common Membership Interest(1)			2.5%		0.7	—
							36.2	18.2
Halex Holdings Corp.	Construction Materials	Senior Debt(6)	13.5%	9/11-10/13		24.9	23.4	9.9
		Subordinated Debt(6)	18.8%	8/15		24.3	15.9	—
		Redeemable Preferred Stock(1)			23,213,046		30.2	—
							69.5	9.9
Hartstrings Holdings Corp.	Textiles, Apparel & Luxury Goods	Senior Debt(1)	0.0%	12/10		13.5	13.5	13.5
		Senior Debt(6)	0.0%	12/10		2.9	2.7	0.7
		Convertible Preferred Stock(1)			10,196		3.0	—
		Common Stock(1)			14,250		4.8	—
							24.0	14.2
Imperial Supplies Holdings, Inc.	Trading Companies and Distributors	Subordinated Debt	16.0%	10/14		22.1	21.9	21.9
		Redeemable Preferred Stock			19,604		14.7	21.6
		Convertible Preferred Stock(1)			19,604		20.2	8.1
		Common Stock(1)			442,187		11.3	—
							68.1	51.6
Kingway Inca Clymer Holdings, Inc.	Building Products	Subordinated Debt(6)	12.3%	4/12		1.8	—	—
		Redeemable Preferred Stock(1)			13,709		9.2	0.7
							9.2	0.7

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2008

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date (5)	# of shares/ units owned	Principal	Cost	Fair Value
Lifoam Holdings, Inc.	Leisure Equipment & Products	Senior Debt	8.0%	6/13		22.2	22.2	22.2
		Subordinated Debt	7.8%	6/13		18.3	18.3	18.2
		Subordinated Debt(6)	8.3%	6/13		18.4	15.9	2.3
		Redeemable Preferred Stock(1)			6,160		4.2	—
		Convertible Preferred Stock(1)			15,797		12.2	—
		Common Stock(1)			14,000		1.4	—
		Common Stock Warrants(1)			434,938		2.9	—
							77.1	42.7
LLSC Holdings Corporation	Personal Products	Senior Debt(7)	7.7%	8/12		5.5	5.5	5.5
		Subordinated Debt(7)	12.0%	8/13		5.5	5.5	5.5
		Convertible Preferred Stock(1)			7,496		8.1	4.7
							19.1	15.7
LVI Holdings, LLC	Professional Services	Senior Debt(7)	8.9%	2/10		2.4	2.4	2.3
		Subordinated Debt(7)	18.0%	2/13		11.4	11.3	11.4
							13.7	13.7
Montgomery Lane, LLC (DE LLC)	Diversified Financial Services	Common Membership Units(1)			100		10.3	6.8
Montgomery Lane, LTD (Cayman)(3)	Diversified Financial Services	Common Membership Units(1)			50,000		7.2	0.8
MW Acquisition Corporation	Health Care Providers & Services	Subordinated Debt(7)	11.3%	2/13-2/14		25.0	24.7	25.0
		Convertible Preferred Stock(1)			38,016		13.5	13.9
		Common Stock(1)			51,521		—	0.1
							38.2	39.0
NECCO Holdings, Inc.	Food Products	Senior Debt	13.4%	12/12		4.1	4.1	4.1
		Common Stock(1)			760,869		0.1	0.1
							4.2	4.2
NECCO Realty Investments, LLC	Real Estate	Senior Debt(7)	14.0%	12/17		37.7	37.0	37.7
		Common Membership Units(1)			7,000		4.9	9.8
							41.9	47.5
Oceana Media Finance, LLC	Commercial Banks	Common Membership Units(1)			145,742		14.6	11.4
Paradigm Precision Holdings, LLC	Aerospace & Defense	Senior Debt	6.4%	2/09		19.2	19.1	19.1
		Subordinated Debt	18.7%	10/13-10/14		93.7	92.8	92.8
		Common Membership Units(1)			478,488		17.5	6.1
							129.4	118.0
PHC Sharp Holdings, Inc.	Commercial Services & Supplies	Senior Debt(7)	7.7%	12/11-12/12		16.0	15.8	16.0
		Subordinated Debt	17.0%	12/14		8.3	8.3	8.3
		Subordinated Debt(6)	19.0%	12/14		8.4	7.3	0.5
		Common Stock(1)			367,881		4.2	—
							35.6	24.8
PHI Acquisitions, Inc.	Internet & Catalog Retail	Senior Debt(7)	8.0%	6/12		10.0	9.9	10.0
		Subordinated Debt(7)	12.7%	6/13		23.6	23.4	23.6
		Redeemable Preferred Stock(1)			36,267		24.6	19.2
		Common Stock(1)			40,295		3.9	—
		Common Stock Warrants(1)			116,065		11.6	—
							73.4	52.8

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2008

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date (5)	# of shares/ units owned	Principal	Cost	Fair Value
Piper Aircraft, Inc.	Aerospace & Defense	Subordinated Debt	8.0%	7/13		0.7	0.2	0.7
		Common Stock(1)			478,797		0.1	22.6
							0.3	23.3
Resort Funding Holdings, Inc.	Diversified Financial Services	Senior Debt	9.2%	4/10		10.6	10.6	10.6
		Common Stock(1)			583		20.5	1.2
							31.1	11.8
Sixnet Holdings, LLC	Electronic Equipment, Instruments & Components	Senior Debt(7)	9.8%	6/12-6/13		37.4	37.0	34.4
		Membership Units(1)			356		4.5	7.2
							41.5	41.6
SMG Holdings, Inc.	Hotels, Restaurants & Leisure	Senior Debt(7)	6.9%	7/14		5.9	5.9	5.9
		Subordinated Debt(7)	12.5%	6/15		119.4	118.5	119.5
		Convertible Preferred Stock			1,101,673		121.5	102.9
		Common Stock(1)			275,419		27.5	—
							273.4	228.3
Specialty Brands of America, Inc.	Food Products	Subordinated Debt(7)	14.0%	5/14		34.1	33.8	34.1
		Redeemable Preferred Stock			122,017		8.2	13.8
		Common Stock(1)			128,175		2.3	4.0
		Common Stock Warrants(1)			56,819		1.4	1.8
							45.7	53.7
SPL Acquisition Corp.	Pharmaceuticals	Senior Debt	7.0%	10/12-10/13		83.9	83.0	83.9
		Subordinated Debt(7)	15.3%	8/14-8/15		49.9	49.3	49.9
		Convertible Preferred Stock			84,043		48.0	48.0
		Common Stock(1)			84,043		—	10.4
							180.3	192.2
Stravina Holdings, Inc.	Personal Products	Senior Debt(6)	0.0%	4/11		3.5	3.5	—
UFG Holding Corp.	Food Products	Subordinated Debt	16.5%	5/15		27.9	27.4	27.4
		Subordinated Debt(6)	20.1%	5/16		35.4	31.3	18.7
		Redeemable Preferred Stock(1)			20,602		12.6	—
		Convertible Preferred Stock(1)			4,777		4.6	—
		Common Stock(1)			51,504		13.2	—
		Guarantee					—	(1.5)
							89.1	44.6
UFG Real Estate Holdings, LLC	Real Estate	Common Membership(1)					—	1.4
Unique Fabricating Incorporated	Auto Components	Senior Debt(7)	11.5%	2/10-2/12		5.3	5.2	5.3
		Subordinated Debt(6)(7)	17.0%	2/13		7.7	6.5	0.5
		Redeemable Preferred Stock(1)			292,958		1.6	—
		Common Stock Warrants(1)			6,862		0.2	—
							13.5	5.8
Unwired Holdings, Inc.	Household Durables	Senior Debt	10.2%	6/10-6/11		10.4	10.3	10.4
		Subordinated Debt(6)	15.0%	6/12-6/13		21.5	14.0	0.6
		Redeemable Preferred Stock(1)			14,630		14.6	—
		Common Stock(1)			126,001		1.3	—
							40.2	11.0
VP Acquisition Holdings, Inc.	Health Care Equipment & Supplies	Subordinated Debt(7)	14.5%	10/13-10/14		19.5	19.3	19.5
		Common Stock(1)			19,780		24.7	45.1
							44.0	64.6

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2008

(in millions, except share data)

Company (4)	Industry	Investments	Interest Rate (5)	Maturity Date (5)	# of shares/ units owned	Principal	Cost	Fair Value
Warner Power, LLC	Electrical Equipment	Subordinated Debt(7)	12.6%	10/09		5.0	5.0	5.0
		Redeemable Preferred Membership Units			3,796,269		4.8	5.5
		Common Membership Units(1)			27,400		1.9	6.0
							11.7	16.5
WIS Holding Company, Inc.	Commercial Services & Supplies	Subordinated Debt(7)	14.8%	1/14-1/15		103.8	103.0	103.8
		Convertible Preferred Stock			703,406		82.3	132.6
		Common Stock(1)			175,852		17.6	30.2
							202.9	266.6
WSACS RR Holdings LLC	Real Estate	Common Membership Units(1)			3,170,176		3.2	3.2

CDO / CLO INVESTMENTS
ACAS Wachovia Investments, L.P.	Diversified Financial Services	Partnership Interest			90%		11.5	1.4
Subtotal Control Investments (40% of total investment assets and liabilities at fair value)							$4,382.3	$2,897.8

Counterparty	Instrument	Interest Rate (5)	Expiration Date (5)	# of contracts	Notional	Cost	Fair Value

DERIVATIVE AGREEMENTS
Citibank, N.A.	Interest Rate Swaption - Pay Floating/ Receive Fixed	LIBOR/4.6%	4/12	1	$40.0	$—	$3.1
Wachovia Bank, N.A.	Interest Rate Swap - Pay Fixed/ Receive Floating	5.1%/LIBOR	8/19	1	37.0	—	3.8
BMO Financial Group	Interest Rate Swaption - Pay Floating/ Receive Fixed	LIBOR/5.5%	11/12	1	22.9	—	1.1
Citibank, N.A.	Balance Differential Swap - Pay Floating/ Receive Floating	5.2%/LIBOR	11/19	1	3.5	—	0.7
Subtotal Derivative Agreements (less than 1% of total investment assets and liabilities at fair value)						—	8.7
Total Investment Assets						$10,691.0	$7,426.9
DERIVATIVE & OPTION AGREEMENTS
Citibank, N.A.	Interest Rate Swap - Pay Fixed/ Receive Floating	4.8%/LIBOR	4/12-11/19	4	$666.9	$—	$(45.9)
BMO Financial Group	Interest Rate Swap - Pay Fixed/ Receive Floating	5.4%/LIBOR	2/13-8/17	5	479.9	—	(43.5)
Wachovia Bank, N.A.	Interest Rate Swap - Pay Fixed/ Receive Floating	4.9%/LIBOR	1/14-8/19	3	379.1	—	(33.0)
UniCredit Group	Interest Rate Swap - Pay Fixed/ Receive Floating	5.7%/LIBOR	7/17	1	66.0	—	(10.6)
WestLB AG	Interest Rate Swap - Pay Fixed/ Receive Floating	5.8%/LIBOR	6/17	1	55.0	—	(8.3)
Credit Suisse International	Interest Rate Swap - Pay Fixed/ Receive Floating	5.8%/LIBOR	6/17	1	26.1	—	(3.9)
Fortis Financial Services LLC	Interest Rate Swap - Pay Fixed/ Receive Floating	5.7%/LIBOR	7/17	1	22.3	—	(5.9)
Citibank, N.A.	Foreign Exchange Swap - Pay Euros/ Receive GBP		2/11	1		—	(1.5)
European Capital Limited(2)(3)	Put Option		12/10			(19.7)	(69.4)
Total Investment Liabilities (3% of total investment assets and liabilities at fair value)						$(19.7)	$(222.0)

Funds	Cost	Fair Value
MONEY MARKET FUNDS(10)
First American Prime Obligations Fund	$15.0	$15.0
BlackRock Liquidity Funds TempFund Portfolio	15.0	15.0
First American Government Obligations Fund	10.0	10.0
Federated Government Obligations Fund	10.0	10.0
Federated Prime Cash Obligations Fund	10.0	10.0
Fidelity Institutional Money Market Funds - Prime Money Market Portfolio	10.0	10.0
Goldman Sachs Financial Square Fund - Money Market Fund	10.0	10.0
Goldman Sachs Financial Square Funds - Government Fund	10.0	10.0
Fidelity Institutional Money Market Funds - Government Portfolio	10.0	10.0
AIM STIT - Liquid Assets Portfolio	10.0	10.0

AMERICAN CAPITAL, LTD.

CONSOLIDATED SCHEDULE OF INVESTMENTS—(Continued)

December 31, 2008

(in millions, except share data)

Funds	Cost	Fair Value
Dreyfus Cash Management	8.0	8.0
Dreyfus Cash Advantage Fund	7.0	7.0
Federated Prime Obligations Fund	7.0	7.0
Wells Fargo Advantage Prime Investment Money Market Fund	6.0	6.0
Dreyfus Cash Advantage Fund	5.0	5.0
Dreyfus Institutional Reserves Money Fund	5.0	5.0
Dreyfus Government Cash Management	5.0	5.0
AIM STIT-STIC Prime Portfolio	5.0	5.0
Total Money Market Funds	$158.0	$158.0

(1)	Non-income producing.
(2)	Publicly traded company or a consolidated subsidiary of a public company.
(3)	International investment.
(4)	Certain of the securities are issued by affiliate(s) of the listed portfolio company.
(5)	Interest rates represent the weighted average annual stated interest rate on loans and debt securities, which are presented by the nature of indebtedness by a single issuer. The maturity dates represent the earliest and the latest maturity dates.
(6)	Loan is on non-accrual status and therefore considered non-income producing.
(7)	All or a portion of the loans or securities are pledged as collateral under various secured financing arrangements.
(8)	2,500,100 shares with a cost of $50.0 and a fair value of $48.1 are restricted for sale until May 2009.
(9)	Portfolio company has filed for reorganization under Chapter 11 of the United States Code.
(10)	Included in Cash and cash equivalents on our Consolidated Balance Sheets.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in millions, except per share data)

Note 1. Organization

American Capital, Ltd. (formerly known as American Capital Strategies, Ltd., which is referred to throughout this report as “American Capital”, “we”, “our” and “us”) was incorporated in 1986. On August 29, 1997, we completed an initial public offering (“IPO”) and became a non-diversified closed end investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (“1940 Act”). We operate so as to qualify to be taxed as a regulated investment company (“RIC”) as defined in Subtitle A, Chapter 1, under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a RIC, we are not subject to federal income tax on the portion of our taxable income and capital gains we distribute to our shareholders. As a BDC, we primarily invest in senior debt, subordinated debt and equity in the buyouts of private companies sponsored by us, the buyouts of private companies sponsored by other private equity firms and provide capital directly to early stage and mature private and small public companies. We refer to our investments in these companies as our private finance portfolio. We also invest in structured financial product investments (“Structured Products”) including commercial mortgage backed securities (“CMBS”), commercial collateralized loan obligation (“CLO”) securities and collateralized debt obligation (“CDO”) securities and invest in alternative asset funds managed by us. Our primary business objectives are to increase our taxable income, net realized earnings and net asset value (“NAV”) by making investments with attractive current yields and/or potential for equity appreciation and realized gains.

We are the sole shareholder of American Capital Financial Services, Inc. (“ACFS”). Through ACFS, we provide advisory, management and other services to our portfolio companies.

Note 2. Going Concern

Removal of Going Concern Opinion

Our consolidated financial statements have been prepared assuming that we will continue as a going concern. As of December 31, 2009 and as of March 1, 2010, the date that our independent registered public accountant issued its original report on our audited consolidated financial statements as of and for the year ended December 31, 2009, we were in breach of financial covenants under our primary unsecured borrowing arrangements. As a result, our independent registered public accountant’s original audit report included an explanatory paragraph in respect of our ability to continue as a going concern. However, we completed a restructuring of all such debt on June 28, 2010, which included a waiver of all existing defaults under our primary unsecured borrowing arrangements. As a result of our comprehensive debt refinancing as further described in Note 19, our independent registered public accountant has re-issued their audit report on June 30, 2010 and removed the explanatory paragraph with respect to the substantial doubt of our ability to continue as a going concern from their independent auditor’s report as of December 31, 2009 and for the years then ended.

Note 3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Consolidation

Under the investment company rules and regulations pursuant to Article 6 of Regulation S-X and the American Institute of Certified Public Accountants (“AICPA”) Audit and Accounting Guide for Investment Companies (the “Investment Company Guide”), codified in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 946, Financial Services-Investment Companies (“ASC 946”), we

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

are precluded from consolidating any entity other than another investment company. The Securities and Exchange Commission (“SEC”) issued guidance that the term “investment company” in this context refers to a “registered investment company.” An exception to the guidance in the Investment Company Guide occurs if the investment company has an investment in a controlled operating company that provides substantially all of its services to the investment company. Our consolidated financial statements include the accounts of a controlled operating company if all or substantially all of the services provided by the controlled operating company are provided to us or to portfolio companies in which we hold substantially all of the ownership interests. ACFS is a consolidated controlled operating company as it is considered to provide all or substantially all of its services to American Capital and its portfolio companies. If our ownership interest in a portfolio company that a consolidated controlled operating company manages or provides services to were to decrease, the controlled operating subsidiary may no longer be considered to provide substantially all of its services directly or indirectly to us and our portfolio companies, resulting in the deconsolidation of such controlled operating subsidiary at that time. In addition, if a consolidated controlled operating company were to begin providing services to third-parties, the controlled operating subsidiary may no longer be considered to provide substantially all of its services directly or indirectly to us and our portfolio companies, resulting in the deconsolidation of such controlled operating subsidiary at that time. Our investments in other nonregistered investment companies or funds are recorded as investments in the accompanying consolidated financial statements and are not consolidated.

Our consolidated financial statements had previously included the accounts of our wholly-owned entity European Capital Financial Services (Guernsey) Limited (“ECFS”) as all or substantially all of ECFS’ services were provided to European Capital Limited (“European Capital”), a controlled portfolio company in which we had a 100% ownership interest. As a result of the European Capital IPO in May 2007 (see Note 18), American Capital’s ownership interest in European Capital was diluted and ECFS was no longer considered to be providing substantially all of its services directly or indirectly to us. In the second quarter of 2007, our interest in ECFS was also contributed to American Capital, LLC, a wholly-owned portfolio company that owns alternative asset fund managers that manage various alternative asset funds, including third-party alternative asset funds. American Capital, LLC provides services to these alternative asset funds and is not considered to provide substantially all of its services directly or indirectly to us or to portfolio companies in which we hold substantially all of the ownership interests. As a result, in accordance with our consolidation policy, ECFS was deconsolidated prospectively during the second quarter of 2007 and is recorded at fair value on our consolidated balance sheets as part of the fair value of American Capital, LLC.

We also have wholly-owned affiliated statutory trusts that were established to facilitate secured borrowing arrangements whereby assets were transferred to the affiliated statutory trusts and notes were sold by the trust. These transfers of assets to the trusts are treated as secured borrowing arrangements in accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, which is codified in FASB ASC Topic 860, Transfers and Servicing (“ASC 860”), and our consolidated financial statements include the accounts of our affiliated statutory trusts established for secured financing arrangements. We also have established trusts to fund deferred compensation plans for our employees. Our consolidated financial statements include the accounts of these trusts. All intercompany accounts have been eliminated in consolidation.

Investment Valuation Policy

Our investments are carried at fair value in accordance with the 1940 Act and SFAS No. 157, Fair Value Measurements (“SFAS No. 157”), which is codified in FASB ASC Topic 820, Fair Value Measurements and

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

Disclosures (“ASC 820”). In accordance with the 1940 Act, unrestricted minority-owned publicly traded securities for which market quotations are readily available are valued at the closing market quote on the valuation date and restricted and majority-owned publicly traded securities and other privately held securities are valued as determined in good faith by our Board of Directors. For restricted securities of companies that are publicly traded, the value is based on the closing market quote on the valuation date less a discount for the restriction. For unrestricted securities of companies that are publicly traded for which we have a majority-owned interest, the value is based on the closing market quote on the valuation date plus a control premium if our Board of Directors determines in good faith that additional value above the closing market quote would be obtainable upon a sale or transfer of our controlling interest.

ASC 820 provides a framework for measuring the fair value of assets and liabilities and provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings. Due to the uncertainty inherent in the valuation process, estimates of fair value may differ significantly from the values that would have been used had a ready market for our investments existed, and the differences could be material. Additionally, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned.

In April 2009, the FASB issued FASB Staff Position No. 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FSP FAS 157-4”), which is codified in FASB ASC 820-10-35 (“ASC 820-10-35”). FSP FAS 157-4 amended ASC 820 to provide additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased and includes guidance on identifying circumstances that indicate a transaction is not orderly. It emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique used, the objective of a fair value measurement remains the same that the fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. The guidance in ASC 820-10-35 as it relates to FSP FAS 157-4 is effective for periods ending after June 15, 2009 and is applied prospectively with early adoption permitted for periods ending after March 15, 2009. We adopted the requirements of ASC 820-10-35 as they relate to FSP FAS 157-4 during the quarter ended March 31, 2009. The adoption did not have a material impact on our consolidated financial statements.

ASC 820 defines fair value in terms of the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The price used to measure the fair value is not adjusted for transaction costs while the cost basis of our investments may include initial transaction costs. Under ASC 820, the fair value measurement also assumes that the transaction to sell an asset occurs in the principal market for the asset or, in the absence of a principal market, the most advantageous market for the asset. The principal market is the market in which the reporting entity would sell or transfer the asset with the greatest volume and level of activity for the asset. In determining the principal market for an asset or liability under ASC 820, it is assumed that the reporting entity has access to the market as of the measurement date. If no market for the asset exists or if the reporting entity does not have access to the principal market, the reporting entity should use a hypothetical market.

The market in which we would sell our private finance investments is the mergers and acquisition (“M&A”) market. Under ASC 820, we have indentified the M&A market as our principal market for portfolio companies only if we have the ability to initiate a sale of the portfolio company as of the measurement date. We determine

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

whether we have the ability to initiate a sale of a portfolio company based on our ability to control or gain control of the board of directors of the portfolio company as of the measurement date. In evaluating if we can control or gain control of a portfolio company as of the measurement date, we include our equity securities and those securities held by entities managed by American Capital, LLC, on a fully diluted basis. For investments in portfolio companies for which we do not have the ability to control or gain control as of the measurement date and for which there is no active market, our principal market under ASC 820 is a hypothetical secondary market.

Accordingly, we use the M&A market as our principal market for portfolio companies that we control or can gain control as of the measurement date, and we use a hypothetical secondary market for portfolio companies that we do not control or cannot gain control as of the measurement date. However, to the extent that an active market exists, we will consider that as our principal market. Our valuation policy considers the fact that no ready market exists for substantially all of our investments and that fair value for our investments must typically be determined using unobservable inputs.

Enterprise Value Waterfall Methodology

For investments in portfolio companies that we have identified the M&A market as the principal market, we estimate the fair value based on the enterprise value waterfall (“Enterprise Value Waterfall”) valuation methodology. For minority equity securities in which the principal market is the hypothetical secondary market, we also estimate the fair value using the Enterprise Value Waterfall valuation methodology.

Under the Enterprise Value Waterfall valuation methodology, we estimate the enterprise value of a portfolio company and then waterfall the enterprise value over the portfolio company’s securities in order of their preference relative to one another. In using the Enterprise Value Waterfall valuation methodology, we consider the in-use valuation premise under ASC 820, which assumes the loans and equity securities are sold together, which we believe is appropriate as this would provide the maximum proceeds to the seller. In applying the Enterprise Value Waterfall valuation methodology, we also consider that in a change of control transaction, our loans are generally required to be repaid at par and that a buyer cannot assume the loan.

To estimate the enterprise value of the portfolio company, we prepare an analysis consisting of traditional valuation methodologies including market, income and cost approaches. We weight some or all of the traditional valuation methodologies based on the individual circumstances of the portfolio company in order to conclude on our estimate of the enterprise value. The traditional valuation methodologies consist of valuation estimates based on: valuations of comparable public companies, recent sales of private and public comparable companies, discounting the forecasted cash flows of the portfolio company, estimating the liquidation or collateral value of the portfolio company’s assets, third-party valuations of the portfolio company, considering offers from third-parties to buy the company, estimating the value to potential strategic buyers and considering the value of recent investments in the equity securities of the portfolio company.

In valuing convertible debt, equity or other similar securities, we value our investment based on its priority in the waterfall and based on our pro rata share of the residual equity value available after deducting all outstanding debt from the estimated enterprise value. We value non-convertible debt at the face amount of the debt to the extent that the estimated enterprise value of the portfolio company exceeds the outstanding debt of the portfolio company. If the estimated enterprise value is less than the outstanding debt of the portfolio company, we reduce the value of our debt investment beginning with the junior most debt such that the enterprise value less the value of the outstanding debt is zero.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

Market Yield Valuation Methodology

For debt and redeemable preferred equity investments in portfolio companies for which we are required to identify the hypothetical secondary market as the principal market, we determine the fair value based on the assumptions that hypothetical market participants would use to value the investment in a current hypothetical sale using a market yield (“Market Yield”) valuation methodology based on an exchange valuation premise under ASC 820.

For debt and redeemable preferred equity investments of our private finance portfolio for which we do not control or cannot gain control as of the measurement date, we estimate the fair value based on such factors as third-party broker quotes and our own assumptions in the absence of market observable data, including estimated remaining life, current market yield and interest rate spreads of similar loans and securities as of the measurement date. We weight the use of third-party broker quotes, if any, in determining fair value based on our understanding of the level of actual transactions used by the broker to develop the quote and whether the quote was an indicative price or binding offer. We estimate the remaining life based on market data of the average life of similar loans. However, if we have information available to us that the loan is expected to be repaid in the near term, we would use an estimated remaining life based on the expected repayment date. If there is a significant deterioration of the credit quality of a loan, we may consider other factors that a hypothetical market participant would use to estimate fair value, including the proceeds that would be received in a liquidation analysis.

We also value our investments in Structured Products using the Market Yield valuation methodology. We estimate fair value based on such factors as third-party broker quotes, sales of the same or similar securities, and our cash flow forecasts subject to assumptions a market participant would use regarding the investments’ underlying collateral including, but not limited to, assumptions of default and recovery rates, reinvestment spreads and prepayment rates. Cash flow forecasts are discounted using a market participant’s market yield assumptions that are derived from multiple sources including, but not limited to, third-party broker quotes, industry research reports and transactions of securities and indices with similar structure and risk characteristics. We weight the use of third-party broker quotes, if any, in determining fair value based on our understanding of the level of actual transactions used by the broker to develop the quote and whether the quote was an indicative price or binding offer.

Investments in Alternative Asset Investment Funds

For an investment in an investment fund that does not have a readily determinable fair value, we measure the fair value of our investment predominately based on the NAV per share of the investment fund if the NAV of the investment fund is calculated in a manner consistent with the measurement principles of ASC 946 as of our measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with ASC 820. However, in determining the fair value of our investment, we may make adjustments to the NAV per share in certain circumstances, based on our analysis of any restrictions on redemption of our shares of our investment as of the measurement date, comparisons of price to NAV per share of comparable publicly traded funds and trades or sales of comparable private and publicly traded funds, recent actual sales or redemptions of shares of the investment fund, expected future cash flows available to equity holders or other uncertainties surrounding our ability to realize the full NAV of the investment fund.

As of December 31, 2009, we had an investment in European Capital, a wholly-owned investment fund that invests in and sponsors management and employee buyouts, invests in private equity buyouts and provides capital directly to private and mid-sized public companies primarily in Europe. It primarily invests in senior debt, subordinated debt and equity. In determining the fair value of our investment in European Capital, we concluded

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

that our investment should be less than the NAV of European Capital due to the risks associated with our ability to realize the full fair value of European Capital’s underlying assets for several reasons, including European Capital negotiating the restructuring of its credit facilities with its lenders as of the measurement date, and recent comparable transactions and public comparables, which indicate fair values at a discount to NAV. See Note 18 for a further description of European Capital, including any unfunded commitments to European Capital.

Interest Rate Derivatives

For interest rate derivative agreements, we estimate the fair value based on the estimated net present value of the future cash flows using a forward interest rate yield curve in effect as of the end of the measurement period, adjusted for nonperformance risk, if any, including a quantitative and/or qualitative evaluation of both our credit risk and counterparty credit risk. We consider the impact of any collateral requirements, credit enhancements or netting arrangements in evaluating credit risk.

Investment Classification

As required by the 1940 Act, we classify our investments by level of control. As defined in the 1940 Act, “Control Investments” are investments in those companies that we are deemed to “Control.” “Affiliate Investments” are investments in those companies that are “Affiliated Companies” of us, as defined in the 1940 Act, other than Control Investments. “Non-Control/Non-Affiliate Investments” are those that are neither Control Investments nor Affiliate Investments. Generally, under the 1940 Act, we are deemed to control a company if we own more than 25% of the voting securities of such company or have greater than 50% representation on its board of directors. We are deemed to be an affiliate of a company in which we have invested if we own between 5% and 25% of the voting securities of such company.

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposits and highly liquid investments with original maturities of three months or less. Cash and cash equivalents are carried at cost which approximates fair value.

Restricted Cash and Cash Equivalents

Cash and cash equivalent accounts that are restricted per our credit agreements for collection of interest and principal payments on loans that are securitized and are required to be used to pay interest and principal on securitized debt are classified as restricted cash. In addition, cash accounts that are restricted as reserves per our credit agreements are classified as restricted cash. Restricted cash and cash equivalents are carried at cost which approximates fair value.

Interest and Dividend Income Recognition

Interest income is recorded on the accrual basis to the extent that such amounts are expected to be collected. Original issue discount (“OID”) is accreted into interest income using the effective interest method. OID initially represents the value of detachable equity warrants obtained in conjunction with the origination or purchase of loans and loan origination fees that represent yield enhancement. Dividend income is recognized on the ex-dividend date for common equity securities and on an accrual basis for preferred equity securities to the extent that such amounts are expected to be collected or realized. In determining the amount of dividend income to recognize, if any, from cash distributions on common equity securities, we will assess many factors including a

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

portfolio company’s cumulative undistributed income and operating cash flow. Cash distributions from common equity securities received in excess of such undistributed amounts are recorded first as a reduction of our investment and then as a realized gain on investment. We stop accruing interest or dividends on our investments when it is determined that the interest or dividend is not collectible. We assess the collectability of the interest and dividends based on many factors including the portfolio company’s ability to service our loan based on current and projected cash flows as well as the current valuation of the portfolio company’s current total enterprise value. For investments with payment-in-kind (“PIK”) interest and cumulative dividends, we base income and dividend accruals on the valuation of the PIK notes or securities received from the borrower or the redemption value of the security. If the portfolio company valuation indicates a value of the PIK notes or securities or redemption value that is not sufficient to cover the contractual interest or dividend, we will not accrue interest or dividend income on the notes or securities and will record an allowance for any accrued interest or dividend receivable as a reduction of interest or dividend income in the period we determine it is not collectible.

Interest income on Structured Products is recognized on the effective interest method as required by Emerging Issues Task Force Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets, which is codified in FASB ASC 325-40, Investments—Other, Beneficial Interests in Securitized Financial Assets (“ASC 325-40”). Under ASC 325-40, at the time of purchase, we estimate the future expected cash flows and determine the effective interest rate based on these estimated cash flows and our cost basis. Subsequent to the purchase and on a quarterly basis, these estimated cash flows are updated and a revised yield is calculated prospectively based on the current amortized cost of the investment. To the extent the current quarterly estimated cash flows decrease from the prior quarterly estimated cash flows, the revised yield is calculated prospectively based on the amortized cost basis of the investment calculated in accordance with FASB Staff Position No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments, which is codified in ASC 320-10-35, Investment—Debt and Equity Securities. In estimating these cash flows, there are a number of assumptions that are subject to uncertainties and contingencies. These include the amount and timing of principal payments (including prepayments, repurchases, defaults and liquidations), the pass through or coupon rate, and interest rate fluctuations. In addition, interest payment shortfalls due to delinquencies on the underlying loans and the timing of and magnitude of projected credit losses on the loans underlying the securities have to be estimated. These uncertainties and contingencies are difficult to predict and are subject to future events that may impact our estimates and interest income. As a result, actual results may differ significantly from these estimates.

Asset Management and Other Fee Income Recognition

Fees primarily include alternative asset management, portfolio company management, transaction structuring, financing and prepayment fees. Alternative asset management fees primarily represent fees for providing investment advisory and support services to our alternative asset management portfolio company. Portfolio company management fees, which are generally recurring in nature, represent amounts received for providing advice and analysis to our portfolio companies. Alternative asset management and portfolio company management fees are recognized as earned, provided that collection is probable. Transaction structuring and financing fees represent amounts received for structuring, financing and executing transactions and are generally payable only if the transaction closes and are recognized as earned when the transaction is completed. Prepayment fees are recognized as they are received.

Realized Gain or Loss and Unrealized Appreciation or Depreciation of Portfolio Investments

Realized gain or loss is recorded at the disposition of an investment and is the difference between the net proceeds from the sale and the cost basis of the investment using the specific identification method. We include

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

the fair value of all financial assets received in our net proceeds in determining the realized gain or loss at disposition, including anticipated proceeds held in escrow at the time of sale. For an investment with a fair value of zero, we record a realized loss on the investment in the period in which we record a loss for income tax purposes.

Unrealized appreciation or depreciation reflects the difference between the Board of Directors’ valuation of the investment and the cost basis of the investment. For portfolio investments denominated in a functional currency other than the U.S. dollar, our investment is translated at the exchange rate in effect at the balance sheet date. The resulting translation adjustment is recorded as “Foreign currency translation” in our consolidated statements of operations.

Derivative Financial Instruments

We maintain an interest rate risk management strategy under which we use derivative financial instruments to primarily manage the adverse impact of interest rates changes on our cash flows by locking in the spread between our asset yield and the cost of our borrowings, and to fulfill our obligation under the terms of our asset securitizations. We do not hold or issue derivative financial instruments for speculative purposes. All derivative financial instruments are recorded at fair value with changes in fair value reflected in net unrealized appreciation or depreciation of investments during the reporting period. The fair value of interest rate derivative agreements is based on the estimated net present value of the future cash flows using the forward interest rate yield curve in effect at the end of the period, adjusted for non-performance risk based on our credit risk and our counterparty’s credit risk. We consider the impact of any collateral requirements, credit enhancements or netting arrangements in evaluating credit risk.

Our derivatives are considered economic hedges that do not qualify for hedge accounting under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which is codified in FASB ASC Topic 815, Derivatives and Hedging. We record the accrual of the periodic interest settlements of interest rate derivatives in net unrealized appreciation or depreciation of investments and subsequently record the amount as a realized gain or loss on investments on the interest settlement date.

Reclassifications

We have reclassified certain prior period amounts in our consolidated financial statements to conform to our current period presentation.

Distributions to Shareholders

Distributions to shareholders are recorded on the ex-dividend date.

Income Taxes

We operate to qualify to be taxed as a RIC under the Code. Generally, a RIC is entitled to deduct dividends it pays to its shareholders from its income to determine taxable income. Dividends declared and paid up to one year after the current tax year can generally be carried back to the prior tax year for determining the dividends paid in such tax year. We have distributed and currently intend to distribute sufficient dividends to eliminate taxable income. We are also subject to a nondeductible federal excise tax if we do not distribute at least 98% of our investment company taxable income in any calendar year and 98% of our capital gain net income for each one-year period ending on October 31.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

Our consolidated operating subsidiary, ACFS, is subject to federal, state and local income tax. We use the liability method in accounting for income taxes. Deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements, using statutory tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided against deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are carried at cost and depreciated using the straight-line method over the estimated useful lives of the related assets ranging from three to seven years, or the shorter of the estimated useful life or lease term for leasehold improvements.

Impairment of Long-Lived Assets

We assess the recoverability of long-lived assets for which an indicator of impairment exists, as necessary. Specifically, we determine if a long-lived asset or asset group is impaired by comparing the carrying value of these assets to their estimated undiscounted future operating cash flows. If impairment is indicated, a charge is recognized for the difference between the asset’s carrying value and fair value.

Deferred Financing Costs

Financing costs related to long-term debt obligations are deferred and amortized over the life of the debt using either the effective interest method or straight-line method.

Transfer of Financial Assets

For a transfer of financial assets to be considered a sale, the transfer must meet the sale criteria of ASC 860 under which we must surrender control over the transferred assets. The assets must be isolated from us, even in bankruptcy or other receivership; the purchaser must have the right to pledge or sell the assets transferred and we may not have an option or obligation to reacquire the assets. If the sale criteria are not met, the transfer is considered to be a secured borrowing, the assets remain on our consolidated balance sheets and the sale proceeds are recognized as a liability.

The transfers of financial assets to third-party alternative asset funds managed by our wholly-owned portfolio company, American Capital, LLC, have been treated as sales by us under ASC 860. The transfer of financial assets to the affiliated statutory trusts and the related sale of notes by our trusts have been treated as secured borrowing financing arrangements by us under ASC 860.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

Stock-Based Compensation

We account for all share-based payments to employees under SFAS No. 123 (revised 2004), Share-Based Payment, (“SFAS No. 123(R)”) a revision to SFAS No. 123, which is codified in FASB ASC Topic 718, Compensation—Stock Compensation (“ASC 718”). We estimate the fair value of our employee stock awards at the date of grant using certain subjective assumptions, such as expected volatility, which is based on a combination of historical and market-based implied volatility, and the expected term of the awards which is based on our historical experience of employee stock option exercises including forfeitures. Our valuation assumptions used in estimating the fair value of share-based awards may change in future periods. We recognize the fair value of awards over the vesting period or the requisite service period. In addition, we calculate our pool of excess tax benefits available within additional paid-in capital in accordance with the provisions ASC 718.

Concentration of Credit Risk

We place our cash and cash equivalents with major financial institutions and, at times, cash held in checking accounts may exceed the Federal Deposit Insurance Corporation insured limit. Our interest rate derivative agreements are with multiple large commercial financial institutions.

Operating Segments

During the fourth quarter of 2009, the Company changed its reportable segments into a single segment to reflect current business activities and organization changes. This change in reportable segments was made in the Company’s consolidated financial statements for the year ended December 31, 2009 and segment information for all prior periods presented have been restated to conform to the current presentation.

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, Subsequent Events, which is codified in FASB ASC Topic 855, Subsequent Events (“ASC 855”). We adopted ASC 855 in the second quarter of 2009. In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”), which amends ASC 855. ASC 855, as amended by ASU 2010-09, establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. ASU No. 2010-09 removes the requirement for an SEC filer (as defined in ASU 2010-09) to disclose the date, in both issued and revised financial statements, through which it has evaluated subsequent events. This change alleviates potential conflicts with current SEC guidance. ASU No. 2010-09 is effective upon issuance for all entities other than conduit bond obligors. We adopted the requirements of ASU No. 2010-09 on the effective date. We do not have any material subsequent events that impact our consolidated financial statements (see Note 19).

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162, which is codified in FASB ASC Topic 105, Generally Accepted Accounting Principles (“ASC 105”). ASC 105 establishes the Codification as the source of authoritative GAAP in the United States (the “GAAP hierarchy”) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. All of the content of ASC 105 carries the same level of authority and the GAAP hierarchy includes only two levels of GAAP, authoritative and nonauthoritative. The requirements of ASC 105 are effective for financial statements issued for interim and annual periods ending after September 15, 2009. We adopted the requirements of ASC 105 in the third quarter of 2009.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140, (“SFAS No. 166”). In December 2009, the FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets which codified SFAS No. 166 in FASB ASC Topic 860, Transfers and Servicing (“ASC 860”). SFAS No. 166 amends the derecognition guidance in SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, eliminates the concept of a “qualifying special-purpose entity” (“QSPE”) and requires more information about transfers of financial assets, including securitization transactions as well as a company’s continuing exposure to the risks related to transferred financial assets. The requirements of ASU No. 2009-16 are effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009 and early adoption is prohibited. Management has evaluated the impact on our consolidated financial statements of adopting ASU No. 2009-16 and has determined that the adoption will not have a material impact on our consolidated financial statements. However, future substantial changes to existing agreements and relationships will require a reassessment of the underlying transaction under the requirements of ASU No. 2009-16 and could result in a determination that the transaction does not qualify for sale accounting.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS No. 167”). In December 2009, the FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities, which codified SFAS No. 167 in FASB ASC Topic 810, Consolidation (“ASC 810”). ASC 810 amends the consolidation guidance applicable to variable interest entities. The amendments will significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities—an interpretation of ARB No. 51, which is codified in ASC 810, and change the way entities account for securitizations and special purpose entities as a result of the elimination of the QSPE concept in ASU No. 2009-16. ASU No. 2009-17 does not amend the ASC 810 exception that investments accounted for at fair value in accordance with the specialized accounting guidance in ASC 946, are not subject to the requirements of ASC 810. The requirements of ASU No. 2009-17 are effective as of the beginning of the first fiscal year that begins after November 15, 2009 and early adoption is prohibited. Management has evaluated the impact on our consolidated financial statements of adopting ASU No. 2009-17 and has determined that the adoption will not have a material impact on our consolidated financial statements.

In August 2009, the FASB issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820): Measuring Liabilities at Fair Value (“ASU 2009-05”), which provides guidance on measuring the fair value of liabilities under FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASU 2009-05 clarifies that the unadjusted quoted price for an identical liability, when traded as an asset in an active market is a Level 1 measurement for the liability and provides guidance on the valuation techniques to estimate fair value of a liability in the absence of a Level 1 measurement. ASU 2009-05 is effective the first interim or annual reporting period after its issuance. We adopted the requirements of ASU 2009-05 in the third quarter of 2009. The adoption of ASU 2009-05 did not have a material impact on our consolidated financial statements.

In September 2009, the FASB issued ASU No. 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent) (“ASU 2009- 12”), which provides guidance on measuring the fair value of certain alternative investments. ASU 2009-12 amends ASC 820 to permit, as a practical expedient, a reporting entity to measure the fair value of an investment within its scope on the basis of NAV or its equivalent if the NAV or its equivalent is calculated in a manner consistent with the measurement principles of ASC 946. ASU 2009-12 also requires additional disclosures by major category for investments within its scope. ASU 2009-12 is effective for the first reporting period ending after December 15, 2009 and early adoption is permitted. We adopted the requirements of ASU 2009-12 in the fourth quarter of 2009 and its adoption did not have a material effect on our consolidated financial statements.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

In January 2010, the FASB issued ASU No. 2010-01, Accounting for Distributions to Shareholders with Components of Stock and Cash (“ASU 2001-01”), which addresses the accounting for a distribution to shareholders that offers them the ability to elect to receive their entire distribution in cash or shares of equivalent value with a potential limitation on the total amount of cash that shareholders can receive in the aggregate. ASU 2010-01 clarifies that the stock portion of such a distribution is considered a share issuance reflected prospectively in earnings per share. ASU 2010-01 is effective for interim and annual periods ending after December 15, 2009 and should be applied on a prospective basis. We adopted the requirements of ASU 2010-01 in the fourth quarter of 2009 and its adoption did not have a material effect on our consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (“ASU 2010-06”), which amends ASC 820 and requires additional disclosure related to recurring and non-recurring fair value measurements in respect of transfers in and out of Levels 1 and 2 and activity in Level 3 fair value measurements. The update also clarifies existing disclosure requirements related to the level of disaggregation and disclosure about inputs and valuation techniques. ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009 except for disclosures related to activity in Level 3 fair value measurements which are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. Management is currently evaluating the impact on our consolidated financial statements of adopting ASU 2010-06.

Note 4. Investments

Our investments consist of loans and securities issued by public and privately-held companies, including senior debt, subordinated debt, equity warrants, preferred and common equity securities and derivative agreements. Our loans are payable in installments with final maturities ranging generally from five to ten years and many are collateralized by assets of the borrower. We also make investments that do not produce current income. These investments typically consist of equity warrants, common equity and preferred equity and are identified in the accompanying consolidated schedule of investments. We also invest in both investment grade and non-investment grade Structured Products.

We fair value our investments in accordance with GAAP as determined in good faith by our Board of Directors. When available, we base the fair value of our investments on directly observable market prices or on market data derived for comparable assets. For all other investments, inputs used to measure fair value reflect management’s best estimate of assumptions that would be used by market participants in pricing the investment in a hypothetical transaction.

The levels of fair value inputs used to measure our investments are characterized in accordance with the fair value hierarchy established by ASC 820. Where inputs for an asset or liability fall in more than one level in the fair value hierarchy, the investment is classified in its entirety based on the lowest level input that is significant to that investment’s fair value measurement. We use judgment and consider factors specific to the investment in determining the significance of an input to a fair value measurement. The three levels of the fair value hierarchy and investments that fall into each of the levels are described below:

•

Level 1: Level 1 inputs are unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. We use Level 1 inputs for investments in publicly traded unrestricted securities for which we do not have a controlling interest. Such investments are valued at the closing price on the measurement date.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

•

Level 2: Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. We did not value any of our investments using Level 2 inputs as of December 31, 2009

•

Level 3: Level 3 inputs are unobservable and cannot be corroborated by observable market data. We use Level 3 inputs for measuring the fair value of substantially all of our investments. See Note 3 for further information regarding the investment valuation policies used to determine the fair value of our Level 3 investments.

The following fair value hierarchy tables set forth our assets and liabilities that are measured at fair value on a recurring basis by level as of December 31, 2009 and 2008:

	2009
	Level 1	Level 2	Level 3	Total
Senior debt	$—	$—	$1,817	$1,817
Subordinated debt	—	—	1,912	1,912
Preferred equity	—	—	1,049	1,049
Common equity	66	—	510	576
Structured Products	—	—	167	167
Equity warrants	—	—	54	54
Derivative agreements and other, net	—	—	(113)	(113)

Total	$66	$—	$5,396	$5,462

	2008
	Level 1	Level 2	Level 3	Total
Senior debt	$—	$—	$2,761	$2,761
Subordinated debt	—	—	2,351	2,351
Preferred equity	—	—	1,344	1,344
Common equity	—	102	601	703
Structured Products	—	—	74	74
Equity warrants	—	—	186	186
Derivative and option agreements and other, net	—	—	(214)	(214)

Total	$—	$102	$7,103	$7,205

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

The following tables set forth the summary of changes in the fair value of investment assets and liabilities measured using Level 3 inputs for the years ended December 31, 2009 and 2008:

	Balances, January 1, 2009	Realized Gains (Losses)(1)	Reversal of Prior Period (Appreciation) Depreciation on Realization(2)	Unrealized Appreciation (Depreciation)(2)(3)	Purchases, Sales, Issuances & Settlements, Net(4)	Transfers In & Out of Level 3	Balances, December 31, 2009
Senior debt	$2,760	$(358)	$363	$(149)	$(799)	$—	$1,817
Subordinated debt	2,351	(348)	342	(220)	(213)	—	1,912
Preferred equity	1,344	12	(6)	(166)	(135)	—	1,049
Common equity	601	29	(26)	(498)	404	—	510
Structured Products	186	(56)	55	(13)	(5)	—	167
Equity warrants	74	4	(2)	(4)	(18)	—	54
Derivative and option agreements and other, net	(213)	(106)	105	(25)	126	—	(113)

Total	$7,103	$(823)	$831	$(1,075)	$(640)	$—	$5,396

	Balances, January 1, 2008	Realized Gains (Losses)(1)	Reversal of Prior Period (Appreciation) Depreciation on Realization(2)	Unrealized Appreciation (Depreciation)(2)(3)	Purchases, Sales, Issuances & Settlements, Net(4)	Transfers In & Out of Level 3	Balances, December 31, 2008
Senior debt	$3,555	$(8)	$13	$(628)	$(172)	$—	$2,760
Subordinated debt	2,334	(29)	35	(341)	352	—	2,351
Preferred equity	1,957	65	(75)	(396)	(207)	—	1,344
Common equity	2,205	112	(131)	(1,390)	(119)	(76)	601
Structured Products	660	(19)	19	(606)	132	—	186
Equity warrants	213	9	(7)	(48)	(93)	—	74
Derivative and option agreements and other, net	(73)	(40)	37	(156)	19	—	(213)

Total	$10,851	$90	$(109)	$(3,565)	$(88)	$(76)	$7,103

(1)	Included in net realized (loss) gain on investments in the consolidated statements of operations. Excludes $54 million of taxes on net realized gains for the year ended December 31, 2008. Also excludes $2 million and $9 million in losses on realized foreign currency transactions on American Capital borrowings that are denominated in a foreign currency for the years ended December 31, 2009 and 2008, respectively.
(2)	Included in net unrealized (depreciation) appreciation of investments in the consolidated statements of operations.
(3)	Excludes $3 million of unrealized depreciation and $8 million of unrealized appreciation related to foreign currency translation for American Capital borrowings that are denominated in a foreign currency for the years ended December 31, 2009 and 2008, respectively.
(4)	Includes increases in the cost basis of investments resulting from new portfolio investments, PIK interest or dividends, the amortization of discounts, premiums and closing fees and the exchange of one or more existing securities for one or more new securities as well as decreases in the cost basis of investments resulting from principal repayments or sales and the exchange of one or more existing securities for one or more new securities.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

As of December 31, 2009 and 2008, loans on non-accrual status had a cost basis of $811 million and $824 million, respectively, and fair value of $290 million and $150 million, respectively. As of December 31, 2009, loans with a principal balance of $52 million were greater than 90 days due, excluding loans on non-accrual status. As of December 31, 2008, loans with a principal balance of $28 million were greater than 90 days past due, excluding loans on non-accrual status.

The composition summaries of our investment portfolio, at cost and fair value as a percentage of total investments, excluding derivative and option agreements, are shown in the following tables:

	December 31, 2009	December 31, 2008
COST
Subordinated debt	24.5%	26.5%
Senior debt	24.3%	31.9%
Common equity	22.2%	15.2%
Preferred equity	18.1%	16.3%
Structured Products	9.8%	9.0%
Equity warrants	1.1%	1.1%

	100.0%	100.0%

FAIR VALUE
Subordinated debt	34.3%	31.7%
Senior debt	32.6%	37.2%
Preferred equity	18.8%	18.1%
Common equity	10.3%	9.5%
Structured Products	3.0%	2.5%
Equity warrants	1.0%	1.0%

	100.0%	100.0%

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

We use the Global Industry Classification Standards for classifying the industry groupings of our portfolio companies. The following tables show the portfolio composition by industry grouping at cost and at fair value as a percentage of total investments. Our investments in derivative and option agreements, European Capital, CLO and CDO securities are excluded from the table below. Our investments in ACAS CRE CDO 2007-1, Ltd. and CMBS are classified in the Real Estate and Real Estate Investment Trusts category.

	December 31, 2009	December 31, 2008
COST
Real Estate and Real Estate Investment Trusts	10.5%	11.4%
Commercial Services and Supplies	8.9%	7.2%
Household Durables	6.1%	9.0%
Internet and Catalog Retail	5.7%	5.2%
Life Sciences Tools and Services	4.7%	3.9%
Food Products	4.4%	3.8%
IT Services	4.2%	3.6%
Health Care Providers and Services	4.1%	3.5%
Auto Components	3.8%	3.1%
Hotels, Restaurants and Leisure	3.7%	3.3%
Electrical Equipment	3.5%	2.8%
Internet Software and Services	3.4%	3.5%
Diversified Financial Services	3.3%	2.6%
Professional Services	2.5%	2.1%
Software	2.4%	2.2%
Health Care Equipment and Supplies	2.4%	3.6%
Leisure Equipment and Products	2.0%	1.8%
Pharmaceuticals	2.0%	2.0%
Computers and Peripherals	2.0%	1.8%
Building Products	1.9%	1.5%
Construction and Engineering	1.8%	3.1%
Electronic Equipment, Instruments and Components	1.8%	1.8%
Aerospace and Defense	1.7%	1.4%
Capital Markets	1.4%	1.0%
Diversified Consumer Services	1.4%	1.1%
Other	10.4%	13.7%

	100.0%	100.0%

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

	December 31, 2009	December 31, 2008
FAIR VALUE
Commercial Services and Supplies	10.1%	8.0%
Electrical Equipment	6.2%	4.7%
Household Durables	5.8%	7.8%
Internet and Catalog Retail	5.2%	4.6%
IT Services	4.9%	3.2%
Health Care Providers and Services	4.6%	3.2%
Hotels, Restaurants and Leisure	4.6%	3.6%
Real Estate and Real Estate Investment Trusts	4.1%	6.3%
Software	3.8%	3.2%
Auto Components	3.7%	3.2%
Food Products	3.4%	3.1%
Life Sciences Tools and Services	3.3%	4.8%
Internet Software and Services	3.3%	3.8%
Diversified Financial Services	3.0%	2.6%
Health Care Equipment and Supplies	2.8%	4.8%
Professional Services	2.8%	2.5%
Pharmaceuticals	2.8%	2.8%
Building Products	2.4%	2.0%
Electronic Equipment, Instruments and Components	2.3%	2.2%
Computers and Peripherals	2.2%	2.0%
Construction and Engineering	2.1%	2.7%
Diversified Consumer Services	1.9%	1.5%
Leisure Equipment and Products	1.7%	0.9%
Other	13.0%	16.5%

	100.0%	100.0%

The following tables show the portfolio composition by geographic location at cost and at fair value as a percentage of total investments, excluding Structured Products and derivative and option agreements. The geographic composition is determined by the location of the corporate headquarters of the portfolio company.

	December 31, 2009	December 31, 2008
COST
Southwest	21.1%	20.8%
International	19.0%	16.1%
Mid-Atlantic	18.4%	19.5%
Northeast	13.5%	11.7%
South-Central	11.6%	11.6%
Southeast	9.7%	12.4%
North-Central	6.3%	7.3%
Northwest	0.4%	0.6%

	100.0%	100.0%

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

	December 31, 2009	December 31, 2008
FAIR VALUE
Southwest	25.3%	24.3%
Mid-Atlantic	19.8%	21.7%
Northeast	14.9%	12.0%
South-Central	12.5%	13.8%
Southeast	11.2%	10.7%
International	8.0%	8.8%
North-Central	7.8%	8.1%
Northwest	0.5%	0.6%

	100.0%	100.0%

Note 5. Borrowings

Our debt obligations consisted of the following as of December 31, 2009 and 2008:

	2009	2008
Unsecured revolving credit facility	$1,388	$1,389
Unsecured public debt due October 2012	548	548
Unsecured private debt due September 2009	84	82
Unsecured private debt due August 2010	134	126
Unsecured private debt due February 2011	26	24
Unsecured private debt due September 2011	95	85
Unsecured private debt due October 2020	75	75
ACAS Business Loan Trust 2004-1 asset securitization	170	201
ACAS Business Loan Trust 2005-1 asset securitization	696	798
ACAS Business Loan Trust 2006-1 asset securitization	377	427
ACAS Business Loan Trust 2007-1 asset securitization	294	381
ACAS Business Loan Trust 2007-2 asset securitization	255	292

Total	$4,142	$4,428

The daily weighted average debt balance for the years ended December 31, 2009 and 2008 was $4,307 million and $4,508 million, respectively. The weighted average interest rate on all of our borrowings, including amortization of deferred financing costs and the make-whole interest payment accrual, for the years ended December 31, 2009 and 2008 was 5.9% and 4.9%, respectively.

As of December 31, 2009 and December 31, 2008, the aggregate fair value of the above borrowings was $3,929 million and $3,172 million, respectively. The fair values of our debt obligations are determined in accordance with ASC 820, which defines fair value in terms of the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. It assumes that the liability is transferred to a market participant at the measurement date and that the nonperformance risk relating to that liability is the same before and after the transfer. Nonperformance risk refers to the risk that the obligation will not be fulfilled and affects the value at which the liability is transferred. The fair value of our debt obligations is based upon market interest rates for our own borrowings or entities with similar credit risk, adjusted for nonperformance risk, if any, based on a quantitative and/or qualitative evaluation of our credit risk.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

Unsecured Revolving Credit Facility

In September 2008, we amended our Credit Facility administered by an affiliate of Wachovia Capital Markets, LLC. In connection with the amendment, the commitment size of the Credit Facility was reduced from $1,565 million to $1,409 million and was scheduled to be reduced further to $1,252 million on December 31, 2009. The maturity date was also amended from May 2012 to March 2011. Interest on borrowings under this Credit Facility is charged at either (i) the applicable index rate and the applicable percentage at such time based on our senior unsecured debt rating, or (ii) for borrowings denominated in U.S. dollars, the greater of the prime rate in effect on such day and the federal funds effective rate in effect on such day plus 0.50%, and for borrowings denominated in an alternative currency, the applicable base rate, in each case, plus the applicable percentage at such time based on our unsecured debt rating. To the extent that our unsecured debt rating decreases, the applicable spread over the applicable index rate and applicable base rate would both increase by 0.50% for each rating decrease to a maximum spread of 4.75% and 3.75%, respectively. We are also charged an unused commitment fee based on our corporate rating. To the extent that our unsecured debt rating decreases, the unused commitment fee would increase by 0.10% for each rating decrease to a maximum of 0.80%.

The agreement contains various covenants, including maintaining a minimum consolidated tangible net worth of $4.5 billion plus forty percent (40%) of any capital stock issued or debt converted after October 1, 2008, an asset coverage ratio equal to or greater than 1.55 to 1.00 and an interest coverage ratio equal to or greater than 1.75 to 1.00. The agreement also contains a cross-default provision on our consolidated debt of $25 million or more and a default triggered if we fail to maintain an unsecured debt rating equal to or greater than BB by any one rating agency and a default triggered by a change of control.

As of December 31, 2009 and 2008, we were not in compliance with the minimum consolidated tangible net worth covenant and certain other covenants for the Credit Facility. In addition, as of December 31, 2009, we were not in compliance with the ratio of adjusted earnings before interest and taxes to interest expense covenant for the Credit Facility. On March 5, 2009, the administrative agent under the Credit Facility sent a notice of such events of default to us. During the continuance of these events of default, lenders representing a majority of the commitments may declare the outstanding principal and accrued interest to be due and payable immediately. Pursuant to the terms of the Credit Facility, the applicable spread on any borrowings outstanding under the Credit Facility increased by 2.00% as a result of these events of default. Also, due to the events of default, all LIBOR borrowings outstanding were automatically converted into base rate loans from index rate loans. The applicable interest rate for base rate loans is the greater of the prime rate or the federal funds rate plus 0.50%. As a result of rating agency downgrades during the first quarter of 2009, the applicable spread over the applicable base rate increased from 2.25% to 3.75% and the unused commitment fee increased from 0.50% to 0.80% as of March 2, 2009. As of December 31, 2009, the total interest rate on this Credit Facility was 9.00% for borrowings denominated in U.S. dollars.

In November 2009, we entered into a lock up agreement with lenders under the Credit Facility to further our efforts to restructure the Credit Facility and our other principal unsecured debt arrangements based on our previously announced agreement in principle with the lenders to restructure the Credit Facility. Under the current terms of the proposed Restructuring, the unsecured private notes and the unsecured public notes would have to be restructured on terms that are not more favorable to the holders of the notes than the restructured Credit Facility terms. Under the proposed Restructuring, each of the classes of our primary unsecured debt obligations would be exchanged for term debt secured by a pledge of substantially all of our unencumbered assets. Key terms of the proposed Restructuring include (i) an aggregate $450 million principal payment at closing, (ii) scheduled aggregate principal amortization of $250 million in 2010, $300 million in 2011, $350 million in 2012 and $300 million in 2013, with any remaining unpaid principal due at maturity on December 31, 2013, (iii) deferral

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

through 2013 of up to $200 million in the aggregate of annual scheduled principal amortization, which is limited to $100 million in 2010, (iv) an interest rate of the greater of 2.00% or LIBOR, plus a spread based on the aggregate outstanding principal balance of (a) 9.50% if the outstanding obligations are greater than or equal to $1.7 billion, (b) 8.50% if the outstanding obligations are less than $1.7 billion but greater than or equal to $1.4 billion, (c) 6.50% if the outstanding obligations are less than $1.4 billion but greater than or equal to $1.0 billion, or (d) 5.50% if the outstanding obligations are less than $1.0 billion, (v) an additional interest spread of 0.50% each time that certain additional principal amortizations, which are greater than the scheduled principal amortizations noted above, are not met, (vi) an additional 1.00% if we defer any portion of the scheduled principal amortization due in 2010, and (vii) the payment of fees equal to 2.00% of the aggregate principal balance at closing, and 1.00% at both December 31, 2011 and 2012.

We intend to consummate the proposed Restructuring by entering into an Exchange Transaction. In the event that fewer than 100% of the lenders under our Credit Facility, fewer than 100% of the holders of our private unsecured notes and holders of less than 85% of the principal amount of our public unsecured notes agree to enter the Exchange Transaction, we intend to implement the transactions described in the proposed Restructuring through a solicitation of votes for the Plan and commence a Restructuring Case under Title eleven of the United States Code. We plan to commence the Exchange Transaction and solicitation of votes for the Plan simultaneously.

We and the lenders in the Credit Facility have agreed in the lock up agreement, among other things, to support the Exchange Transaction, Plan and reorganization as provided for in the proposed Restructuring, and have agreed, among other things, that neither will (i) object to the Exchange Transaction, the solicitation or confirmation of the Plan or otherwise commence any proceeding to oppose or alter the Exchange Transaction or the Plan, (ii) vote for or support any restructuring or reorganization other than contemplated in the Exchange Transaction or the Plan or (iii) take any actions to delay materially confirmation or upon consummation of the Exchange Transaction or the Plan.

In addition, we have agreed, among other things, to pay prior to commencement of any Restructuring Case, all accrued and unpaid interest at the default rate and all accrued and unpaid fees in respect of the Credit Facility. Under the lock up agreement, each lender has also agreed to participate in the Exchange Transaction, to vote its claims (“Claims”) under the facility to accept the Plan, not to change or withdraw its vote or its consent to accept the Exchange Transaction or the Plan and that it will not directly or indirectly sell, assign, pledge, hypothecate, grant an option on, or otherwise dispose of any of its Claims held as of November 20, 2009, except for transactions to entities that agree to be bound by the terms of the lock up agreement.

The lock up agreement also contains an agreement by the lenders to forbear from exercising remedies resulting from defaults by us under the Credit Facility, until the earlier of (i) the consummation of the Exchange Transaction or commencement of a Restructuring Case, (ii) the date on which any holder of our private unsecured notes or public unsecured notes commences litigation or an involuntary case under Title eleven of the United States Code against us, (iv) the date on which any one or more creditors of us with claims in excess of $25 million commence litigation against us or (v) any other filing of an involuntary case under Title eleven of the United States Code against us.

The lock up agreement generally requires all of the lenders under the Credit Facility to agree to the proposed Restructuring assuming specified conditions are met. However, the lock up agreement may be terminated if various stages of the proposed Restructuring are not completed by certain dates. These deadlines were extended twice in January 2010. Currently, the lock up agreement may be terminated (i) upon consummation of the Exchange Transaction and the effective date of the Plan or a written agreement to terminate the lock up

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

agreement, (ii) if the Exchange Transaction is not consummated in accordance with the proposed Restructuring and we have not commenced a Restructuring Case by March 15, 2010 (unless the administrative agent under the Credit Facility agrees to an extension of not later than March 31, 2010) or (iii) if we commence a Restructuring Case and (1) any material order is entered that is inconsistent with the lock up agreement or the proposed Restructuring, which is objected to by a majority of the lenders, (2) an order finding that the solicitation complying with applicable law and confirming the Plan has not been entered on or before May 15, 2010 (unless the administrative agent under the Credit Facility agrees to an extension of not later than May 31, 2010) or (3) the Plan is not consummated by May 31, 2010, or the Restructuring Case is dismissed or converted to an Accelerated Case or a trustee or examiner shall have been appointed in the Restructuring Case. In addition, either party may terminate the lock up agreement upon a breach of material obligations by the other party. Because we have not launched the Exchange Transaction as of the date of this filing and the tender offer rules under the Securities Exchange Act of 1934, as amended, require that such offers generally remain open for 20 business days, it is likely that we will be unable to complete the Exchange Transaction by the above deadlines. We may seek an amendment to the lock up agreement to further extend the deadline for consummating the Exchange Transaction or we may proceed with the proposed Restructuring without a lock up agreement with the lenders under the Credit Facility. We do not have a lock up agreement with our other unsecured creditors. As noted above, if the requisite lenders and noteholders do not agree to the Exchange Transaction, we intend to implement the proposed Restructuring by soliciting votes for the Plan. We expect that we will ultimately be successful in completing the proposed Restructuring.

See Note 19 for a description of the refinancing transaction completed on June 28, 2010.

Unsecured Public Debt

In July 2007, we completed a public offering of $550 million of senior unsecured notes for proceeds of $547 million, net of underwriters’ discounts. The notes bore interest at an initial fixed rate of 6.85% and mature in August 2012. Interest payments are due semi-annually on February 1 and August 1 and all principal is due at maturity. At the time of the issuance, the notes were rated Baa2, BBB and BBB by Moody’s Investor Services, Standard & Poor’s Ratings Services and Fitch Ratings, respectively. If the ratings of the notes from at least two of the rating agencies are decreased to ratings set forth in the table below, the initial interest rate of 6.85% would increase from the initial interest rate by each of the percentages for the two ratings set forth below:

Fitch Rating	Interest Rate Adjustment	S&P Rating	Interest Rate Adjustment	Moody’s Rating	Interest Rate Adjustment
BB+	0.25%	BB+	0.25%	Ba1	0.25%
BB	0.50%	BB	0.50%	Ba2	0.50%
BB-	0.75%	BB-	0.75%	Ba3	0.75%
B+ or below	1.00%	B+ or below	1.00%	B1 or below	1.00%

If at least two of the rating agencies then subsequently increase their ratings of the notes to any of the ratings set forth above, the interest rate on the notes would decrease such that the interest rate on the notes equals the initial interest rate of 6.85% plus (if applicable) each of the percentages for the ratings set forth above. Each adjustment required by any decrease or increase in the ratings set forth above is made independent of any and all other adjustments, provided that if the ratings from three rating agencies are decreased to the ratings set forth above, then only the lowest two of the three ratings will be utilized for such adjustments. In no event shall the interest rate be reduced below 6.85% or increased above 8.85%. If at least two rating agencies cease to provide ratings for the notes, any increase or decrease necessitated by a reduction or increase in the rating by the remaining rating agency shall be twice the percentages set forth above. The notes may be redeemed by us in

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

whole or in part, together with an interest premium, as stipulated in the note agreement. The indenture contains various covenants, including a covenant that requires us to maintain an asset coverage ratio, as defined in the 1940 Act, of at least 200%.

As a result of rating agency downgrades during the first quarter of 2009, the interest rate on these notes increased by 1.75% effective February 2, 2009 to a total rate of 8.60%. As a result of further rating agency downgrades during the third quarter of 2009, the interest rate on these notes increased by an additional 0.25% effective August 6, 2009 to a total rate of 8.85%. As we are now being charged interest at the interest rate cap of 2.00% over the original stated rate, there will be no further increase to the interest rate as a result of any future rating agency downgrades.

We were not in compliance with the asset coverage ratio covenant as of December 31, 2009 and December 31, 2008. On March 3, 2009, we received notices of an event of default from the indenture trustee and a steering committee of certain noteholders. Under the indenture for the notes, we had a 60-day period to cure the default, which commenced on the day we received the notice of default. Following the expiration of the 60-day cure period, the default matured into an event of default under the indenture. Pursuant to the terms of the notes, during the continuance of this event of default, the trustee or the holders of at least 25% of the outstanding principal amount of the notes may declare the principal and accrued interest to be due and payable immediately. The holders of more than 50% of the outstanding principal amount of the notes can rescind any acceleration if all late payments are made and any events of default are cured or waived. As of the date of this filing, the noteholders have not accelerated the amounts outstanding under the notes.

See Note 19 for a description of the refinancing transaction completed on June 28, 2010.

Unsecured Private Debt

In February 2006, we entered into a note purchase agreement to issue €14 million and £3 million of senior unsecured five-year notes to institutional investors in a private placement offering. The €14 million Series 2006-A Notes have a fixed interest rate of 5.177% and the £3 million Series 2006-B Notes have a fixed interest rate of 6.565%. Each series matures in February 2011. The outstanding principal balance as of December 31, 2009 includes $2 million of the $22 million make-whole interest payment discussed below.

In September 2005, we entered into a note purchase agreement to issue $75 million of senior unsecured fifteen-year notes to accredited investors in a private placement offering. The unsecured notes have a fixed interest rate of 6.923% through the interest payment date in October 2015 and bear interest at the rate of LIBOR plus 2.65% thereafter and mature in October 2020.

In August 2005, we entered into a note purchase agreement to issue an aggregate of $126 million of senior unsecured five-year notes to institutional investors in a private placement offering. The unsecured notes have a fixed interest rate of 6.14% and mature in August 2010. The outstanding principal balance as of December 31, 2009 includes $8 million of the $22 million make-whole interest payment discussed below.

In September 2004, we entered into a note purchase agreement to issue an aggregate $167 million of senior unsecured five- and seven-year notes to institutional investors in a private placement offering. The unsecured notes consist of $82 million of senior notes, Series A and $85 million of senior notes, Series B. The Series A notes have a fixed interest rate of 5.92% and matured in September 2009, however the principal balance remains outstanding as of December 31, 2009. The Series B notes have a fixed interest rate of 6.46% and mature in September 2011. The outstanding principal balance of the Series A senior notes and Series B senior notes as of December 31, 2009 includes $2 million and $10 million, respectively, of the $22 million make-whole interest payment discussed below.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

The note purchase agreements discussed above contain various covenants, including covenants that require us to maintain an asset coverage ratio, as defined in the 1940 Act, of at least 200%, an available debt asset coverage ratio, a minimum consolidated tangible net worth and a minimum interest coverage ratio. Each note purchase agreement also contains a cross-default provision on our consolidated debt of $15 million or more and a default triggered by a change of control. During an event of default, holders of 50% of the outstanding principal balance of each series of notes can declare all amounts due under the notes then outstanding immediately due and payable. Amounts immediately due and payable would include the outstanding principal of the notes, plus (i) all accrued but unpaid interest and (ii) a make-whole interest payment, if any. The make-whole interest payment would generally be calculated as the excess of the then outstanding principal of the notes over the present value of the remaining originally scheduled principal and interest payments.

As of December 31, 2009 and 2008, we were not in compliance with certain financial covenants, including the minimum consolidated tangible net worth covenant, the available debt asset coverage ratio covenant and the asset coverage ratio covenant for each series of these notes. In addition, as of December 31, 2009, we were not in compliance with the ratio of consolidated debt to consolidated shareholders’ equity covenant for each series of these notes. On March 5, 2009, a steering committee of the noteholders sent a notice of such events of default to us. Pursuant to the terms of the notes, during the continuance of these events of default, the holders of more than 50% of the outstanding principal amount of each series of the notes can declare that all amounts outstanding under the notes for the respective series are immediately due and payable, at which time a default rate equal to the greater of 2.00% above the stated rate for each series or 2.00% over the prime rate will be applied on all overdue amounts. The holders of more than 50% of the outstanding principal amount of each series of notes could rescind any acceleration of the notes in that series if all late payments are made, any events of default are cured or waived and no judgment or decree has been entered for the payment of any monies due on the notes. On August 28, 2009, the noteholders declared the unpaid principal amount of the notes outstanding, plus all accrued and unpaid interest and the respective make-whole interest payment for each series, if any, immediately due and payable. Although we have not repaid these obligations in full, we entered into forbearance agreements with all of these noteholders, under which the noteholders agreed to forbear from exercising certain rights and remedies with respect to the events of default that have occurred under the notes. The holders of a majority in principal amount of the notes outstanding under each series may terminate the forbearance agreement for the series at any time. In consideration for entering into the forbearance agreements, we paid all accrued and unpaid interest due on the notes as of September 1, 2009 at the default rate retroactive to March 30, 2009 and agreed to add to the outstanding principal amounts of certain of the notes a $22 million make-whole interest payment, which is included in interest expense in the accompanying consolidated statements of operations. As of December 31, 2009, the total weighted average interest rate of our unsecured private notes was 8.27%.

See Note 19 for a description of the refinancing transaction completed on June 28, 2010.

Securitizations

As of December 31, 2009 and 2008, we were in compliance with all of the covenants for our asset securitizations.

In August 2007, we completed a $500 million asset securitization. In connection with the transaction, ACAS Business Loan Trust 2007-2 (“BLT 2007-2”), an indirect consolidated subsidiary, issued $300.5 million Class A notes, $37.5 million Class B notes and $162 million of Class C through Class F notes (collectively, the “2007-2 Notes”). The Class A notes and Class B notes were sold to institutional investors and all of the Class C through Class F notes were retained by us. The 2007-2 Notes are secured by loans originated or acquired by us and sold to our wholly-owned consolidated subsidiary, BLT 2007-2. Through February 2008, BLT 2007-2 could have also

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

generally used principal collections from the underlying loan pool to purchase additional loans to secure the 2007-2 Notes. After such time, principal payments on the 2007-2 Notes will generally be applied pro rata to each class of 2007-2 Notes outstanding until the aggregate outstanding principal balance of the loan pool is less than $250 million or the occurrence of certain other events. Payments will then be applied sequentially to the Class A notes, the Class B notes, the Class C notes, the Class D notes, the Class E notes and the Class F notes. However, if any loan collateral in the trust becomes a defaulted loan, as defined in the indenture, all interest and principal collections that would be applied to the Class E notes and Class F notes are applied sequentially to pay the principal on the Class A notes, Class B notes, Class C notes and Class D notes in an amount equal to the principal balance of the defaulted loan collateral. As of December 31, 2008 and 2009, there was defaulted loan collateral in the trust and therefore all interest and principal collections were being applied sequentially to pay down the principal of the notes as outlined above. Subject to continuing compliance with certain conditions, we will remain as servicer of the loans. The Class A notes have an interest rate of three-month LIBOR plus 40 basis points, the Class B notes have an interest rate of three-month LIBOR plus 100 basis points, the Class C notes have an interest rate of three-month LIBOR plus 125 basis points, the Class D notes have an interest rate of three-month LIBOR plus 300 basis points and the Class E and Class F notes retained by us do not have an interest rate. The 2007-2 Notes are secured by loans and assets from our portfolio companies with a principal balance of $406 million as of December 31, 2009. The 2007-2 Notes contain customary default provisions and mature in November 2019 unless redeemed or repaid prior to such date.

In April 2007, we completed a $600 million asset securitization. In connection with the transaction, ACAS Business Loan Trust 2007-1 (“BLT 2007-1”), an indirect consolidated subsidiary, issued $351 million Class A notes, $45 million Class B notes, $81 million Class C notes, $45 million Class D notes and $78 million Class E notes (collectively, the “2007-1 Notes”). The Class A notes, Class B notes, Class C notes and $15 million of the Class D notes were sold to institutional investors and $30 million of the Class D notes and all the Class E notes were retained by us. The 2007-1 Notes are secured by loans originated or acquired by us and sold to our wholly-owned consolidated subsidiary, BLT 2007-1. Through November 2007, BLT 2007-1 could have also generally used principal collections from the underlying loan pool to purchase additional loans to secure the 2007-1 Notes. After such time, principal payments on the 2007-1 Notes are generally applied pro rata to each class of 2007-1 Notes outstanding until the aggregate outstanding principal balance of the loan pool is less than $300 million or the occurrence of certain other events. Payments will then be applied sequentially to the Class A notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes. However, if any loan collateral in the trust becomes a defaulted loan, as defined in the indenture, all interest and principal collections that would be applied to the Class E notes are applied sequentially to pay the principal on the Class A notes, Class B notes, Class C notes and Class D notes in an amount equal to the principal balance of the defaulted loan collateral. As of December 31, 2008 and 2009, there was defaulted loan collateral in the trust and therefore all interest and principal collections were being applied sequentially to pay down the principal of the notes as outlined above. Subject to continuing compliance with certain conditions, we will remain as servicer of the loans. The Class A notes have an interest rate of three-month LIBOR plus 14 basis points, the Class B notes have an interest rate of three-month LIBOR plus 31 basis points, the Class C notes have an interest rate of three-month LIBOR plus 85 basis points, the Class D notes have an interest rate of three-month LIBOR plus 185 basis points and the Class E notes retained by us do not have an interest rate. The 2007-1 Notes are secured by loans and assets from our portfolio companies with a principal balance of $400 million as of December 31, 2009. The 2007-1 Notes contain customary default provisions and mature in August 2019 unless redeemed or repaid prior to such date. In February 2009, we repurchased $20 million of Class B notes issued by BLT 2007-1 for $3 million. As a result of this purchase, we recognized a $17 million gain in 2009, which is recorded in net gain on debt extinguishment in the accompanying consolidated statements of operations.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

In July 2006, we completed a $500 million asset securitization. In connection with the transaction, ACAS Business Loan Trust 2006-1 (“BLT 2006-1”), an indirect consolidated subsidiary, issued $291 million Class A notes, $37 million Class B notes, $73 million Class C notes, $35 million Class D notes and $64 million Class E notes (collectively, the “2006-1 Notes”). The Class A notes, Class B notes, Class C notes and Class D notes were sold to institutional investors and the Class E notes were retained by us. The 2006-1 Notes are secured by loans originated or acquired by us and sold to a wholly-owned consolidated subsidiary, which in turn sold such loans to BLT 2006-1. Through August 2009, BLT 2006-1 could have also generally used principal collections from the underlying loan pool to purchase additional loans to secure the 2006-1 Notes. After such time, principal payments on the 2006-1 Notes will generally be applied pro rata to each class of 2006-1 Notes outstanding until the aggregate outstanding principal balance of the loan pool is less than $250 million or the occurrence of certain other events. Payments will then be applied sequentially to the Class A notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes. However, if any loan collateral in the trust becomes a defaulted loan, as defined in the indenture, all interest and principal collections that would be applied to the Class E notes are applied sequentially to pay the principal on the Class A notes, Class B notes, Class C notes and Class D notes in an amount equal to the principal balance of the defaulted loan collateral. As of December 31, 2008 and 2009, there was defaulted loan collateral in the trust and therefore all interest and principal collections were being applied sequentially to pay down the principal of the notes as outlined above. Subject to continuing compliance with certain conditions, we will remain as servicer of the loans. The Class A notes have an interest rate of three-month LIBOR plus 23 basis points, the Class B notes have an interest rate of three-month LIBOR plus 36 basis points, the Class C notes have an interest rate of three-month LIBOR plus 65 basis points and the Class D notes have an interest rate of three-month LIBOR plus 125 basis points. The 2006-1 Notes are secured by loans and assets from our portfolio companies with a principal balance of $441 million as of December 31, 2009. The 2006-1 Notes contain customary default provisions and mature in November 2019 unless redeemed or repaid prior to such date.

In October 2005, we completed a $1,000 million asset securitization. In connection with the transaction, ACAS Business Loan Trust 2005-1 (“BLT 2005-1”), an indirect consolidated subsidiary, issued $435 million Class A-1 notes, $150 million Class A-2A notes, $50 million Class A-2B notes, $50 million Class B notes, $145 million Class C notes, $90 million Class D notes and $80 million Class E notes (collectively, the “2005-1 Notes”). The Class A-1 notes, Class A-2A notes, Class A-2B notes, Class B notes and Class C notes were issued to institutional investors and the Class D notes and Class E notes were retained by us. The 2005-1 Notes are secured by loans originated or acquired by us and sold to a wholly-owned consolidated subsidiary, which in turn sold such loans to BLT 2005-1. Through January 2009, BLT 2005-1 could have also generally used principal collections from the underlying loan pool to purchase additional loans to secure the 2005-1 Notes. After such time, principal payments on the 2005-1 Notes will be applied first to the Class A-1 notes, Class A-2A notes and Class A-2B notes, next to the Class B notes and then to the Class C notes. However, if any loan collateral in the trust becomes a defaulted loan, as defined in the indenture, all interest and principal collections that would be applied to the Class D notes and Class E notes are applied sequentially to pay the principal on the Class A notes, Class B notes and Class C notes in an amount equal to the principal balance of the defaulted loan collateral. As of December 31, 2008 and 2009, there was defaulted loan collateral in the trust and therefore all interest and principal collections were being applied sequentially to pay down the principal of the notes as outlined above. Subject to continuing compliance with certain conditions, we will remain as servicer of the loans. The Class A-1 notes have an interest rate of three-month LIBOR plus 25 basis points, the Class A-2A notes have an interest rate of three-month LIBOR plus 20 basis points, the Class A-2B notes have an interest rate of three-month LIBOR plus 35 basis points, the Class B notes have an interest rate of three-month LIBOR plus 40 basis points, and the Class C notes have an interest rate of three-month LIBOR plus 85 basis points. The 2005-1 Notes are secured by loans and assets from our portfolio companies with a principal balance of $866 million as of

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

December 31, 2009. The 2005-1 Notes contain customary default provisions and mature in July 2019 unless redeemed or repaid prior to such date.

In December 2004, we completed a $500 million asset securitization. In connection with the transaction, ACAS Business Loan Trust 2004-1 (“BLT 2004-1”), an indirect consolidated subsidiary, issued $302 million Class A notes, $34 million Class B notes, $74 million Class C notes, $50 million Class D notes, and $40 million Class E notes (collectively, the “2004-1 Notes”). The Class A notes, Class B notes, and Class C notes were issued to institutional investors and the Class D and Class E notes were retained by us. The 2004-1 Notes are secured by loans originated or acquired by us and sold to a wholly-owned consolidated subsidiary, which in turn sold such loans to BLT 2004-1. Through January 2007, BLT 2004-1 could have also generally used principal collections from the underlying loan pool to purchase additional loans to secure the 2004-1 Notes. After such time, payments are first applied to the Class A notes, then to the Class B notes and then to the Class C notes. However, if any loan collateral in the trust becomes a defaulted loan, as defined in the indenture, all interest and principal collections that would be applied to the Class D notes and Class E notes are applied sequentially to pay the principal on the Class A notes, Class B notes and Class C notes in an amount equal to the principal balance of the defaulted loan collateral. As of December 31, 2008 and 2009, there was defaulted loan collateral in the trust and therefore all interest and principal collections were being applied sequentially to pay down the principal of the notes as outlined above. Subject to continuing compliance with certain conditions, we will remain as servicer of the loans. The Class A notes have an interest rate of three-month LIBOR plus 32 basis points, the Class B notes have an interest rate of three-month LIBOR plus 50 basis points, and the Class C notes have an interest rate three-month LIBOR plus 100 basis points. The 2004-1 Notes are secured by loans and assets from our portfolio companies with a principal balance of $260 million as of December 31, 2009. The 2004-1 Notes contain customary default provisions and mature in October 2017 unless redeemed or repaid prior to such date.

Secured Revolving Credit Facility

In March 2009, we terminated our $500 million secured revolving credit facility administered by Wachovia Capital Markets, LLC. All borrowings under the facility were repaid during 2008 and had not been redrawn. We terminated the facility in connection with our effort to further delever our balance sheet and to reduce our overall borrowing costs. We did not incur any early termination fees or penalties as a result of the termination of the facility. We recorded a loss on debt extinguishment of $5 million as a result of writing off the deferred debt issuance costs, which is recorded in net gain on debt extinguishment in the accompanying consolidated statements of operations.

Future Debt Maturities

For any of our debt obligations that we were in breach of covenants of as of December 31, 2009, the amounts outstanding are considered immediately due and payable and are classified as maturing in 2010. The maturities of our debt obligations as of December 31, 2009 were as follows:

2010.	$2,666
2011	228
2012	202
2013	537
2014	493
Thereafter	18

Total	$4,144

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

Note 6. Stock Options

We have stock option plans which provide for the granting of options to employees and non-employee directors to purchase shares of common stock at a price of not less than the fair market value of the common stock on the date of grant. Stock options granted under these plans vest over either a three or five year period and may be exercised for a period of no more than ten years from the date of grant. Options granted under these plans may be either incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options. As of December 31, 2009, there are 45.2 million shares available to be granted under these stock option plans.

In connection with our special dividend of cash and common stock in August 2009 consisting of $24 million in cash and 67 million shares of our common stock (see Note 15), the Compensation Committee of our Board of Directors adjusted our stock options that were issued and outstanding prior to June 18, 2009, the ex-dividend date for the special dividend. The stock options were adjusted by reducing the exercise price and increasing the number of shares issuable upon the exercise of each option, in accordance with the safe harbor provisions of Section 409A of the Code, such that the aggregate difference between the market price and exercise price multiplied by the number of shares issuable upon exercise was substantially the same immediately before and after the payment of the special dividend. The anti-dilution adjustment resulted in a decrease in the weighted average exercise price from $25.45 per share to $19.60 per share and an increase in the aggregate number of shares issuable upon exercise of such stock options by 10.2 million shares. Since our stock option plans permit, but do not require, anti-dilution modifications, ASC 718 requires a comparison of the fair value of each award immediately prior to and after the date of modification, based on the pertinent facts and circumstances on the modification date. The excess fair value represents incremental compensation cost to be recognized immediately for vested stock options and over the remaining vesting period for unvested stock options. This comparison resulted in an aggregate incremental compensation cost of $6 million despite the fact that the aggregate difference between the market price and exercise price multiplied by the number of shares issuable upon exercise was substantially the same immediately before and after the modification. Of the additional incremental compensation cost of $6 million, $1 million related to vested stock options that was recorded during the year ended December 31, 2009 and the remainder will be amortized over the remaining vesting period.

In December 2009, we completed a tender offer for certain eligible outstanding employee stock options. Pursuant to the tender offer, we offered employees a cash payment for the voluntary cancellation of certain eligible outstanding employee stock options. Eligible stock options subject to the tender offer were awards (i) granted prior to March 30, 2008, (ii) that had an exercise price that equaled or exceeded $16.00 per share and (iii) that were outstanding and unexercised as of the December 28, 2009. For each tendered stock option, non-executive officer employees received a cash payment of $0.05 per eligible stock option and executive officer employees received $0.01 per eligible stock option. Employees electing to participate in the tender offer were required to exchange all of their eligible stock options. As a result of the tender offer, 21.7 million eligible stock options were tendered for a total cash payment of $0.6 million. Pursuant to ASC 718, the amount of any cash to purchase an equity award is charged to equity to the extent the amount paid does not exceed the fair value of the equity award repurchased as of the repurchase date, and any unrecognized compensation cost measured at the original grant date for unvested equity awards expected to vest is accelerated and recognized immediately in earnings. Of the tendered eligible stock options that were vested or expected to vest as of the repurchase date, the fair value of the awards on the tender offer date exceeded the tender offer purchase price and therefore the cash payment of approximately $0.6 million was recorded as a reduction to shareholders’ equity. Unrecognized compensation cost of approximately $21 million, for the tendered unvested eligible stock options that were expected to vest as of the purchase date, was accelerated and recorded as compensation expense for the year ended December 31, 2009 in salaries, benefits and stock-based compensation in the accompanying

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

consolidated statements of operations. For the tendered unvested eligible stock options that were not expected to vest as of the purchase date, the cash payment of approximately $0.1 million was recorded as compensation expense for the year ended December 31, 2009 in salaries, benefits and stock-based compensation in the accompanying consolidated statements of operations and approximately $1.4 million of unrecognized compensation costs were written off to shareholders’ equity.

Our shareholders approved non-employee director plans in 1998, 2000, 2006, 2007 and 2008, and we subsequently received orders from the SEC authorizing such plans. Options granted under the director plans are non-qualified stock options that vest over a three year period and may be exercised for a period of no more than ten years from the date of grant. As of December 31, 2009, there are 0.2 million shares available to be granted under these stock option plans.

Stock Option Activity

A summary of the activity of our stock option plans as of and for the years ended December 31, 2009 and 2008 is as follows:

	2009		2008
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Options outstanding, beginning of year	26.0	$34.91	21.5	$37.58
Granted	17.0	$4.47	6.1	$26.04
Exercised	—	$—	(0.2)	$26.32
Cancelled and expired	(27.0)	$25.66	(1.4)	$38.31
Modified	10.2	$19.60	—	$—

Options outstanding, end of year	26.2	$9.35	26.0	$34.91

Options exercisable, end of year	3.7	$25.44	8.7	$34.50

Fair Value Disclosures

The following table reflects the weighted average fair value per option granted during the years ended December 31, 2009, 2008 and 2007, as well as the weighted average assumptions used in determining those fair values using a Black-Scholes pricing model.

	2009	2008	2007
Options granted (in millions)	17.0	6.1	9.1
Fair value on grant date	$1.41	$1.75	$4.37
Expected dividend yield	9.3%	15.4%	8.4%
Expected volatility	76%	40%	26%
Estimated annual forfeiture rate	6.5%	6.3%	6.6%
Risk-free interest rate	2.4%	3.4%	4.5%
Expected life (years)	6.9	7.2	5.4

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

The following table summarizes information about our stock options outstanding as of December 31, 2009:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Outstanding	Weighted Average Remaining Contractual life	Weighted Average Exercise Price	Exercisable	Weighted Average Remaining Contractual life	Weighted Average Exercise Price
$0.94 to $15.00	18.6	9.3	$3.82	0.3	7.4	$6.99
$15.01 to $30.00	6.2	7.0	$19.20	2.3	4.6	$21.53
$30.01 to $45.00	1.1	5.2	$36.62	0.8	4.4	$36.36
$45.01 to $49.63	0.3	7.1	$48.02	0.3	7.1	$47.98

	26.2	8.5	$9.35	3.7	5.0	$25.44

As of December 31, 2009, the total compensation cost related to non-vested stock option awards not yet recognized was $23 million with a weighted average period to be recognized of 2.5 years. The intrinsic value for stock options outstanding as of December 31, 2009 is $1 million. There was no intrinsic value for stock options exercisable as of December 31, 2009.

As of December 31, 2008, the total compensation cost related to non-vested stock option awards not yet recognized was $47 million with a weighted average period to be recognized of 3.2 years. There was no intrinsic value for stock options outstanding and exercisable as of December 31, 2008.

For the years ended December 31, 2009, 2008 and 2007, we recorded stock-based compensation expense attributable to our stock options of $44 million, $21 million and $25 million, respectively. For the years ended December 31, 2008 and 2007, the intrinsic value of stock options exercised was $1 million and $14 million, respectively. There were no stock options exercised during the year ended December 31, 2009.

Note 7. Deferred Compensation Plan

We have a non-qualified deferred compensation plan (the “Compensation Plan”) for the purpose of granting bonus awards to our employees. The Compensation Committee is the administrator of the Compensation Plan. The Compensation Plan is funded through a trust (the “Trust”) which is administered by a third-party trustee. The Compensation Committee determines cash bonus awards to be granted under the Compensation Plan and the terms of such awards, including vesting schedules. The cash bonus awards are invested by the Trust in our common stock by purchasing shares on the open market. Awards vest contingent on the employee’s continued employment and the achievement of performance goals, if any, as determined by the Compensation Committee. The Trust provides certain protections of its assets from events other than claims against our assets in the case of bankruptcy. The assets and liabilities of the Trust are consolidated in the accompanying consolidated financial statements. Shares of our common stock held by the Trust are accounted for as treasury stock in the accompanying consolidated balance sheets.

The Compensation Plan does not permit diversification and the cash bonus awards must be settled by the delivery of a fixed number of shares of our common stock. The awards under the Compensation Plan are accounted for as grants of unvested stock. We record stock-based compensation expense based on the fair market value of our stock on the date of grant. The compensation cost for awards with service conditions is recognized using the straight-line attribution method over the requisite service period. The compensation cost for awards with performance and service conditions is recognized using the accelerated attribution method over the requisite service period. During the years ended December 31, 2009 and 2008, we granted awards to employees totaling

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

$4 million and $52 million, respectively. During the year ended December 31, 2009, 1.3 million forfeited shares were reallocated to plan participants to fund the 2009 awards and no cash contributions were made to acquire shares. During the year ended December 31, 2008, we contributed $44 million of cash to the Trust to acquire 3.2 million shares of our common stock on the open market and 0.4 million forfeited shares were reallocated to plan participants to fund a portion of the awards. During the years ended December 31, 2009, 2008 and 2007, we recorded stock-based compensation expense of $42 million, $60 million and $46 million, respectively, attributable to the Compensation Plan. As of December 31, 2009, the total compensation cost related to non-vested bonus awards not yet recognized was $69 million with a weighted average period to be recognized of 3.0 years. We calculated the compensation expense recognized during the years ended December 31, 2009, 2008 and 2007 using an estimated annual forfeiture rate of 6.5%, 6.3% and 6.6%, respectively.

A summary of the bonus awards under the Compensation Plan as of and for the years ended December 31, 2009 and 2008 is as follows:

	2009		2008
	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value
Non-vested, beginning of year	8.0	$26.60	5.5	$39.00
Granted	1.3	$3.10	3.6	$14.80
Shares earned under dividend reinvestment plan	2.7	$3.50	1.1	$23.90
Vested	(2.7)	$29.50	(1.7)	$37.40
Cancelled and expired	(1.5)	$22.90	(0.5)	$35.90

Non-vested, end of year	7.8	$14.40	8.0	$26.60

As of December 31, 2009 and 2008, there were 2.4 million and 1.3 million shares, respectively, of our common stock in the Trust that were vested but not yet distributed to the employees.

Note 8. Employee Stock Ownership Plan

We maintain an employee stock ownership plan (“ESOP”), in which all of our employees participate and which is fully funded on a pro rata basis by us. The plan provides for participants to receive employer contributions of at least 3% of total annual employee compensation, up to certain statutory limitations. Plan participants are fully vested in the employer contributions. For the years ended December 31, 2009, 2008 and 2007, we accrued $2 million, $3 million and $2 million, respectively, in contributions to the ESOP.

We sponsor an employee stock ownership trust to act as the depository of employer contributions to the ESOP as well as to administer and manage the actual trust assets that are deposited into the ESOP.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

Note 9. Earnings Per Share

The following table sets forth the computation of basic and diluted earnings per share for the years ended December 31, 2009, 2008 and 2007:

	2009	2008	2007
Numerator for basic and diluted net operating income per share	$135	$493	$594

Numerator for basic and diluted net (loss) earnings per share	$(910)	$(3,115)	$700

Denominator for basic weighted average shares	241.1	203.7	173.9
Employee stock options and awards	—	—	2.7
Shares issuable under forward sale agreements	—	—	0.3

Denominator for diluted weighted average shares	241.1	203.7	176.9

Basic net operating income per common share	$0.56	$2.42	$3.42
Diluted net operating income per common share	$0.56	$2.42	$3.36
Basic net (loss) earnings per common share	$(3.77)	$(15.29)	$4.03
Diluted net (loss) earnings per common share	$(3.77)	$(15.29)	$3.96

In computing diluted EPS, only potential common shares that are dilutive, those that reduce earnings per share or increase loss per share, are included. The effect of stock options, unvested employee stock awards, contingently issuable shares and shares issued under forward sales agreements are not included if the result would be anti-dilutive, such as when a net loss is reported. The “control number” for determining whether including potential common shares in the diluted EPS computation would be anti-dilutive is net (loss) earnings. As a result, if there is a net (loss), diluted EPS is computed using the same number of weighted average shares as used in computing basic EPS, even if we have positive net operating income. Therefore, basic EPS and diluted EPS are computed using the same number of weighted average shares for the years ended December 31, 2009 and 2008 as we incurred a net (loss) for those periods.

During the year ended December 31, 2009, we paid a special dividend consisting of cash and common stock. Shareholders had the option to receive payment of the dividend in cash or in shares of common stock, provided that the aggregate cash payable to all shareholders was limited to an amount equal to 10% of the aggregate dividend (see Note 15). Since the aggregate amount of shareholder cash elections exceeded the 10% limitation, the shareholders electing to receive cash were distributed a pro rata cash amount and the remaining portion of the special dividend in shares of common stock. The common stock issued for the special dividend does not qualify for accounting treatment as a stock dividend as that term is defined within Accounting Research Bulletin No. 43, Restatement and Revision of Accounting Research Bulletins, which is codified in FASB ASC 505-20, Equity, Stock Dividends and Stock Splits, and therefore the number of common shares outstanding, earnings per share and NAV per share results for prior periods will not be restated.

Stock options, unvested employee stock awards and contingently issuable shares of 56.3 million, 30.5 million and 6.9 million for the years ended December 31, 2009, 2008 and 2007, respectively, were not included in the computation of diluted EPS either because the respective exercise prices are greater than the average market value of the underlying stock or their inclusion would have been anti-dilutive.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

Note 10. Geographic Data

The following table presents operating income and assets as of and for the years ended December 31, 2009, 2008 and 2007 by geographic location. The geographic location of a portfolio investment is determined by the location of the corporate headquarters of the portfolio company.

	2009	2008	2007
Operating income
United States	$667	$955	$1,169
International	30	96	71

Total operating income	$697	$1,051	$1,240

Assets
United States	$6,218	$7,271	$10,662
International	454	639	1,070

Total assets	$6,672	$7,910	$11,732

Note 11. Commitments

As of December 31, 2009, we had commitments under loan and financing agreements to fund up to $394 million to 45 portfolio companies, with $184 million of the commitments related to undrawn revolving credit facilities for European Capital (see Note 18). These commitments are primarily composed of working capital credit facilities, acquisition credit facilities and subscription agreements. The commitments are generally subject to the borrowers meeting certain criteria such as compliance with covenants and availability under borrowing base thresholds. The terms of the borrowings and financings subject to commitment are comparable to the terms of other loan and equity securities in our portfolio.

We have non-cancelable operating leases for office space and office equipment. The leases expire over the next fifteen years and contain provisions for certain annual rental escalations. Rent expense for operating leases for the years ended December 31, 2009, 2008 and 2007 was $15 million, $15 million and $14 million, respectively.

Future minimum lease payments under non-cancelable operating leases as of December 31, 2009, net of any related sublease revenue, were as follows:

2010	$21
2011	20
2012	17
2013	14
2014	14
Thereafter	97

Total	$183

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

Note 12. Restructuring Costs

To better align our organization and cost structure with current economic conditions, we conducted strategic reviews of our business in 2009 and 2008 which resulted in aggregate restructuring charges of $25 million and $19 million during the years ended December 31, 2009 and 2008, respectively. The restructuring charges for the year ended December 31, 2009 included $9 million for severance and related costs associated with 72 employees notified of termination during 2009 and $16 million of costs related to excess facilities, including $7 million of accelerated depreciation expense offset by a $3 million write-off of a deferred rent liability. The restructuring charges for the year ended December 31, 2008 included $10 million for severance and related costs associated with 160 employees notified of termination during 2008 and $9 million of net costs related to excess facilities, including $6 million of accelerated depreciation expense offset by a $2 million write-off of a deferred rent liability. The severance and related costs are included in salaries, benefits and stock-based compensation and the excess facilities costs are included in general and administrative in our consolidated statements of operations.

The liability for employee severance costs and excess facilities is included in other liabilities in the consolidated balance sheets as of December 31, 2009 and 2008. As of December 31, 2009, the liability was $20 million, comprised of $7 million of severance and related costs to be paid in 2010 and excess facility costs, net of estimated sublease revenue, of $13 million to be paid through 2016. As of December 31, 2008, the liability was $12 million, comprised of $7 million of severance and related costs paid in 2009 and excess facility costs, net of estimated sublease revenue, of $5 million to be paid through 2016.

In determining our liability related to excess facilities, we are required to estimate such factors as future vacancy rates, the time required to sublet properties and sublease rates. These estimates are reviewed quarterly based on known real estate market conditions and the credit-worthiness of subtenants, and may result in revisions to the liability. Our remaining liability of $13 million as of December 31, 2009 related to excess facilities represents gross lease commitments with agreements expiring at various dates through 2016 of approximately $38 million, net of committed and estimated sublease income of approximately $20 million and a present value factor of $5 million. We have entered into signed sublease arrangements for approximately $4 million, with the remaining $16 million based on estimated future sublease income.

The following table summarizes the restructuring accrual activity during the years ended December 31, 2009 and 2008:

	Severance	Excess Facilities	Total
Balance, December 31, 2007	$—	$—	$—
Restructuring charges	10	5	15
Cash payments	(3)	—	(3)

Balance, December 31, 2008	$7	$5	$12
Restructuring charges	9	12	21
Cash payments	(9)	(5)	(14)
Accretion of net present value	—	1	1

Balance, December 31, 2009	$7	$13	$20

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

Note 13. Shareholders’ Equity

Our common stock activity for the years ended December 31, 2009 and 2008 was as follows:

	2009	2008
Common stock outstanding at beginning of period	204.7	195.9
Issuance of common stock in conjunction with acquisition of European Capital (Note 18)	11.5	12.7
Issuance of common stock in conjunction with our special dividend (Note 15)	64.2	—
Issuance of common stock under stock option plans	—	0.2
Foreclosure of stock option loans	(1.1)	—
Purchase of treasury stock	—	(0.2)
(Distribution) purchase of common stock held in deferred compensation trusts, net	1.6	(3.9)

Common stock outstanding at end of period	280.9	204.7

Equity Offerings

In March 2008, we completed a public offering in which 8.7 million shares of our common stock were sold at a public offering price of $34.77 per share. Upon completion of the offering we received proceeds, net of the underwriters’ discount and other offering costs, of $302 million.

During the year ended December 31, 2008, we issued 4.0 million shares of our common stock at a price of $35.61 per share for total proceeds of $142 million pursuant to a forward sale agreement entered into in November 2007.

(Distributions in Excess of) Undistributed Net Realized Earnings

As of December 31, 2009 and 2008, our (distributions in excess of) undistributed net realized earnings determined in accordance with GAAP as reflected on our consolidated balance sheets are shown below. The amounts reflect reclassifications between distributions in excess of net realized gains and (distributions in excess of) undistributed net operating income for classification differences in how net realized gains and net operating income are recorded under GAAP and capital gains and ordinary income are recorded under tax.

	2009	2008
(Distributions in excess of) undistributed net operating income	$(517)	$103
Distributions in excess of net realized gains	(192)	(27)

(Distributions in excess of) undistributed net realized earnings	$(709)	$76

Note 14. Interest Rate Derivatives

We enter into interest rate swap agreements to manage interest rate risk and also to fulfill our obligations under the terms of our asset securitizations. We do not hold or issue interest rate swap agreements or other derivative financial instruments for speculative purposes. All derivative financial instruments are recorded at fair value with changes in value reflected in net unrealized appreciation or depreciation of investments during the reporting period. The fair value of our interest rate swap agreements is based on the estimated net present value of the future cash flows using the forward interest rate yield curve in effect at the end of the period, adjusted for the nonperformance risk of us and our counterparties. We record the accrual of periodic interest settlements of

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

interest rate swap agreements in net unrealized appreciation or depreciation of investments and subsequently record the amount as a net realized gain or loss on investments on the interest settlement date. Cash payments received or paid for the termination of an interest rate derivative agreement are recorded as a realized gain or loss upon termination in our consolidated statements of operations and are classified under investing activities in our consolidated statements of cash flows.

We have interest rate swap agreements where we generally pay a fixed rate and receive a floating rate based on LIBOR. We also enter into interest rate swaption agreements where, if exercised, we pay a floating rate based on LIBOR and receive a fixed rate. The fair value of our interest rate derivative agreements are identified as separate items on our consolidated balance sheets and are described in the accompanying consolidated schedules of investments.

During the year ended December 31, 2009, we recorded $31 million of net unrealized appreciation from interest rate swap agreements and a $49 million reversal of prior period net unrealized depreciation from the termination of the European Capital put option agreement (see Note 18) in the financial statement line item derivative and option agreements and other. During the years ended December 31, 2008 and 2007, we recorded $119 million and $80 million, respectively, of net unrealized depreciation from interest rate swap agreements in the financial statement line item derivative and option agreements and other in our consolidated statements of operations.

During the years ended December 31, 2009 and 2008 we recorded $59 million and $31 million, respectively, of net realized loss from interest rate swap agreements in the financial statement line item derivative and option agreements in our consolidated statements of operations for periodic interest settlements of interest rate swap agreements. During the year ended December 31, 2009, we also recorded a realized loss of $44 million from the termination of the European Capital put option agreement. During the year ended December 31, 2007 we recorded $10 million of net realized gain from interest rate swap agreements in the financial statement line item derivative and option agreements in our consolidated statements of operations for periodic interest settlements of interest rate swap agreements. During the year ended December 31, 2009, two interest rate swap agreements were terminated prior to their maturity. The transaction under one interest rate swap agreement was settled for a cash termination payment of $3 million and recorded as a net realized loss in financial statement line item derivative and option agreements in our consolidated statements of operations. The other interest rate swap agreement was not settled and was recorded as a liability with a fair value of $12 million and included in other liabilities in our consolidated balance sheets as of December 31, 2009. During the years ended December 31, 2008 and 2007, we had net cash termination payments of $9 million and net cash termination receipts of $7 million, respectively, for interest rate swap agreements and recorded as a net realized gain or loss in the financial statement line item derivative and option agreements in our consolidated statements of operations.

Periodically, an interest rate swap agreement will also be amended whereby any underlying unrealized appreciation or depreciation associated with the original interest rate swap agreement at the time of amendment will be factored into the contractual interest terms of the amended interest rate swap agreement. The contractual terms of the amended interest rate swap agreement are set such that its estimated fair value is equivalent to the estimated fair value of the original interest rate swap agreement. No realized gain or loss is recorded upon amendment when the estimated fair values of the original and amended interest rate swap agreement are substantially the same.

See Note 19 for a description of the refinancing transaction completed on June 28, 2010.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

Credit Risk-Related Contingent Features

Certain of our interest rate swap agreements contain an event of default that allows the counterparty to terminate transactions outstanding under the agreement following the occurrence of a cross default on certain of our other indebtedness in amounts equal to or greater than $5 million to $15 million, as applicable. During the year ended December 31, 2009, one counterparty had elected to terminate its interest rate swap agreement with us due to a cross default on certain of our other indebtedness, which had a fair value of $12 million. This amount had not been settled as of December 31, 2009 and is included in other liabilities in our consolidated balance sheets. Derivatives under these agreements in a liability position had a GAAP fair value liability of $29 million as of December 31, 2009. In the event that these counterparties terminated their transactions with us, the termination liability would have been $35 million as of December 31, 2009. The difference between the GAAP fair value liability and the termination liability represents an adjustment for nonperformance risk of us and our counterparties.

Certain of our interest rate swap agreements also contain an event of default that allows a counterparty to terminate transactions outstanding under the agreement if certain of our other indebtedness in amounts equal to or greater than $5 million or $15 million, as applicable, is accelerated. While this event of default has occurred, none of our counterparties have elected to terminate their transactions with us as a result of this provision as of December 31, 2009. Derivatives under these agreements in a liability position had a GAAP fair value liability of $8 million as of December 31, 2009. In the event that these counterparties terminated their transactions with us, the termination liability would have been $8 million as of December 31, 2009. During the year ended December 31, 2009, one of these agreements was terminated and settled for a cash payment of $3 million.

In addition, one of our interest rate swap agreements provides that, if our unsecured debt rating falls below BB- as rated by Fitch Ratings, BB- as rated by Standard & Poor’s Rating Services or Ba3 by Moody’s Investors Services, Inc., the counterparty may terminate transactions outstanding under the agreement. While this additional termination event has occurred, the counterparty had not elected to terminate its transactions outstanding with us as of December 31, 2009. Derivatives under these agreements in a liability position had a GAAP fair value liability of $19 million as of December 31, 2009. In the event that these counterparties terminated their transactions with us, the termination liability would have been $23 million as of December 31, 2009. The difference between the GAAP fair value liability and the termination liability represents an adjustment for nonperformance risk of us and our counterparties.

Certain of our interest rate swap agreements also provide that, if our unsecured revolving credit facility is terminated, or the counterparty does not continue to be a lender under our unsecured revolving credit facility, and we do not post collateral for our derivative obligations related to this counterparty or make arrangements for the counterparty to transfer its rights and obligations under the derivative agreement within 30 days, the counterparty may terminate the transactions outstanding under the agreement. As of December 31, 2009, this additional termination event had not occurred. Derivatives under these agreements in a liability position had a GAAP fair value liability of $1 million as of December 31, 2009. In the event that these counterparties terminated their transactions with us, the termination liability would have been $2 million as of December 31, 2009. The difference between the GAAP fair value liability and the termination liability represents an adjustment for nonperformance risk of us and our counterparties.

Note 15. Income Taxes

We operate to qualify as a RIC under Subchapter M of the Code. In order to qualify as a RIC, we must annually distribute in a timely manner to our shareholders at least 90% of our taxable ordinary income of our

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

investment company based on our tax fiscal year. Taxable ordinary income includes net short-term capital gains but excludes net long-term capital gains. A RIC is not subject to federal income tax on the portion of its taxable ordinary income and long-term capital gains that are distributed to its shareholders, including “deemed distributions” discussed below. As permitted by the Code, a RIC can designate dividends paid in the subsequent tax year as dividends of current year taxable ordinary income and net long-term gains if those dividends are both declared by the extended due date of the RIC’s federal income tax return and paid to shareholders by the last day of the subsequent tax year. Our taxable ordinary income and net long-term capital gains comprise our taxable income for our investment company. We have distributed, or intend to distribute, sufficient dividends to eliminate taxable income. If we fail to satisfy the 90% distribution requirement or otherwise fail to qualify as a RIC in any tax year, we would be subject to income tax in such year on all of our taxable income, regardless of whether we made any distributions to our shareholders. We have a tax fiscal year that ends on September 30.

Our taxable income differs from net income as defined by GAAP due primarily to temporary and permanent differences in interest and dividend income recognition, stock-based compensation and other expense recognition and unrealized appreciation or depreciation of investments. In addition, there are classification differences between GAAP and tax as it relates to what is characterized as net operating income for GAAP compared to taxable ordinary income for tax and what is characterized as net realized gains or losses for GAAP compared to net long-term capital gains or losses for tax. These characterization differences between GAAP and tax include the characterization of realized losses for loans, interest receivable write-offs for uncollectible accounts, periodic interest settlements for interest rate swap agreements and the holding period of capital investments.

On January 7, 2009, the Internal Revenue Service (“IRS”) issued Revenue Procedure 2009-15, which temporarily allows a RIC to distribute its own stock as a dividend for the purpose of fulfilling its distribution requirements. Pursuant to this revenue procedure, a RIC may treat a distribution of its own stock as a dividend if (i) the stock is publicly traded on an established securities market, (ii) the distribution is declared with respect to a taxable year ending on or before December 31, 2009 and (iii) each shareholder may elect to receive his entire distribution in either cash or stock of the RIC subject to a limitation on the aggregate amount of cash to be distributed to all shareholders, which must be at least 10% of the aggregate declared distribution. If too many shareholders elect to receive cash, each shareholder electing to receive cash will receive a pro rata amount of cash (with the balance of the distribution paid in stock). In no event will any shareholder electing to receive cash receive less than 10% of his or her entire distribution in cash. On December 23, 2009 the IRS issued Revenue Procedure 2010-12, which extends under similar terms the temporary guidance provided by Revenue Procedure 2009-15. This new guidance applies to distributions by a RIC of its own stock declared by December 31, 2012 with respect to RIC distribution requirements for taxable years ending on or before December 31, 2011.

Under the 1940 Act, if a BDC has any senior debt securities outstanding that were publicly issued, the BDC must make provision to prohibit the declaration of any dividend (except a dividend payable in the stock of the BDC) if its asset coverage is below certain thresholds at the time of the distribution after deducting the amount of such dividend. However, we have received guidance from the staff of the SEC that notwithstanding this provision of the 1940 Act, we are able to declare and pay dividends pursuant to the revenue procedure issued by the IRS as discussed above.

On June 11, 2009, our Board of Directors declared a special dividend to our shareholders of $1.07 per share that was paid on August 7, 2009. Each shareholder could elect to receive the dividend in either cash or in shares of common stock. Because the aggregate amount of the cash elections exceeded 10% of the aggregate dividend amount, the shareholders electing to receive cash received a pro rata cash amount and the remaining portion in shares of common stock. The number of shares of common stock comprising the stock portion was determined

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

based on the volume weighted average price of our stock on The NASDAQ Global Select Market on July 27, July 28 and July 29, 2009. In total, the distribution consisted of $24 million of cash and 67.1 million shares of common stock. Included in the distribution of 67.1 million shares of common stock were 2.9 million shares of common stock distributed to a consolidated trust for our non-qualified deferred compensation plan. The shares of common stock held by the trust are accounted for as treasury stock in the accompanying consolidated balance sheets. The exact amount of cash and common stock received by each shareholder depended on the shareholder’s election. The special dividend included our remaining 2008 taxable income and a substantial portion of our 2009 taxable income.

In addition, a RIC may elect to retain its net long-term capital gains by designating them as a “deemed distribution” to its shareholders and paying a federal tax of 35% on the net long-term capital gains for the benefit of its shareholders. Shareholders would then report their share of the retained net long-term capital gains on their income tax returns as if it had been received and report a tax credit for the tax paid on their behalf by the RIC. Shareholders then add the amount of the “deemed distribution,” net of such tax, to the basis of their shares.

We declared dividends of $231 million, $623 million and $655 million, or $1.07, $3.09 and $3.72 per share for the fiscal years ended December 31, 2009, 2008 and 2007, respectively. For income tax purposes, our distributions to shareholders for the fiscal years ended December 31, 2009 and December 31, 2007 were composed of taxable ordinary income. For income tax purposes, our distributions to shareholders for the fiscal year ended December 31, 2008 were composed of $2.39 per share of taxable ordinary income and $0.70 per share of net long-term capital gains.

For the tax years ended September 30, 2009, we incurred a net capital loss of approximately $152 million, which may be carried forward for up to eight tax years. For the tax years ended September 30, 2008 and 2007, we had net long-term capital gains of $155 million and $142 million, respectively. For the tax year ended September 30, 2008, we elected to retain such net long-term capital gains by treating them as a “deemed distribution” and paying the federal tax on behalf of our shareholders of $54 million, which is included in taxes on net realized gain on the accompanying consolidated statements of operations. For the tax year ended September 30, 2007, we elected to distribute such net long-term capital gains to our shareholders by designating a portion of our dividends as dividends of our net long-term capital gains.

As a RIC, we are also subject to a nondeductible federal excise tax of 4% if we do not distribute at least 98% of our ordinary income, excluding net short-term capital gains, in any calendar year and 98% of our capital gains for each one-year period ending October 31, including any undistributed income from the prior excise tax year. For the calendar years ended December 31, 2008 and 2007 and the one-year periods ending October 31, 2008 and 2007, we did not distribute at least 98% of our ordinary income and capital gains and paid the 4% excise tax. For the years ended December 31, 2008 and 2007, we accrued $14 million and $7 million, respectively, of excise tax expense attributable to undistributed ordinary income, which is included in our (benefit) provision for income taxes on the accompanying consolidated statements of operations. For the year ended December 31, 2007, we accrued $6 million of excise tax attributable to undistributed capital gains, which is included in taxes on net realized gain on the accompanying consolidated statements of operations. The final taxable income included in our excise tax return for the calendar year ended December 31, 2008 and one-year period ending October 31, 2008 resulted in a lower taxable income than the estimated taxable income used to accrue the $14 million excise tax for the year ended December 31, 2008. As a result of this change in estimate, we accrued an $8 million income tax benefit for the year ended December 31, 2009 related to excise taxes, which is included in our (benefit) provision for income taxes on the accompanying consolidated statements of operations. For the calendar year ended December 31, 2009 and the one-year period ending October 31, 2009, we have distributed sufficient dividends to avoid being subject to the federal excise tax.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

The aggregate gross unrealized appreciation of our investments over cost for federal income tax purposes was $283 million and $469 million as of December 31, 2009 and 2008, respectively. The aggregate gross unrealized depreciation of our investments under cost for federal income tax purposes was $4,348 million and $4,142 million as of December 31, 2009 and 2008, respectively. The net unrealized depreciation over cost for federal income tax purposes was $4,065 million and $3,673 million as of December 31, 2009 and 2008, respectively. The aggregate cost of securities for federal income tax purposes was $9,539 million and $10,878 million as of December 31, 2009 and 2008, respectively.

Our consolidated taxable operating subsidiary, ACFS, is subject to federal, state and local income tax. Prior to the deconsolidation of ECFS in the second quarter of 2007 (see Note 18), our tax provision included ECFS which is subject to foreign and local income tax in its respective jurisdictions.

Deferred income tax balances for our taxable operating subsidiaries reflect the impact of temporary differences between the carrying amount of assets and liabilities and their tax basis and are stated at tax rates expected to be in effect when taxes are actually paid or recovered. A valuation allowance is provided against deferred tax assets when it is more likely than not that some or all of the deferred tax asset will not be realized. In determining if our deferred tax asset is realizable, we consider the forecasted future taxable income of ACFS as well as any tax planning strategies. Considering the current macroeconomic environment as of December 31, 2008, we concluded that it was more likely than not that we would not realize our deferred tax asset with future taxable income of ACFS. Accordingly, we recorded an increase to our valuation allowance of $52 million in 2008. As of December 31, 2009, we continued to conclude that it is more likely than not that we would not realize our deferred tax asset with future taxable income of ACFS and have recorded a full valuation allowance against our deferred tax asset. We will continue to evaluate the valuation allowance each reporting period, and if we determine that it is more likely than not that the realizable amount of the deferred tax asset exceeds the valuation allowance, we would reduce the valuation allowance.

On November 6, 2009, The Worker, Homeownership, and Business Assistance Act of 2009 was enacted. As part of this legislation, the carryback period for net operating losses arising in either 2008 or 2009 was increased from two years to three, four or five years at the election of the taxpayer. As a result of this new legislation, ACFS was able to carryback its net operating loss for the tax year ended September 30, 2009 to prior years to claim a refund which resulted in American Capital recording a tax benefit of $10 million for the year ended December 31, 2009, which is included in our (benefit) provision for income taxes on the accompanying consolidated statements of operations.

The components of our deferred tax assets for our taxable operating subsidiary as of December 31, 2009 and 2008 were as follows:

	2009	2008
Deferred tax assets:
Stock-based compensation	$23	$34
Net operating loss carryforward	4	11
Deferred rent liability	8	8
Allowance for doubtful accounts	3	3
Property and equipment	2	1

Total deferred tax asset	40	57

Valuation allowance	(40)	(52)

Net deferred tax asset	$—	$5

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

For the years ended December 31, 2009, 2008 and 2007, the (benefit) provision for income taxes, including the excise tax, was comprised of the following:

	2009	2008	2007
Current tax (benefit) expense:
Federal	$(12)	$(1)	$11
State	—	(1)	3
Foreign	—	—	1

Total current tax (benefit) expense	(12)	(2)	15

Deferred tax provision (benefit)
Federal	—	19	(20)
State	—	6	4

Total deferred tax provision (benefit)	—	25	(16)

Total (benefit) provision for income taxes of taxable operating subsidiaries	(12)	23	(1)
(Benefit) provision for excise tax	(8)	14	7

Total (benefit) provision for income taxes	$(20)	$37	$6

A reconciliation between the taxes computed at the federal statutory rate and our effective tax rate for our taxable operating subsidiaries for the fiscal years ended December 31, 2009, 2008 and 2007 is as follows:

	2009	2008	2007
Federal statutory tax rate	$(8)	$(23)	$(1)
State taxes, net of federal tax benefit	—	(4)	—
Change in valuation allowance	(2)	52	—
Other	(2)	(2)	—

Effective income tax rate	$(12)	$23	$(1)

We adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, which is codified in FASB ASC Topic 740, Income Taxes (“ASC 740”), on January 1, 2007. ASC 740 clarifies the accounting for income taxes by prescribing the minimum recognition threshold that an uncertain tax position is required to meet before tax benefits associated with such uncertain tax position are recognized in the consolidated financial statements. Our adoption of ASC 740 did not require a cumulative effect adjustment to the January 1, 2007 undistributed net realized earnings. We classify interest and penalties, if any, related to unrecognized tax benefits as a component of provision for income taxes.

Based on our analysis of our tax position, we concluded that we did not have any uncertain tax positions that met the recognition or measurement criteria of ASC 740. We did not have any unrecognized tax benefits as of both December 31, 2009 and 2008.

Although we file federal and state tax returns, our major tax jurisdiction is federal for American Capital and ACFS. The 2005, 2006, 2007 and 2008 federal tax years for American Capital and the 2004, 2005, 2006, 2007 and 2008 federal tax years for ACFS remain subject to examination by the IRS.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

Note 16. Related Party Transactions

Prior to the enactment of the Sarbanes-Oxley Act in June 2002, we provided loans to employees for the exercise of stock options under the employee stock option plans. The loans required the current payment of interest at a market rate, had varying terms not exceeding nine years and were recorded as a reduction of shareholders’ equity in the accompanying consolidated balance sheets. The loans were evidenced by full recourse notes and had to be repaid in full at the earlier of maturity or 60 days following termination of employment. The shares of our common stock that the employees purchased with the proceeds of a loan were posted as collateral. Under the terms of the loan agreements, if 95% of the outstanding loan balance was less than the aggregate value of the common stock collateral for such loan and any additional collateral, the loan maturity would be automatically accelerated and the collateral foreclosed upon. Pursuant to the loan agreements, the value of the original shares of common stock collateral was the greater of NAV per share or the average of the closing prices for the last 20 trading days. The employees could avoid acceleration under their respective loans and foreclosure by delivering additional collateral to us prior to an event of default. As of December 31, 2008, the aggregate amount of the notes receivable relating to stock option exercises was $5 million, and was included in shareholders’ equity in the accompanying consolidated balance sheets. The loans were secured by an aggregate 0.2 million shares of the common stock purchased with the proceeds from the loans.

During February 2009, an employee pledged an additional 0.9 million shares of our common stock as collateral, which was valued at the closing prices for the last 20 trading days. Due to the decline in our NAV per share as of December 31, 2008, the outstanding stock option loans became under collateralized on March 2, 2009, triggering an automatic event of default and foreclosure on the 1.1 million shares of common stock collateral in satisfaction of the loans. The shares of common stock that we received in the foreclosure are included in treasury stock and are not included in our outstanding shares of common stock. We have no further stock option loans outstanding as of December 31, 2009.

Note 17. Asset Sales

American Capital Equity II, LP

In October 2007, we entered into a purchase and sale agreement with American Capital Equity II, LP (“ACE II”) for the sale of approximately 17% of our equity investments (other than warrants associated with debt investments) in 80 portfolio companies. ACE II is a private equity fund with $585 million of equity commitments from third-party investors. The aggregate purchase price was $488 million. The remaining $97 million equity commitment would be used by ACE II to fund add-on investments in the 80 portfolio companies. As of December 31, 2009, there is $85 million of remaining equity commitments available for future add-on investments. In addition, 10%, or $58.5 million, of the $585 million of equity commitments are recallable by American Capital, LLC for add-on investments with American Capital once they have been distributed to the third-party ACE II investors. As of December 31, 2009, there were $58.5 million of recallable distributions available for add-on investments.

American Capital, LLC manages ACE II in exchange for a 2% annual management fee on the cost basis of ACE II’s investments and a 10% to 30% carried interest in the net profits of ACE II, subject to certain hurdles. To date, American Capital, LLC has not recognized any carried interest in its net operating income. We do not have a direct economic interest in ACE II and there are no arrangements that require us to provide any form of financial support to ACE II, nor have we provided any financial or other support during 2009 and 2008.

We recorded a total net realized gain of $78 million upon the sale of the $488 million of investments. In accordance with ASC 860, we included in our sale proceeds the fair value of the management agreement

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

associated with the $488 million of investments sold. The fair value of this portion of the agreement was estimated to be $20 million and was treated as being contributed to American Capital, LLC, increasing our cost basis in our investment in American Capital, LLC. As a result, our $78 million net realized gain on the transaction includes a $20 million realized gain for the value of a portion of the management agreement obtained in connection with the sale. The proceeds were recognized in the investing section of our consolidated statement of cash flows. Limited partners of ACE II, excluding any limited partner that is our affiliate, holding a majority of the aggregate commitments may require ACE II to dispose of its investments acquired from us which could significantly impact the value of the management agreement. Subsequent changes in the fair value of the management agreement are recognized as part of the fair value of our investment in American Capital, LLC. The fair value of American Capital, LLC’s management agreement is primarily based on our estimate of future cash flows related to both the management fee and carried interest discounted at a market discount rate for comparable companies.

ACAS CRE CDO 2007-1, Ltd.

In the third quarter of 2007, we sold our investments in 121 subordinated tranches of bonds in 22 CMBS trusts to ACAS CRE CDO 2007-1, Ltd. (“ACAS CRE CDO”), a new commercial real estate collateralized debt obligation trust. Our cost basis in the CMBS bonds sold to ACAS CRE CDO was $642 million with a principal balance of $1.2 billion. Third-party investors in ACAS CRE CDO purchased AAA through A- bonds for a total purchase price of $411 million with a principal balance of $412 million. We purchased investment grade and non-investment grade notes and preferred shares of ACAS CRE CDO for a total purchase price of $215 million with a principal balance of $763 million. In accordance with ASC 860, the securities that we purchased are considered to be beneficial interests in the sold CMBS bonds that are retained by us. The beneficial interests that continue to be held by us were measured at the date of transfer by allocating the previous carrying amount of the sold CMBS bonds between the ACAS CRE CDO notes sold to third parties and the ACAS CRE CDO notes and preferred shares that we continue to hold based on their relative fair values. To the extent available, the fair values were based on the purchase price paid by third-parties. If not available, the fair values were based on a discounted cash flow analysis utilizing loss assumptions based on historical experience and a discount rate representative of a comparable yield for a similar security.

American Capital, LLC serves as the collateral manager for ACAS CRE CDO in exchange for an annual senior management fee of 7.5 basis points and a subordinate fee of 7.5 basis points. In accordance with ASC 860, the fair value of the collateral management agreement, estimated to be $2 million, was included as additional sale proceeds and treated as being contributed to American Capital, LLC increasing our cost basis in that portfolio investment. We recorded a net realized loss of $22 million in 2007 related to this transaction. The proceeds were recognized in the investing section of our consolidated statement of cash flows.

American Capital Equity I, LLC

On October 1, 2006, we entered into a purchase and sale agreement with American Capital Equity I, LLC (“ACE I”) for the sale of 30% of our equity investments (other than warrants issued with debt investments) in 96 portfolio companies to ACE I. ACE I is a private equity fund with $1 billion of equity commitments from third-party investors. The aggregate purchase price was $671 million. Also, ACE I co-invested with American Capital in an amount equal to 30% of equity investments made by American Capital between October 2006 and November 2007 until the $329 million remaining equity commitment was exhausted. In addition, 10%, or $100 million, of the $1 billion of equity commitments are recallable by American Capital, LLC for add-on investments with American Capital once they have been distributed to the third-party ACE I investors. As of December 31, 2009, there were $75 million of recallable distributions available for add-on investments.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

American Capital, LLC manages ACE I in exchange for a 2% annual management fee on the net cost basis of ACE I and a 10% to 30% carried interest in the net profits of ACE I, subject to certain hurdles. To date, American Capital, LLC has not recognized any carried interest in its net operating income. We do not have a direct economic interest in ACE I and there are no arrangements that require us to provide any form of financial support to ACE I, nor have we provided any financial or other support during 2009, 2008 and 2007.

We recorded a total net realized gain of $59 million upon the sale of the $671 million of investments. In accordance with ASC 860, we included in our sale proceeds the estimated fair value of the management agreement associated with the $671 million of investments sold. The fair value of this portion of the agreement was estimated to be $16 million and was treated as being contributed to American Capital, LLC and included in our cost basis in our investment in American Capital, LLC. As a result, our $59 million net realized gain on the transaction includes a $16 million realized gain for the value of a portion of the management agreement received as sale proceeds. The proceeds were recognized in the investing section of our consolidated statement of cash flows. Members of ACE I, excluding any member that is our affiliate, holding a majority of the aggregate commitments may require ACE I to dispose of its investments acquired from us which could significantly impact the value of the management agreement. Subsequent changes in the fair value of the management agreement are recognized as part of the fair value of our investment in American Capital, LLC. The fair value of American Capital, LLC’s management agreement is primarily based on our estimate of future cash flows related to both the management fee and carried interest discounted at a market discount rate for comparable companies.

Note 18. Investment in European Capital

Original Private Placement

On September 30, 2005, European Capital, a company incorporated in Guernsey, closed on a private offering of €750 million of equity commitments. We provided €521 million of the equity commitments and third-party institutional investors provided €229 million of the remaining equity commitments. European Capital invests in and sponsors management and employee buyouts, invests in private equity buyouts and provides capital directly to private and mid-sized public companies primarily in Europe. Our investment in European Capital is treated as a portfolio investment.

ECFS entered into an investment management and services agreement with European Capital. As of the date it entered into the investment and management agreement, ECFS was a directly wholly-owned entity of American Capital. Pursuant to the investment management agreement and services agreement, ECFS provided investment advisory and management services to European Capital and received a management fee equal to 1.25% of the greater of European Capital’s weighted average gross assets or €750 million. In addition, European Capital reimbursed ECFS for all costs and expenses incurred during the term of the agreement, subject to certain exclusions. In addition, ECFS received 18.75 million warrants to purchase participating preferred shares of European Capital representing 20% of European Capital’s preferred shares on a fully-diluted basis. The initial exercise price of the warrants was €10 per share, which was the same per share price that the original investors purchased their preferred shares in the initial private offering. The per share exercise price on the warrants would be reduced by dividends declared on the preferred shares.

Initial Public Offering

On May 10, 2007, European Capital closed on an IPO of 14.6 million ordinary shares at a price of €9.84 per ordinary share for gross proceeds of €144 million ($196 million). The shares were traded on the main market of the London Stock Exchange under the ticker symbol “ECAS.”

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

Prior to the IPO, American Capital’s investment in European Capital consisted of 52.1 million participating preferred shares and warrants held by ECFS to purchase 18.75 million participating preferred shares. Immediately preceding the IPO, ECFS exercised its warrant to purchase 18.75 million participating preferred shares for an adjusted exercise price of €9.50 per share, or €178 million ($242 million), and assigned the shares to American Capital. As a result of the IPO, the warrant agreement was terminated, and ECFS will not receive any future warrants. The 18.75 million participating preferred shares received upon the assignment from ECFS and our existing 52.1 million participating preferred shares were redesignated as ordinary shares as part of the capital reorganization that took effect upon the closing of the IPO. As a result of the IPO, our ownership interest in European Capital was reduced to a 65% controlling ownership interest. Subsequent to the IPO, American Capital purchased an additional $17 million of ordinary shares in the open market increasing its ownership in European Capital to 67%.

In the second quarter of 2007, our ownership interest in ECFS was contributed to American Capital, LLC, a wholly-owned portfolio company that owns alternative asset fund managers that manage various alternative asset funds. Due to the dilution of our ownership interest in European Capital as a result of the IPO, ECFS was no longer considered to be providing substantially all of its services directly or indirectly to American Capital or its portfolio companies. Also, American Capital, LLC provides services to alternative asset funds that collectively are not substantially owned by us and therefore is not providing services directly or indirectly to us or to portfolio companies in which we hold substantially all of the ownership interests. As a result, in accordance with our consolidation policy, ECFS was deconsolidated prospectively during the second quarter of 2007 and is recorded at fair value on our consolidated balance sheets as part of the fair value of American Capital, LLC.

In addition, as part of the IPO, ECFS’ existing investment management agreement and services agreement with European Capital was terminated and ECFS and European Capital entered into a new investment management agreement to provide investment advisory and management services. Under the terms of the new investment management agreement, ECFS receives an annual management fee equal to 2% of the weighted average monthly consolidated gross asset value of all the investments of European Capital, an incentive fee equal to 100% of the net earnings in excess of a return of 8% but less than a return of 10% and 20% of the net earnings thereafter, and certain expense reimbursements not to exceed a cap of 0.25% per year of the weighted average monthly consolidated gross asset value of the all investments of European Capital. During 2009, the investment management agreement with European Capital was amended to reduce the annual management fee to 1.5% effective from July 1, 2009 to December 31, 2010.

In connection with the termination of the old management agreement, ECFS received a €10 million ($13 million) cash termination payment. In addition, prepaid management fees paid to ECFS under the old investment management agreement of €6 million ($8 million) related to prepaid cost reimbursements were accounted for by ECFS as an additional termination fee. These amounts were recorded as deferred revenue by American Capital, LLC, the parent of ECFS, and are being amortized into income by American Capital, LLC over four years, the minimum service period required by ECFS under the new investment management agreement. To the extent that American Capital, LLC declares a dividend to us of its quarterly net operating income, if any, it will include the amortization of this deferred revenue.

Acquisition of European Capital

On November 10, 2008, American Capital and European Capital entered into an implementation agreement regarding our proposal to acquire all of the ordinary shares of European Capital held by other investors, representing 32.3% of European Capital’s outstanding ordinary shares, by means of a “scheme of arrangement”

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

under Guernsey company law. Under the terms of the agreement, each European Capital shareholder other than us would receive 0.333 shares of our common stock for every one ordinary share that they owned of European Capital. On February 19, 2009, our shareholders approved a proposal authorizing us to sell shares of our common stock below NAV per share in certain instances, including in connection with the proposed acquisition of European Capital. On March 19, 2009, the proposed transaction was approved by a special majority of the shareholders of European Capital, not including us. The acquisition became effective as of March 26, 2009, following approval of the Royal Court of Guernsey. In connection with the transaction, we issued 11.5 million shares of our common stock with a value of $25 million as of March 26, 2009 in exchange for the outstanding European Capital ordinary shares not already owned by us.

Put Option Agreement

On November 19, 2008, we entered into a put option agreement with European Capital under which European Capital could put some or all of certain investments to us at a predetermined put price. Under the terms of the agreement, the put option could be exercised at any time commencing on January 1, 2010 and expiring on December 31, 2010. In consideration for entering into the put option agreement, European Capital paid us €16 million ($20 million). The fair value of the put option liability as of December 31, 2008 was $69 million (€49 million), which is included in derivative and option agreements in our consolidated balance sheets. On March 30, 2009, we entered into a termination agreement with European Capital to terminate the put option agreement. Under the terms of the termination agreement, we settled the put option obligation by paying European Capital the fair value of the put option obligation of $65 million (€49 million). As a result, we recognized a realized loss of $44 million offset by the reversal of unrealized depreciation of $49 million in our consolidated statements of operations.

Revolving Credit Facilities

In February 2008, we provided a $400 million subordinated, unsecured revolving credit facility (the “Term A Facility”) to European Capital. Borrowings under the Term A Facility bear interest at LIBOR plus 5% and 2% payable in kind. The Term A Facility has an unused commitment fee of 20 basis points and matures in February 2011. In October 2008, we amended the loan agreement to extend an additional $250 million subordinated, unsecured revolving credit facility (the “Term B Facility”) to European Capital. Borrowings under the Term B Facility bear interest at LIBOR plus 3.25% and 4.75% payable in kind. The Term B Facility has an unused commitment fee of 20 basis points and matures in April 2010.

In June 2009, American Capital and European Capital entered into an agreement whereby the outstanding borrowings under the Term A Facility of $319 million were exchanged for 325.1 million ordinary shares of European Capital and the Term A Facility commitment amount was reduced from $400 million to $87 million. In November 2009, American Capital and European Capital entered into an amendment to the loan agreement to reduce the Term B Facility commitment of $250 million to amount equal to the existing standby letter of credit issued to European Capital for the benefit of The Royal Bank of Scotland, plc, the agent on European Capital’s multicurrency revolving facility. The existing standby letter of credit totals €23 million and £56 million ($122 million as of December 31, 2009). Any funding of a standby letter of credit by American Capital that is not reimbursed by European Capital on the disbursement date will bear interest at the rate of the respective facility. As of December 31, 2009, there was a $25 million outstanding balance under the Term A Facility and no outstanding balance under the Term B Facility.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

Note 19. Subsequent Events

Refinancing Transaction

Unsecured Revolving Credit Facility – On June 28, 2010, we amended and restated the credit agreement (“Amended and Restated Credit Agreement”) for our $1.4 billion unsecured revolving credit facility, with Wells Fargo Bank, N.A. as administrative agent, pursuant to which $680 million of our outstanding loans were repaid in cash, and our remaining loans were converted into (i) $277 million of new floating rate secured loans under the Amended and Restated Credit Agreement (“New Secured Loans”) and (ii) $430 million of new fixed rate secured notes (“New Secured Private Notes”) issued under a new indenture (the “Indenture,” and together with the Amended and Restated Credit Agreement, the “New Debt Agreements”). We also paid a restructuring fee of $14 million, or 2% of the principal balance of the New Secured Loans and New Secured Private Notes, to the holders of such debt. In addition, in connection with the refinancing of our outstanding loans, the lenders waived all existing defaults under the original credit facility.

Unsecured Private Debt – On June 28, 2010, we completed an exchange transaction with the noteholders of $411 million of our unsecured private notes, which included a waiver of all existing defaults under the notes, for (i) an aggregate cash payment of $339 million, (ii) $72 million of New Secured Private Notes, and (iii) a restructuring fee of $1 million representing 2% of the principal balance of the New Secured Private Notes.

Unsecured Public Debt – On June 28, 2010, we completed an exchange transaction with the noteholders of $539 million of our unsecured public notes for (i) an aggregate cash payment of $11 million, (ii) $4 million of new call-protected floating rate secured notes (“New Floating Rate Public Secured Notes”) and $524 million of new call-protected fixed rate secured notes (“New Fixed Rate Public Secured Notes,” and collectively with the New Floating Rate Public Secured Notes, the “New Secured Public Notes”) issued under the Indenture, and (iii) a restructuring fee of $11 million representing 2% of the principal balance of the New Secured Public Notes. The remaining $11 million of the original $550 million of unsecured public notes were amended on June 28, 2010 pursuant to a Second Supplemental Indenture to the indenture for the notes to remove substantially all material affirmative and negative covenants, other than the covenant to pay principal and interest on such notes, and to remove certain events of default. All other terms of such notes remain unchanged. In connection with the exchange transaction and amendment of our remaining unsecured public notes, the noteholders waived all existing defaults under the notes.

The exchange transactions discussed above are accounted for as a modification of debt in accordance with ASC 470-50, Modifications and Extinguishments. Accordingly, the aggregate restructuring fees of $26 million paid at closing to the lenders and noteholders were capitalized and will be amortized into interest expense over the life of the notes and loans using the effective interest method, while restructuring fees paid to other third parties will be expensed immediately. As a result, we expect to recognize an estimated $15 - $20 million loss in the second quarter of 2010 consisting of both restructuring fees paid to third parties and the write-off of a portion of the existing unamortized deferred financing costs attributable to the unsecured debt that was repaid in cash.

Maturity Date and Optional Redemption – The New Secured Loans, New Secured Private Notes and New Secured Public Notes (collectively, the “New Secured Debt”) have a final maturity date of December 31, 2013, unless earlier repaid. The New Secured Loans and New Secured Private Notes may be repaid prior to maturity at our option in whole or in part from time to time at a price equal to 100% of the principal amount repaid, plus accrued and unpaid interest to the payment date.

Prior to August 1, 2012, the New Secured Public Notes may be redeemed at our option in whole or in part from time to time (so long as the New Secured Loans and New Secured Private Notes are no longer outstanding)

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

at a price equal to accrued and unpaid interest on the principal amount being redeemed plus the greater of (i) 100% of the principal amount being redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the principal amount being redeemed discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate (as defined in the Indenture for the New Secured Public Notes), plus 30 basis points. Notwithstanding the foregoing, prior to August 1, 2012, the New Secured Public Notes may also be redeemed at our option in whole or in part from time to time at a price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to the date of redemption, but without payment of any premium, with Realized Proceeds (as defined in the New Debt Agreements) so long as there are no New Secured Loans and New Secured Private Notes outstanding.

Scheduled Amortization – The following tables set forth the aggregate scheduled amortization (“Aggregate Scheduled Amortization Amounts”) on the New Secured Loans and the New Secured Private Notes. The New Secured Public Notes are not subject to amortization or other mandatory redemptions. Under the terms of the New Debt Agreements, we may defer payment of up to $200 million of the Aggregate Scheduled Amortization Amounts prior to June 30, 2013, which payment deferral is reflected in the table below.

Date	Aggregate Scheduled Amortization Amounts
December 31, 2011	$—
June 30, 2012	$—
December 31, 2012	$120
June 30, 2013	$500
Final Maturity	Outstanding Balance

The New Secured Loans and New Secured Private Notes are subject to mandatory redemptions including (i) 100% of the net cash flow proceeds of certain debt incurred, (ii) 50% of the net cash flow proceeds of any capital stock issued after the June 28, 2012, (iii) an applicable prepayment percentage of any Realized Proceeds, and (iv) an applicable prepayment percentage of Excess Cash Flow (as defined in the New Debt Agreements). However, we are entitled to retain the first $580 million that would otherwise be payable from any cash flow proceeds from debt incurred, capital stock issued, Realized Proceeds or Excess Cash Flow for new investments or other general corporate purposes. The applicable prepayment percentage is 50% if the aggregate outstanding principal amount of the New Secured Debt is greater than or equal to $950 million and 25% if it is less than $950 million. Any above mandatory redemptions will be applied to the payment of the Aggregate Scheduled Amortization Amounts in direct order of maturity.

Interest – The New Secured Loans and New Floating Rate Secured Public Notes bear interest at a rate per annum of equal to one, two, three or six-month LIBOR, subject to a LIBOR floor of 2% per annum, plus the Applicable Percentage, as defined below, in effect at such time. The New Secured Private Notes and New Fixed Rate Secured Public Notes bear interest at 2.46% per annum, plus the Applicable Percentage in effect at the time. The applicable percentage (“Applicable Percentage”) is 6.50% when the aggregate outstanding amount of the New Secured Debt is greater than or equal to $1 billion and 5.50% when the aggregate outstanding amount is less than $1 billion.

In addition, the Applicable Percentage for the New Secured Debt will increase by an additional 0.50% per annum if we fail to pay any of the minimum amortization amounts (“Aggregate Penalty Amortization Amounts”) on the New Secured Loans and New Secured Private Notes set forth in the table below when due (on a

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

cumulative basis for each failure, if applicable), for each succeeding day until any unpaid Aggregate Penalty Amortization Amounts have been paid.

Date	Aggregate Penalty Amortization Amounts
December 31, 2011	$ 70
June 30, 2012	$100
December 31, 2012	$300
June 30, 2013	$350
Final Maturity	Outstanding Balance

Fees – We are required to pay an extension fee in an amount equal to 1% of the aggregate principal amount of the New Secured Debt outstanding on each of December 30, 2011 and December 31, 2012, payable on such date.

Security and Ranking – The New Secured Debt is a senior obligation of the company and is secured by a first priority lien (subject to certain permitted liens) on substantially all of our existing and hereafter acquired unencumbered assets.

Covenants – The financial covenants under the New Debt Agreements include (i) maintenance of a minimum ratio of adjusted operating cash flow to interest expense and (ii) a minimum ratio of pledged assets to secured debt, tested on a quarterly basis. Additional covenants include (i) restrictions on the incurrence of certain additional debt, (ii) restrictions on acquisitions and investments, and (iii) restrictions on the payments of dividends and other distributions. However, we are permitted under the New Debt Agreements to pay dividends to the extent necessary in order to maintain our RIC status provided that such dividends are paid in additional shares of our common stock to the extent allowed by IRS Revenue Procedure 2010-12. There are no limitations in the New Debt Agreements on our payment of cash dividends provided that (i) we maintain an asset coverage ratio of at least 200% as required by the 1940 Act, (ii) we are in pro forma compliance with all financial covenants under the New Debt Agreements, (iii) there are no defaults outstanding under the New Debt Agreements, and (iv) the aggregate principal amount of the New Secured Debt outstanding is less than or equal to $1.4 billion.

Interest Rate Swap Agreements – As of December 31, 2009, the counterparties under certain of our interest rate swap and foreign exchange agreements could declare an early termination event primarily due to the then outstanding defaults under our primary unsecured debt arrangements which triggered certain cross-default and cross-acceleration events of default under certain of our interest rate swap and foreign exchange agreements. As a result, the counterparties had the right to terminate these hedging agreements, which had a fair value of $36 million and a termination liability of $45 million as of December 31, 2009. As discussed above, on June 28, 2010, we completed a refinancing of all of our primary unsecured arrangements and obtained a waiver from our respective creditors of such defaults. As of June 30, 2010, we were not in default under any of our interest rate swap or foreign exchange agreements. In addition, in connection with our refinancing transaction, we granted to the counterparties under these interest rate swap and foreign exchange agreements a first priority lien (subject to certain permitted liens) on substantially all of our existing and hereafter acquired unencumbered assets pari passu with the New Secured Debt, so long as the New Secured Debt is outstanding.

Stock Issuance

At a special meeting of stockholders on February 12, 2010, our stockholders approved a proposal authorizing us to sell shares of our common stock in one or more offerings below the NAV per share, subject to

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

certain limitations, including the prior approval of our Board of Directors. Our prior authorization to issue a certain number of shares of our common stock at a price below NAV per share expired on February 19, 2010. The authorization approved at the special meeting commenced on February 19, 2010 and expires on February 12, 2011. The number of shares of common stock that may be issued below NAV per share is limited to a maximum of 58,324,930 shares, which was 20% of the number of shares outstanding as of the record date for this year’s special meeting, subject to adjustment for shares issued following the occurrence of events such as stock splits, stock dividends, distributions and recapitalizations.

In April 2010, we completed a registered direct offering of 58,300,000 shares of our common stock to a group of institutional investors at a price of $5.06 per share, which was below our NAV per share. Upon completion of the offering, we received gross proceeds of approximately $295 million.

AMERICAN CAPITAL, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(in millions, except per share data)

Note 20. Selected Quarterly Data (Unaudited)

The following tables present our quarterly financial information for the fiscal years ended December 31, 2009 and 2008:

	Three Months Ended				Year Ended December 31, 2009
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009
Total operating income	$195	$140	$193	$169	$697
Net operating income (“NOI”)	$64	$20	$32	$19	$135
Net (decrease) increase in net assets resulting from operations	$(547)	$(547)	$77	$107	$(910)
NOI per basic common share	$0.31	$0.09	$0.12	$0.07	$0.56
NOI per diluted common share	$0.31	$0.09	$0.11	$0.07	$0.56
Net (loss) earnings per basic common share	$(2.65)	$(2.52)	$0.30	$0.38	$(3.77)
Net (loss) earnings per diluted common share	$(2.65)	$(2.52)	$0.27	$0.38	$(3.77)
Weighted average basic shares outstanding	206.6	217.0	256.5	283.2	241.1
Weighted average diluted shares outstanding	206.6	217.0	284.3	284.3	241.1

	Three Months Ended				Year Ended December 31, 2008
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008
Total operating income	$292	$263	$278	$218	$1,051
Net operating income	$151	$145	$153	$44	$493
Net decrease in net assets resulting from operations	$(813)	$(70)	$(548)	$(1,684)	$(3,115)
NOI per basic common share	$0.77	$0.71	$0.74	$0.21	$2.42
NOI per diluted common share	$0.77	$0.71	$0.74	$0.21	$2.42
Net loss per basic common share	$(4.16)	$(0.34)	$(2.63)	$(8.13)	$(15.29)
Net loss per diluted common share	$(4.16)	$(0.34)	$(2.63)	$(8.13)	$(15.29)
Weighted average basic shares outstanding	195.2	204.4	208.1	207.1	203.7
Weighted average diluted shares outstanding	195.2	204.4	208.1	207.1	203.7